   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2003

                  REGISTRATION NOS. 333-      ; 333-      -01; AND 333-      -02
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

           UNION OIL COMPANY                           CALIFORNIA                               95-1315450
             OF CALIFORNIA
          UNOCAL CORPORATION                            DELAWARE                                95-3825062
        UNOCAL CAPITAL TRUST II                         DELAWARE                             TO BE APPLIED FOR
---------------------------------------  ---------------------------------------  ---------------------------------------
(Exact name of registrant as specified       (State or other jurisdiction of       (I.R.S. Employer Identification Nos.)
            in its charter)                           incorporation
                                                    or organization)

                             ---------------------
                       2141 ROSECRANS AVENUE, SUITE 4000
                          EL SEGUNDO, CALIFORNIA 90245
                                 (310) 726-7600
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                             ---------------------
                           CHARLES O. STRATHMAN, ESQ.
                     VICE PRESIDENT AND CHIEF LEGAL OFFICER
                       2141 ROSECRANS AVENUE, SUITE 4000
                          EL SEGUNDO, CALIFORNIA 90245
                                 (310) 726-7600
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
                             ---------------------
                                   COPIES TO:

              DANIEL A. NEFF, ESQ                            JEFFREY R. HUDSON, ESQ.
               DAVID C. KARP, ESQ                          GIBSON, DUNN & CRUTCHER LLP
         WACHTELL, LIPTON, ROSEN & KATZ                       333 SOUTH GRAND AVENUE
              51 WEST 52ND STREET                         LOS ANGELES, CALIFORNIA 90071
               NEW YORK, NY 10019                                 (213) 229-7000
                 (212) 403-1000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
                             ---------------------
    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
              TITLE OF EACH CLASS                  AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
        OF SECURITIES TO BE REGISTERED             REGISTERED(1)          UNIT(2)             PRICE(2)        REGISTRATION FEE(8)
---------------------------------------------------------------------------------------------------------------------------------
Union Oil debt securities......................
Unocal common stock ($1.00 par value)(3).......
Unocal preferred stock ($0.10 par value)(3)....
Unocal and Union Oil warrants(4)...............
Unocal guarantees of Union Oil debt
  securities(5)................................
Unocal stock purchase contracts and stock
  purchase units(3)............................   $1,200,000,000           100%            $1,200,000,000          $110,400
Trust preferred securities of Unocal Capital
  Trust II representing indirectly undivided
  beneficial interests in junior subordinated
  debentures of Unocal held by Unocal Capital
  Trust II(6)..................................
Unocal guarantees of trust preferred securities
  of Unocal Capital Trust II(7)................
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
                                                        (footnotes on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)
---------------

(1) There is being registered hereunder such indeterminate number or amount, as applicable, of debt securities, common stock, preferred stock, warrants, stock purchase contracts (representing rights to purchase common stock or preferred stock), stock purchase units and guarantees of Union Oil Company of California and Unocal Corporation, as applicable, and trust preferred securities of Unocal Capital Trust II, as may from time to time be issued at indeterminate prices, and as may be issuable upon conversion, redemption, exchange or exercise of any securities registered hereunder, including under any applicable antidilution provisions, with an aggregate initial offering price not to exceed $1,200,000,000 in United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, such greater amount is being registered as shall result in aggregate net proceeds not in excess of $1,200,000,000 to the registrants (or, if any securities are issued with an offering price payable in a foreign currency, foreign currency unit or composite currency, such amount is being registered as shall result in an aggregate initial offering price equivalent to $1,200,000,000 at the time of initial offering), less the dollar amount of any securities previously issued hereunder. The aggregate amount of equity securities registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. Any securities registered hereunder may be sold separately, in combination or as units with other securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.

(3) Includes an indeterminate number of shares of common stock and preferred stock to be issued by Unocal upon settlement of the stock purchase contracts. Each share of common stock includes one preferred share purchase right. No separate consideration is payable for the preferred share purchase rights.

(4) Warrants to purchase Union Oil debt securities or Unocal preferred stock or common stock may be sold separately or with such debt securities, preferred stock or common stock.

(5) The Union Oil debt securities will be fully and unconditionally guaranteed as to the payment of principal, interest and premium, if any, by Unocal. Such guarantees are also being registered hereunder. No separate consideration will be received by Unocal for such guarantees.

(6) The junior subordinated debentures registered hereunder that may be issued by Unocal and sold to Unocal Capital Trust II may later be distributed for no additional consideration to the holders of trust preferred securities of such Trust upon the distribution of the assets of such Trust.

(7) The Unocal Capital Trust II trust preferred securities will be guaranteed as to the payment of principal, interest and premium, if any, by Unocal. Such guarantees are also being registered hereunder. No consideration will be received by Unocal for such guarantees.

(8) Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement is a combined prospectus relating also to $338.8 million aggregate initial offering price of the securities registered and remaining unissued under a registration statement filed by the registrants on July 2, 1998 (Registration Nos. 333-58415, 333-58415-01 and 333-58415-02) and declared effective by the Securities and Exchange Commission on July 15, 1998. The filing fee paid by the registrants in connection with the remaining unsold securities under such prior registration statement is offset, pursuant to Rule 457(p) under the Securities Act, against the filing fee due in connection with this registration statement, resulting in a net paid filing fee of $110,400. This registration statement, which is a new registration statement, also constitutes a post-effective amendment to such prior registration statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with
    Section 8(c) of the Securities Act.

                                EXPLANATORY NOTE

     This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

     - senior and subordinated debt securities of Union Oil guaranteed by Unocal, common stock and preferred stock of Unocal, warrants to purchase Union Oil's debt securities or Unocal's common stock or preferred stock, and stock purchase contracts and stock purchase units of Unocal; and

     - trust preferred securities of Unocal Capital Trust II, junior subordinated debentures of Unocal and guarantees by Unocal of trust preferred securities that may be issued by Unocal Capital Trust II.

     Under the "shelf" offering process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $1,538,800,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY   , 2003

PROSPECTUS

                                 [UNOCAL LOGO]

                                 $1,538,800,000

                        UNION OIL COMPANY OF CALIFORNIA

                DEBT SECURITIES GUARANTEED BY UNOCAL CORPORATION
                                      AND
                      WARRANTS TO PURCHASE DEBT SECURITIES
                             ---------------------

                               UNOCAL CORPORATION

                                  COMMON STOCK
                                PREFERRED STOCK
     WARRANTS TO PURCHASE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK
                                      AND
               STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     By this prospectus, Union Oil Company of California may offer, from time to time, in one or more series, senior or subordinated debt securities, guaranteed by Unocal Corporation, and warrants to purchase those debt securities, and Unocal Corporation may offer, from time to time, shares of its common stock or preferred stock, warrants to purchase such shares of common stock or preferred stock or Union Oil's debt securities, stock purchase contracts representing rights to purchase such shares of common stock or preferred stock and stock purchase units. The securities offered by this prospectus will have a maximum aggregate offering price of $1,538,800,000.

     Union Oil and Unocal may sell these securities to or through underwriters, to other purchasers and/or through agents, on a continuous or delayed basis.

     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any supplement carefully before investing. In particular, YOU SHOULD READ THE RISK FACTORS BEGINNING ON PAGE 4.

     As used in this prospectus, except under "Description of Debt Securities" or if we say otherwise, the terms "Unocal," "we," "us" and "our" refer to Unocal Corporation. As used under "Description of Debt Securities," the terms "Union Oil," "we," "us" and "our" refer to Union Oil Company of California.
                             ---------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------
                The date of this Prospectus is           , 2003.

                               TABLE OF CONTENTS

Where You Can Find More Information.........................    2
Unocal and Union Oil........................................    3
Risk Factors................................................    4
Special Note on Forward-Looking Statements..................   10
Use of Proceeds.............................................   11
Ratios of Earnings to Fixed Charges.........................   11
Description of Debt Securities..............................   12
Description of Preferred Stock..............................   28
Description of Capital Stock................................   32
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   36
Description of Warrants.....................................   36
Limitations on the Issuance of Bearer Securities............   38
Plan of Distribution........................................   40
Validity of the Securities..................................   42
Experts.....................................................   42

                      WHERE YOU CAN FIND MORE INFORMATION

     Unocal is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference facilities. Unocal's SEC filings are also available to the public over the Internet, at the SEC's web site at http://www.sec.gov, and through the New York Stock Exchange, where Unocal's common stock is listed under the symbol "UCL," at 20 Broad Street, New York, New York 10005.

     We and Union Oil have filed registration statements with the SEC on Form S-3 pursuant to the Securities Act of 1933, or Securities Act, for the securities offered by this prospectus. In accordance with the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statements of which it forms a part. For further information regarding the securities offered by this prospectus, you may examine our registration statements and the documents incorporated therein by reference, without charge, at the SEC's public reference facilities identified above.

     The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and where applicable supersede information contained or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or Exchange Act, until we complete our offering of the securities under this registration statement:

          a. Our Annual Report on Form 10-K, as amended by Amendments Nos. 1 and 2 on Form 10-K/A, for the fiscal year ended December 31, 2001;

          b. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, our Quarterly Report on Form 10-Q, as amended by Amendments Nos. 1 and 2 on Form 10-Q/A, for the quarterly period ended June 30, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002;

          c. Our Current Reports on Form 8-K dated (date of earliest event reported) January 22 and 24, March 27, April 8 and 25, June 10 and 20, August 2 and 20, September 4, 13, 18, 25, and 27 (as amended by Amendment No. 1 on Form 8-K/A filed on October 11, 2002), October 1, 8, 24 and 30, November 12, December 3 and 26, 2002, and January 28 and February 4, 2003; and

          d. The description of the Preferred Share Purchase Rights associated with our common stock, included in our Current Report on Form 8-K dated January 5, 2000, as such rights have been amended as set forth in our Current Reports on Form 8-K dated (date of earliest event reported) March 27 and August 2, 2002. The descriptions of the 6.25% Trust Convertible Preferred Securities of Unocal Capital Trust, (the "Trust Convertible Preferred Securities"), the guarantee thereof by us, and our 6.25% Convertible Junior Subordinated Debentures (the rights and terms of which may materially limit or qualify the rights evidenced by, or amounts payable with respect to, our common stock) set forth under the captions "Description of the Trust Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," and "Effect of Obligations under the Convertible Debentures and the Guarantee" in the prospectus dated August 7, 1996, included in the Registration Statement on Form S-4 of Unocal and Unocal Capital Trust filed on July 30, 1996, as amended by Pre-Effective Amendment No. 1 filed on August 7, 1996.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of those documents.

     We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon his or her written or oral request at the address described below, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.

                        Stockholder Services Department
                               Unocal Corporation
                       2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (800) 252-2233

     You may also obtain copies of some of these documents at our web site at http://www.unocal.com.

                              UNOCAL AND UNION OIL

     We were incorporated in Delaware in 1983 to operate as the parent company of Union Oil. Union Oil was incorporated in California in 1890. We conduct substantially all of our operations through Union Oil and Union Oil's subsidiaries.

     Through our subsidiaries, we are one of the world's largest independent oil and gas exploration and production companies, with principal operations in North America and Asia. We are also a leading producer of geothermal energy and a provider of electrical power in Asia. Other activities include ownership in proprietary and common carrier pipelines, natural gas storage facilities and the marketing of hydrocarbon commodities.

     Our and Union Oil's principal executive offices are located at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and the telephone number at that address is (310) 726-7600.

                                  RISK FACTORS

     Our subsidiaries' business activities are subject to hazards and risks, including those described below. If any of those events should occur, our business, financial condition and/or results of operations could be materially harmed, and you could lose part or all of your investment. Additional risks relating to the securities you propose to buy may be included in the prospectus supplement relating to those securities. Before making an investment in the securities offered by this prospectus, you should carefully consider all the material risks described below and in the prospectus supplement relating to the securities you propose to buy, as well as the other information contained in those documents and in the documents incorporated by reference in this prospectus, as described under "Where You Can Find More Information."

OUR PROFITABILITY IS HIGHLY DEPENDENT ON THE PRICES OF CRUDE OIL, NATURAL GAS AND NATURAL GAS LIQUIDS, WHICH HAVE HISTORICALLY BEEN VERY VOLATILE.

     Our revenues, profitability, cash flow and future rate of growth are highly dependent on the prices of crude oil, natural gas and natural gas liquids, which are affected by numerous factors beyond our control. Oil and gas liquids and gas prices historically have been very volatile. For example, our lower 48 U.S. gas prices declined significantly in 2001 from the very high levels reached in the second half of 2000 and early 2001. A significant downward trend in commodity prices would have a material adverse effect on our revenues, profitability and cash flow and could result in a reduction in the carrying value of our oil and gas properties and the amounts of our proved oil and gas reserves.

OUR HEDGING AND SPECULATING ACTIVITIES MAY PREVENT US FROM BENEFITING FROM PRICE INCREASES AND MAY EXPOSE US TO OTHER RISKS.

     To the extent that we engage in hedging activities to endeavor to protect ourselves from price volatility, we may be prevented from realizing the benefits of price increases above the levels of the hedges. In addition, we engage in speculative trading in hydrocarbon commodities and derivative instruments in connection with our risk management activities, which subjects us to additional risk.

OUR DRILLING ACTIVITIES MAY NOT BE PRODUCTIVE.

     Drilling for oil and gas involves numerous risks, including the risk that we will not encounter commercially productive oil or gas reservoirs. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     - unexpected drilling conditions;

     - pressure or irregularities in formations;

     - equipment failures or accidents;

     - fires, explosions, blow-outs and surface cratering;

     - marine risks such as capsizing, collisions and hurricanes;

     - adverse weather conditions; and

     - shortages or delays in the delivery of equipment.

     Our future drilling activities may not be successful and, if unsuccessful, this failure could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons. Because of the percentage of our capital budget devoted to higher risk exploratory projects, it is likely that we will continue to experience significant exploration and dry hole expenses.

     As part of our strategy, we explore for oil and gas offshore, often in deep water or at deep drilling depths, where operations are more difficult and costly than on land or than at shallower depths and in shallower waters. Deepwater operations may require a significant amount of time between a discovery and the time that we can produce and market the oil or gas, increasing both the financial and operational risks involved with these activities.

WE MAY NOT BE INSURED AGAINST ALL OF THE OPERATING RISKS TO WHICH OUR BUSINESS IS EXPOSED.

     Our business is subject to all of the operating risks normally associated with the exploration for and production of oil and gas, including blowouts, cratering and fire, any of which could result in damage to, or destruction of, oil and gas wells or formations or production facilities and other property and injury to persons. As protection against financial loss resulting from these operating hazards, we maintain insurance coverage, including certain physical damage, comprehensive general liability and worker's compensation insurance. However, we are not fully insured against all risks in our business. The occurrence of a significant event against which we are not fully insured could have a material adverse effect on our results of operations and possibly on our financial position.

MATERIAL DIFFERENCES BETWEEN ESTIMATED AND ACTUAL TIMING OF CRITICAL EVENTS MAY AFFECT COMPLETION OF AND COMMENCEMENT OF PRODUCTION FROM DEVELOPMENT PROJECTS.

     We are involved in several large development projects, principally offshore. Key factors that may affect the timing and outcome of those projects include: project approvals by joint venture partners; timely issuance of permits and licenses by governmental agencies; manufacturing and delivery schedules of critical equipment, such as offshore platforms, and commercial arrangements for pipelines and related equipment to transport and market hydrocarbons. Delays and differences between estimated and actual timing of critical events may affect the completion of and commencement of production from projects.

OUR OIL AND GAS RESERVE DATA AND FUTURE NET REVENUE ESTIMATES ARE UNCERTAIN.

     Estimates of reserves by necessity are projections based on engineering data, the projection of future rates of production and the timing of future expenditures. We base the estimates of our proved oil and gas reserves and projected future net revenues on reserve reports we prepare. The process of estimating oil and gas reserves requires substantial judgment on the part of the petroleum engineers, resulting in imprecise determinations, particularly with respect to new discoveries. Different reserve engineers may make different estimates of reserve quantities and revenues attributable to those reserves based on the same data. Future performance that deviates significantly from reserve reports could have a material adverse effect on our business and prospects, as well as on the amounts and carrying values of such reserves.

     Fluctuations in the prices of oil and natural gas have the effect of significantly altering reserve estimates, because the economic projections inherent in the estimates may reduce or increase the quantities of recoverable reserves. We may not realize the prices our reserve estimates reflect or produce the estimated volumes during the periods those estimates reflect. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates.

     Any downward revision in our estimated quantities of reserves or of the carrying values of our reserves could have adverse consequences on our financial results, such as increased depreciation, depletion and amortization charges and/or impairment charges, which would reduce earnings and stockholders' equity.

IF WE FAIL TO FIND OR ACQUIRE ADDITIONAL RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE MATERIALLY FROM THEIR CURRENT LEVELS.

     The rate of production from oil and gas properties generally declines as reserves are depleted. Except to the extent we conduct successful exploration and development activities or, through engineering studies, identify additional productive zones or secondary recovery reserves, or acquire additional properties containing proved reserves, our proved reserves will decline materially as oil and gas is produced. Future oil and gas production is, therefore, highly dependent on our level of success in finding or acquiring additional reserves.

OUR GROWTH DEPENDS SIGNIFICANTLY ON OUR ABILITY TO ACQUIRE OIL AND GAS PROPERTIES ON A PROFITABLE BASIS.

     Acquisitions of producing oil and gas properties have been a key element of maintaining and growing our reserves and production in recent years, particularly in North America. The success of any acquisition will depend on a number of factors, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attainable from reserves and to assess future abandonment and possible future environmental liabilities.

     There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and actual future production rates and associated costs and potential liabilities with respect to acquired properties. Actual results may vary substantially from those assumed in the estimates.

WE ARE SUBJECT TO DOMESTIC GOVERNMENTAL RISKS THAT MAY IMPACT OUR OPERATIONS.

     Our domestic operations have been, and at times in the future may be, affected by political developments and by federal, state and local laws and regulations such as restrictions on production, changes in taxes, royalties and other amounts payable to governments or governmental agencies, price controls and environmental protection regulations.

GLOBAL POLITICAL AND ECONOMIC DEVELOPMENTS MAY IMPACT OUR OPERATIONS.

     Political and economic factors in international markets may have a material adverse effect on our operations. On an equivalent-barrel basis, over one-half of our oil and gas production in 2002 was outside the United States, and approximately two-thirds of our proved oil and gas reserves at December 31, 2002 were located outside of the United States. All of our geothermal operations and reserves are located outside the United States.

     There are many risks associated with operations in international markets, including changes in foreign governmental policies relating to crude oil, natural gas liquids, natural gas and geothermal steam pricing and taxation, other political, economic or diplomatic developments, changing political conditions and international monetary fluctuations. These risks include:

     - political and economic instability or war;

     - the possibility that a foreign government may seize our property with or without compensation;

     - confiscatory taxation;

     - legal proceedings and claims arising from our foreign investments or operations;

     - a foreign government attempting to renegotiate or revoke existing contractual arrangements;

     - fluctuating currency values and currency controls; and

     - constrained natural gas markets dependent on demand in a single or limited geographical area.

     Actions of the United States government through tax and other legislation, executive order and commercial restrictions can adversely affect our operating profitability overseas, as well as in the U.S. The United States government can prevent or restrict us from doing business in foreign countries. These restrictions and those of foreign governments have in the past limited our ability to operate in or gain access to opportunities in various countries. Various agencies of the United States and other governments have from time to time imposed restrictions on our ability to operate in or gain attractive opportunities in various countries. Actions by both the United States and host governments have affected operations significantly in the past and will continue to do so in the future.

THE OIL AND GAS EXPLORATION AND PRODUCTION INDUSTRY IS VERY COMPETITIVE, AND MANY OF OUR EXPLORATION AND PRODUCTION COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO.

     Strong competition exists in all sectors of the oil and gas exploration and production industry and, in particular, in the exploration and development of new reserves. We compete with major integrated and other independent oil and gas companies for the acquisition of oil and gas leases and other properties, for the equipment and labor required to explore, develop and operate those properties and in the marketing of oil and natural gas production. Many of our competitors have financial and other resources substantially greater than those available to us. As a consequence, we may be at a competitive disadvantage in bidding for drilling rights. In addition, many of our larger competitors may have a competitive advantage when responding to factors that affect the demand for oil and natural gas production, such as changes in worldwide prices and levels of production, the cost and availability of alternative fuels and the application of government regulations. We also compete in attracting and retaining personnel, including geologists, geophysicists, engineers and other specialists.

ENVIRONMENTAL COMPLIANCE AND REMEDIATION HAVE RESULTED IN AND COULD CONTINUE TO RESULT IN INCREASED OPERATING COSTS AND CAPITAL REQUIREMENTS.

     Our operations are subject to numerous laws and regulations relating to the protection of the environment. We have incurred, and will continue to incur, substantial operating, maintenance, remediation and capital expenditures as a result of these laws and regulations. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of contamination may require us to make material expenditures or subject us to liabilities beyond what we currently anticipate. In addition, any failure by us to comply with existing or future laws could result in civil or criminal fines and other enforcement action against us.

     Our past and present operations and those of companies we have acquired expose us to civil claims by third parties for alleged liability resulting from contamination of the environment or personal injuries caused by releases of hazardous substances.

     For example:

     - we are investigating or remediating contamination at a large number of formerly and currently owned or operated sites and have recently announced additional charges relating to some of these sites; and

     - we have been identified as a potentially responsible party at several Superfund and other multi-party sites where we or our predecessors are alleged to have disposed of wastes in the past.

     Environmental laws are subject to frequent change and many of those laws have become more stringent. In some cases, they can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and impose liability on us for the conduct of others or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them.

     It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental and legal matters and other contingencies because:

     - some sites are in the early stages of investigation, and other sites may be identified in the future;

     - cleanup requirements are difficult to predict at sites where remedial investigations have not been completed or final decisions have not been made regarding cleanup requirements, technologies or other factors that bear on cleanup costs;

     - environmental laws frequently impose joint and several liability on all potentially responsible parties, and it can be difficult to determine the number and financial condition of other potentially responsible parties and their shares of responsibility for cleanup costs;

     - environmental laws and regulations are continually changing, and court proceedings are inherently uncertain; and

     - some legal matters are in the early stages of investigation or proceeding or their outcomes otherwise may be difficult to predict, and other legal matters may be identified in the future.

     Although our management believes that it has established appropriate reserves for cleanup costs, due to these uncertainties, we could be required to provide significant additional reserves in the future, which could adversely affect our results of operations and possibly our financial position.

     More detailed information with respect to the matters discussed above is set forth under the caption "Environmental Regulation" in our amended 2001 Annual Report on Form 10-K/A and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, which reports are incorporated into this prospectus by reference. Our fourth quarter 2002 reported preliminary net earnings included after-tax provisions of approximately $25 million ($40 million pre-tax) for additional reserves for environmental remediation. Most of the provisions, which resulted from our regular quarterly review of remediation obligations, related to facilities previously sold with retained responsibilities and to formerly operated sites. Most of the provisions were included in our reported September 30, 2002 estimate of possible additional remediation costs. However, we expect to add approximately another $25 million to the aggregate of possible additional remediation costs as of December 31, 2002.

WE DEPEND UPON PAYMENTS FROM OUR SUBSIDIARIES.

     We conduct substantially all of our operations through Union Oil, Pure Resources, Inc. and other subsidiaries. Our principal sources of cash are dividends and advances from our subsidiaries, investments, payments by subsidiaries for services rendered and interest payments from subsidiaries on cash advances. The amount of cash and income available to us from our subsidiaries largely depends upon each subsidiary's earnings and operating and capital requirements. In addition, the ability of our subsidiaries to make any payments or transfer funds will depend on the subsidiaries' earnings, business and tax considerations and legal restrictions. Failure to receive adequate cash and income from our subsidiaries could jeopardize our ability to make payments on debt securities we issue, including those held by Unocal Capital Trust or that we may issue to Unocal Capital Trust II, to satisfy our guarantees of debt securities of Union Oil and the trust preferred securities of Unocal Capital Trust or that Unocal Capital Trust II may issue, and to pay dividends on our common stock and any preferred stock we may issue.

OUR DEBT LEVEL MAY LIMIT OUR FINANCIAL FLEXIBILITY.

     As of December 31, 2002, our preliminary, unaudited consolidated balance sheet showed approximately $3.0 billion of total debt outstanding. In addition, Unocal Capital Trust, a consolidated finance subsidiary, has $522 million of convertible trust preferred securities outstanding, which represent beneficial interests in a like amount of subordinated debt we issued to that trust. We may incur additional debt in the future, including in connection with acquisitions, recapitalizations and refinancings. The level of our debt could have several important effects on our future operations, including, among others:

     - a significant portion of our cash flow from operations will be applied to the payment of principal and interest on the debt and will not be available for other purposes;

     - credit rating agencies have changed, and may continue to change, their ratings of our debt and other obligations as a result of changes in our debt level, financial condition, earnings and cash flow, which in turn impacts the costs, terms and conditions and availability of financing;

     - covenants contained in our existing and future debt arrangements will require us to meet financial tests that may affect our flexibility in planning for and reacting to changes in our business, including possible acquisition opportunities;

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited or burdened by increased costs or more restrictive covenants;

     - we may be at a competitive disadvantage to similar companies that have less debt; and

     - our vulnerability to adverse economic and industry conditions may increase.

A CHANGE OF CONTROL OF US COULD RESULT IN THE ACCELERATION OF OUR OUTSTANDING BANK BORROWINGS AND TRIGGER VARIOUS CHANGE-OF-CONTROL PROVISIONS INCLUDED IN EMPLOYEE AND DIRECTOR PLANS AND AGREEMENTS.

     Two bank credit facilities guaranteed by us, under which Union Oil can borrow an aggregate of up to $1.0 billion, provide for the termination of their loan commitments and require the prepayment of all outstanding borrowings under the facilities in the event that (1) any person or group becomes the beneficial owner of more than 30 percent of our then-outstanding voting stock other than in a transaction having the approval of our board of directors, at least a majority of which are continuing directors, or (2) our continuing directors cease to constitute at least a majority of the board. If this situation were to occur, we and Union Oil would likely be required to refinance the outstanding indebtedness under these credit facilities. There can be no assurance that we would be able to refinance this indebtedness or, if a refinancing were to occur, that the refinancing would be on terms favorable to us.

     Under various employee and director plans and agreements, in the event of a change in control, restricted stock would become unrestricted, unvested options and phantom units would vest, performance shares, performance bonus awards and incentive compensation would be paid out, and directors' units would be paid out if the director has so elected. We are also party to employment agreements and other agreements with certain of our employees containing change-of-control provisions.

     We have adopted an enhanced severance program for approximately 2,800 U.S.-payroll employees not represented by collective bargaining agreements and a limited number of international employees in the event they lose their jobs through a change of control.

WE MAY ISSUE PREFERRED STOCK, THE TERMS OF WHICH COULD ADVERSELY AFFECT THE VOTING POWER OR VALUE OF OUR COMMON STOCK.

     Our certificate of incorporation authorizes our board of directors to issue, without the approval of our stockholders, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as the board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we could grant holders of preferred stock the right to elect some number of directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

PROVISIONS IN OUR CORPORATE DOCUMENTS AND DELAWARE LAW COULD DELAY OR PREVENT A CHANGE OF CONTROL OF US, EVEN IF THAT CHANGE WOULD BE BENEFICIAL TO OUR STOCKHOLDERS.

     Our certificate of incorporation and bylaws contain provisions that may make a change of control of us difficult, even if it would be beneficial to our stockholders, including:

     - provisions governing the classification, nomination and removal of directors;

     - a provision prohibiting stockholder action by written consent;

     - a provision that allows only our board of directors to call a special meeting of stockholders;

     - provisions regulating the ability of our stockholders to bring matters for action before annual stockholder meetings; and

     - the authorization given to our board of directors to issue and set the terms of preferred stock.

     In addition, we have adopted a stockholder rights plan, which would cause extreme dilution to any person or group that attempts to acquire a significant interest in Unocal without advance approval of our board of directors, while
Section 203 of the Delaware General Corporation Law would impose restrictions on mergers and other business combinations between Unocal and any holder of 15 percent or more of our outstanding common stock.

WE MAY REDUCE OR CEASE TO PAY DIVIDENDS ON OUR COMMON STOCK.

     We can provide no assurance that we will continue to pay dividends at the current rate or at all. The amount of cash dividends, if any, to be paid in the future will depend upon their declaration by our board of directors and upon our financial condition, results of operations, cash flow, the level of our capital and exploration expenditures, our future business prospects and other related matters that our board of directors deems relevant.

     In addition, under the terms of the outstanding trust preferred securities of Unocal Capital Trust and the Unocal subordinated debt securities held by that trust, we have the right, under certain circumstances to suspend the payment to that trust of interest on the subordinated debt securities, in which event the trust has the right to suspend the payment of distributions on its trust preferred securities. In this situation, we would be prohibited from paying dividends on our common stock.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Some of the statements contained or incorporated by reference in this prospectus discuss our plans and strategies for our business or state other "forward-looking statements," as this term is defined in the Private Securities Litigation Reform Act of 1995, as embodied in Section 27A of the Securities Act 1933, as amended, and Section 21E of the Securities Exchange Act 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. The words "believes," "anticipates," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, some of which our management has not yet identified. Any such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by those forward-looking statements as the result of various important factors, some of which are discussed in the "Risk Factors" section of this prospectus, at pages 59-61 of Amendment No. 2 to our 2001 Annual Report on Form 10-K/A and in other documents incorporated by reference in this prospectus.

     The factors described in the "Risk Factors" section of this prospectus and in the documents we incorporate by reference in this prospectus are not necessarily all of the important factors that could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. Accordingly, our actual results may differ from those expressed in, or implied by, our forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise, except to the extent we may be legally required to do so.

                                USE OF PROCEEDS

     Unless we say otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, which may include:

     - contributions or loans to Union Oil and/or its subsidiaries;

     - repayment and refinancing of indebtedness;

     - acquisitions; and

     - repurchases and redemptions of securities.

     Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

     The following table describes, for Unocal and Union Oil, the ratios of earnings to fixed charges for the periods indicated.

                                           AS OF AND FOR THE
                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,      AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                           -----------------    -----------------------------------------
                                           2002        2001     2001     2000     1999     1998     1997
                                           -----       -----    -----    -----    -----    -----    -----
Ratio of Earnings to Fixed Charges:
  Unocal.................................  3.0x        6.6x     5.2x     5.2x     1.9x     1.9x     3.0x
  Union Oil..............................  3.4x        7.5x     5.9x     5.9x     2.1x     2.2x     3.4x

     For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations (before discontinued operations and the cumulative effect of a change in an accounting principle) before taxes on income and fixed charges. "Fixed charges" consist of interest on indebtedness and capital lease obligations, amortization of debt discount, debt premium and issuance expense and that portion of operating lease expense which is representative of the interest factor (assumed to be one third), and, in the case of Unocal, distributions on convertible preferred securities.

                         DESCRIPTION OF DEBT SECURITIES

     As used in this section entitled "Description of Debt Securities," except as otherwise noted, the terms "Union Oil," "we," "us" and "our" refer to Union Oil Company of California. We have summarized below the terms that apply generally to all series of debt securities we may issue, the payment of which will be fully and unconditionally guaranteed by Unocal. The financial and other specific terms that apply to a particular series of debt securities will be described in the prospectus supplement relating to that series. Those specific terms will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. Therefore, the statements we make in this section may not apply to a particular series of debt securities. In addition, since we have included (and any prospectus supplement will include) only a summary of the provisions of the debt securities, you must refer to the relevant indenture and its associated documents, including any debt security you may purchase, for the full legal text of the matters described in this section and any applicable prospectus supplement.

     We may issue senior and/or subordinated debt securities. The senior debt securities will be issued under an indenture dated as of February 3, 1995, among us, Unocal, as guarantor, and J.P. Morgan Trust Company, National Association, as successor trustee, unless a different trustee is specified in the prospectus supplement relating to a particular series of senior debt securities. The subordinated debt securities will be issued under an indenture to be entered into among us, Unocal, as guarantor, and a trustee to be named in the prospectus supplement relating to a particular series of subordinated debt securities. The indentures and the related debt securities are filed as exhibits to the registration statement of which this prospectus forms a part. When we refer to the indenture or the trustee with respect to any particular debt securities, we mean the indenture under which those debt securities will be issued and the trustee under that indenture. The senior debt securities indenture incorporates, and the subordinated debt securities indenture will incorporate, the standard multiple-series indenture provisions, January 1991, of Union Oil, as issuer, and Unocal, as guarantor, dated as of January 2, 1991, which are filed as an exhibit to the registration statement of which this prospectus forms a part. The indentures are substantially identical, except for the covenants described below under "-- Indenture Covenants -- Restriction on Liens" and "-- Limitations on Sale and Leaseback," which are included only in the senior debt securities indenture, and the provisions relating to subordination described below under "-- Subordination," which are included only in the subordinated debt securities indenture.

     Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Each indenture provides that debt securities of any series may be issued under that indenture up to the aggregate principal amount which we may authorize from time to time. We may also issue debt securities pursuant to the indentures in transactions that are exempt from the registration requirements of securities laws. We will not consider those debt securities in determining the aggregate amount of securities issued under this prospectus. The indentures and the debt securities do not limit our or Unocal's ability to incur other indebtedness or to issue other securities. Also, we and Unocal are not subject to financial or similar restrictions by the terms of the debt securities, except as described below under "-- Indenture Covenants -- Restriction on Liens" and "-- Limitations on Sale and Leaseback."

GENERAL

     The senior debt securities and the subordinated debt securities will be our direct obligations, will not be secured by any of our property or assets or any property or assets of Unocal or any other subsidiary of Unocal, and will be fully and unconditionally guaranteed as to payment by Unocal. The senior debt securities will rank equally with all our other unsecured and unsubordinated indebtedness, and the related Unocal guarantees will rank equally with all other unsecured and unsubordinated indebtedness of Unocal. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of any of our "senior debt," and the related Unocal guarantees will be subordinated in right of payment to the prior payment in full of any "senior debt" of Unocal. For additional information, see "-- Subordina-tion" below. The debt securities may be issued in one or more series with the same or various maturities at prices at or above their principal amount or at a discount below their principal amount.

     Debt securities may be issued as "original issue discount" securities. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its stated maturity, an amount less than its principal amount will be payable. A debt security issued at a discount below its principal amount may, for United Stated federal income tax purposes, be treated as if it were issued with original issue discount, regardless of the amount payable upon redemption or acceleration of maturity. An original issue discount security may bear no interest or interest at a rate which at the time of issuance is below market rates. Special federal income tax considerations applicable to debt securities issued with original issue discount will be described in the applicable prospectus supplement.

     The prospectus supplement relating to a series of debt securities will specify the amounts, prices and terms of those securities. Those terms may include:

     - the title of the series of debt securities;

     - any limit on the aggregate principal amount of the series of debt securities;

     - the original price at which the debt securities will be issued, expressed as a percentage of their principal amount;

     - the authorized denominations of the debt securities, if other than $1,000 (or $5,000, in the case of any debt securities issued in bearer form) and integral multiples of $1,000 (or $5,000);

     - whether the debt securities will be issued in registered form or bearer form or both;

     - the date or dates on which the principal of the debt securities will be payable;

     - the rate or rates (which may be fixed or variable) at which any interest on the debt securities will be payable or the method by which those rates will be determined;

     - the date or dates from which any interest on the debt securities will accrue or the method by which those dates will be determined;

     - the dates on which payment of any interest on the debt securities will be payable and the record dates for those interest payment dates;

     - the place or places where the principal of, and any premium and interest on, the debt securities (and any coupons) will be payable and the place or places where the debt securities may be presented for registration of transfer and, if applicable, for conversion, exercise or exchange;

     - whether the securities are subject to any sinking fund terms, that is, whether we will deposit money on a regular basis into any separate custodial account to repay the debt securities;

     - if applicable, the circumstances under which the debt securities may be redeemed at our option or repaid at the holder's option, in whole or in part, before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

     - whether the debt security may be converted into or exercised or exchanged for debt or equity securities of Unocal or third parties, and the terms of any such conversion, exercise or exchange;

     - any covenants or events of default that are in addition to, modify or delete those described in this prospectus, which are included for the benefit of holders of the debt securities of that series;

     - the principal amount of any original issue discount debt securities that is payable on redemption or acceleration of the maturity of those securities;

     - the currency or currencies or currency unit or units of two or more currencies, if not United States dollars, in which the debt securities are denominated, for which they may be purchased, and in which payment of principal and any premium and interest will be payable, and, if the currency or currency unit is at our election or at the election of a holder, the manner in which an election may be made;

     - any index or formula used to determine the amount of payments of principal of, and any premium and interest, on the debt securities;

     - whether the debt securities will be issued in the form of one or more global securities (that is, in book-entry form in the name of a depositary), in whole or in part and, if so, the depositary or depositaries for those securities;

     - if debt securities are issued in the form of global securities, whether they will be issued initially as temporary global securities or as permanent global securities, or any combination of temporary and permanent global securities, and if any temporary global securities are issued, the requirements for certification of ownership by non-United States persons that apply prior to the issuance of a definitive bearer security or the payment of interest on a date for the payment of that interest occurring before the issuance of a definitive bearer security;

     - the names and duties of any trustees, paying agents, transfer agents, registrars or other agents for the debt securities;

     - if applicable, the circumstances under which we will pay additional amounts to any holder of debt securities who is not a United States person for tax purposes (as described under "Limitations on the Issuance of Bearer Securities") and under which we can redeem the debt securities of that series rather than pay any additional amounts;

     - if debt securities are issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus, including under "Limitations on the Issuance of Bearer Securities;"

     - whether any of the provisions described below under "-- Indenture Covenants," "-- Events of Default," "-- Subordination," "-- Form, Exchange, Registration and Transfer," or "-- Discharge and Defeasance" will not apply to, or will be modified as applied to, the debt securities of that series; and

     - any other specific terms of the debt securities, including applicable United States federal income tax consequences.

INTEREST AND FOREIGN CURRENCY

     The debt securities will bear interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

     If any of the debt securities are sold for any foreign currency or currency unit or if principal of, or any premium and interest on, any of the debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will specify the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and foreign currency or currency unit.

UNOCAL GUARANTEES

     Unocal will fully and unconditionally guarantee the full and prompt payment of:

     - the principal of, and any premium on, any debt securities and coupons we may issue, when and as the same become payable, whether at the stated maturity of the debt securities, by acceleration of the stated maturity, selection for redemption of the debt securities or otherwise; and

     - any interest on any debt securities and coupons we may issue, when and as the same become payable.

     The guarantees will remain in effect until all payments due on the debt securities have been made in full or otherwise discharged in accordance with the provisions of the indenture.

     If we default on the payment of any principal, premium or interest on any debt security and coupon, the trustee will have the right to proceed directly against Unocal without first proceeding against us or exhausting any other remedies that the holders of the debt securities may have. Any right of payment of the holders of senior debt securities under the related guarantees will be prior to the right of payment of the holders of subordinated debt securities under the related guarantees.

INDENTURE COVENANTS

     Under the indentures, we and Unocal are subject to a number of covenants, the most significant of which are described below.

  LIMITATIONS ON LIENS

     The senior debt securities indenture provides, with respect to any series of senior debt securities, that neither we, Unocal nor any other "restricted subsidiary" of Unocal may issue, assume or guarantee any indebtedness for money borrowed that is secured by a lien on:

     - any domestic "oil or gas property," that is, any interest owned by Unocal or a restricted subsidiary in land which in the opinion of Unocal's board of directors is capable of producing crude oil, natural gas or other hydrocarbons in paying quantities, and any interest in those substances, whether produced or to be produced (or in any proceeds from those substances), from those lands, other than exploration or production facilities or other improvements on those lands;

     - any principal domestic refining or manufacturing plant of Unocal or a restricted subsidiary; or

     - shares of stock or indebtedness of any restricted subsidiary,

unless the senior debt securities of that series are secured equally and ratably or on a priority basis with that indebtedness for money borrowed.

     "Restricted subsidiary" means us and any other subsidiary of Unocal (1) substantially all of the assets and operations of which are located within any one or more states of the United States and (2) the assets of which represent in excess of 2% of the total consolidated assets of Unocal and its consolidated subsidiaries.

     This negative pledge covenant, however, will not apply to:

     - liens on property or securities of a corporation when it becomes a restricted subsidiary;

     - purchase money liens, which refer generally to liens on property taken to secure the payment of all or any part of the purchase price of that property or to secure any debt incurred (prior to, at the time of or within 360 days after, the acquisition of that property) for the purpose of, or in connection with, financing all or any part of the purchase price;

     - liens existing at the time of acquisition of property pursuant to a merger, consolidation or purchase of substantially all the assets of the seller;

     - any liens securing indebtedness for money borrowed owing by a restricted subsidiary to Unocal or to another restricted subsidiary;

     - liens incurred in connection with the exploration, drilling, development, repair, alteration or improvement of a specific property;

     - liens on current assets or other personal property to secure indebtedness for money borrowed maturing in not more than one year; and

     - any extensions, renewals or replacements of any liens described in the first five bullets of this paragraph.

     Notwithstanding these restrictions, Unocal or one or more restricted subsidiaries may issue, assume or guarantee indebtedness for money borrowed secured by a lien that would otherwise be subject to those restrictions, if the aggregate amount of that indebtedness, when added to the aggregate principal amount of all indebtedness for money borrowed secured by a lien of Unocal and its restricted subsidiaries' then outstanding, does not exceed 20% of Unocal's "consolidated net assets," that is, the total amount of assets (less applicable reserves and other properly deductible items) of Unocal and its consolidated subsidiaries, minus the total amount of liabilities and liability items of Unocal and its consolidated subsidiaries, except long-term debt, stockholders' equity and deferred income taxes, which under generally accepted accounting principles would be included on Unocal's consolidated balance sheet.

     In addition, the following transactions will not be deemed to create indebtedness for borrowed money secured by a lien:

     - the sale or transfer of oil, oil shale, gas or other minerals in place for a period of time or in an amount that will allow the transferee to realize from those minerals a specified amount of money, regardless of how determined, or a specified amount of those minerals;

     - the sale or transfer of any other interest in property of the character commonly referred to as a "production payment;" and

     - the creation of any lien in favor of domestic or foreign governmental bodies or agencies to secure payment or the performance of any other obligations under any contract or statute, or to secure any indebtedness incurred for the purpose of financing or refinancing all or a part of the purchase price or the cost of construction of the property subject to that lien.

     The form of subordinated debt securities indenture does not contain any negative pledge provisions.

  LIMITATIONS ON SALE AND LEASEBACK

     The senior debt securities indenture provides, with respect to any series of senior debt securities, that Unocal will not, and will not permit us or any other restricted subsidiary of Unocal to, enter into any arrangement with any person providing for the leasing by Unocal or the restricted subsidiary of any real property in the United States (except for leases for a term of not more than five years), if that property has been or is to be sold or transferred by Unocal or the restricted subsidiary to that person or to any other person and funds have been or are to be advanced to that person on the security of the leased property, unless:

     - Unocal or the restricted subsidiary is not restricted by the provisions described above under "-- Limitations on Liens" from incurring indebtedness for borrowed money secured by a lien on that property; or

     - within 90 days of completing the transaction, Unocal applies an amount equal to the greater of (1) the fair value (as determined by its board of directors) of the property or (2) the proceeds of the sale of the property, to the retirement (other than any mandatory retirement) of long-term debt of Unocal or a restricted subsidiary, other than any indebtedness for borrowed money owned by Unocal or a restricted subsidiary or that is subordinated to the senior debt securities of that series.

     These limitations will not apply to any sale and leaseback arrangement between Unocal and any restricted subsidiary or between any pair of restricted subsidiaries.

     The form of subordinated debt securities indenture does not contain any limitations on sale and leaseback arrangements.

  RESTRICTIONS ON MERGER AND SALE OF ASSETS

     Neither we nor Unocal are permitted to consolidate with or merge into another corporation, or sell or convey our respective properties substantially as an entirety to another corporation, unless the following conditions are met:

     - if the successor corporation in the transaction is not us or Unocal, as the case may be, the successor corporation is organized under the laws of a jurisdiction in the United States and expressly assumes all of our or Unocal's obligations, as the case may be, under the debt securities of that series and the related indenture; and

     - immediately after the transaction, the surviving corporation or the corporation to which the sale or conveyance was made is not in default in the performance of any of the terms, covenant or conditions under the indenture relating to that series.

     If the conditions described above are satisfied with respect to the debt securities of any series, we and Unocal will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate with, or sell our respective assets to, any corporation.

EVENTS OF DEFAULT

     Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any one of the following events:

     - a default in the payment of any interest on any debt security of that series when due, if it continues for 30 days after written notice of the default has been given by the trustee to us or Unocal or by a holder of that debt security to us and the trustee;

     - a default in the payment of the principal of, or any premium on, a debt security of that series when due and payable;

     - a default in the deposit of any sinking fund payment (if any is required under provisions described in the applicable prospectus supplement) when due, if it continues for 30 days after written notice of the default has been given by the trustee to us or Unocal or by a holder of that debt security to us and the trustee;

     - a failure to perform in any material respect any other of our or Unocal's material covenants made in the indenture for the benefit of the relevant series, if it continues for 90 days after written notice of the default has been given by the trustee to us or Unocal or by holders of at least 25% in principal amount of the outstanding debt securities of that series to us and the trustee;

     - a default resulting in acceleration of any other indebtedness for borrowed money, in an aggregate principal amount exceeding $50,000,000, of us or Unocal under the terms of the instrument or instruments under which that indebtedness is issued or secured, unless the acceleration is annulled, or the indebtedness is discharged, or there is deposited in trust a sum of money sufficient to discharge that indebtedness, within 20 days after written notice of the default has been given by the trustee to us and Unocal or by holders of at least 25% in principal amount of the outstanding debt securities of that series to us, Unocal and the trustee; and

     - events of bankruptcy, insolvency or reorganization.

  ACCELERATION OF DEBT SECURITIES UPON AN EVENT OF DEFAULT

     Each indenture provides that if an event of default occurs and is continuing with respect to the debt securities of a series, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, Unocal and the trustee (except if the event of default is due to an event of bankruptcy, insolvency or reorganization, in which case no notice is required), may declare the principal of all debt securities of that series due and payable immediately. If, however, before any judgment or decree is entered for the payment of any amount so declared due and payable, (1) we or Unocal deposit with the trustee an amount sufficient to pay all matured installments of interest on the debt securities of that series, and any amounts payable to the trustee, and (2) all defaults under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been remedied, then the holders of a majority in aggregate principal amount of that series of outstanding debt securities may waive all past defaults and annul the declaration of acceleration and its consequences.

  LIMITATION ON ACTIONS BY INDIVIDUAL HOLDERS

     No holder of any debt security of a series will have any right to institute any proceeding against us or Unocal under the related indenture, unless:

     - the holder previously has given to the trustee written notice of an event of default with respect to that series;

     - the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding have (1) requested the trustee in writing to institute the proceeding as trustee under the indenture and (2) offered the trustee reasonable security or indemnity; and

     - for 60 days after the holders' request, the trustee has failed to institute the proceeding.

     However, the right of any holder of any debt security to institute suit for enforcement of any payment of principal of, and any interest and premium on, that security on or after the due date indicated on the security may not be impaired or affected without that holder's consent.

  INDEMNIFICATION OF TRUSTEE FOR ACTIONS TAKEN ON HOLDERS' BEHALF

     The holders of a majority in principal amount of debt securities of any series at the time outstanding may direct the time, method and place of (1) conducting any proceeding for any remedy available to the trustee or (2) exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee, however, will no be obligated to conduct any proceeding or exercise any of its rights and powers unless, among other requirements of the indenture, the holders have offered reasonable security or indemnity against any costs, expenses and liabilities the trustee may incur in complying with any such direction.

  ANNUAL CERTIFICATION

     We and Unocal will be required to furnish to the trustee within 120 days after the end of each fiscal year a statement as to our respective compliance with all conditions and covenants under the indenture.

SUBORDINATION

     The indebtedness represented by the subordinated debt securities and Unocal's guarantees of those securities will be subordinate and junior in right of payment to the prior payment in full of all of our or Unocal's "senior debt," as the case may be, whether outstanding on the date of the subordinated debt securities indenture or incurred after that date. Unless otherwise provided in the applicable prospectus supplement, "senior debt" means, with respect to us or Unocal, as the case may be:

     - all indebtedness for borrowed money, including (in the case of us) the senior debt securities;

     - all guarantees of indebtedness for borrowed money of others, including (in the case of Unocal) Unocal's guarantees of the senior debt securities; and

     - any obligation under any interest rate or currency swap agreement,

in each case, whether outstanding on the date of the subordinated debt securities indenture or incurred after that date, that is not by its terms subordinate and junior in right of payment to any other of our or Unocal's indebtedness, as the case may be.

     The subordinated debt securities indenture provides that in the event of any distribution of our or Unocal's assets, upon any dissolution, winding up, liquidation or reorganization, whether in insolvency or bankruptcy or otherwise (except a distribution in connection with a merger, business combination or sale of substantially all properties to which the covenant described above under "-- Indenture Covenants -- Restrictions on Merger and Sale of Assets" applies) or of any acceleration of debt securities described above under "-- Events of Default -- Acceleration of Debt Securities upon an Event of Default," the holders of our or Unocal's senior debt (that, in the event of an acceleration of debt securities, is outstanding at the time of acceleration), as the case may be, will be entitled to receive payment in full of all principal of, and any premium or interest on, the senior debt, before any payment or other distribution may be made in respect of any subordinated debt securities or any guarantees of those securities. Unless otherwise specified in the applicable prospectus supplement, holders of subordinated debt securities will be entitled to receive subordinated securities provided by a plan of reorganization or readjustment if the rights of holders of senior debt are not altered by the reorganization or readjustment.

     The specific terms of subordination applicable to any series of subordinated debt securities will be described in the prospectus supplement applicable to that series. By reason of the subordination, our creditors who are holders of senior debt may recover proportionally more than holders of subordinated debt securities. The subordinated debt securities and the related indenture do not limit our or Unocal's ability to incur additional senior debt.

CONVERSION, EXERCISE AND EXCHANGE

     The prospectus supplement relating to any series of debt securities will describe whether the debt securities of that series may be converted into or exercised or exchanged for common or preferred stock or other securities of Unocal, or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at our option or at the option of the holder, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     The debt securities may be issued in fully registered form without coupons, in a form registered as to principal only with or without bearer coupons, in bearer form with or without coupons or in any combination of these alternatives. If a debt security is issued in registered form, it means that our and Unocal's obligations run to the holder of the security named on the face of the security. If a debt security is issued in bearer form, it means that those obligations run to the bearer of the security. We will not issue bearer securities in the United States. Unless otherwise specified in the prospectus supplement applicable to any series of debt securities, the debt securities will be only registered securities. Instead of being issued in definitive form, debt securities may be issued, in whole or in part, in the form of one or more temporary or permanent global securities representing the entire issuance of securities rather than the securities issued to a particular investor. Global securities may also be issued in registered or bearer form. Global securities name a depositary or its nominee as the owner of the debt securities represented by the global securities (other than global bearer securities, which name the bearer as owner). For additional information, see "--Global Securities" below.

     Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued in denominations of $1,000 for registered securities and $5,000 for bearer securities, and in any integral multiple of those denominations. See, however, "Limitations on the Issuance of Bearer Securities." The prospectus supplement relating to a series of debt securities denominated in a foreign or composite currency will specify the denomination of those securities. Except as described below with respect to global securities, debt securities of any series may be exchanged for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed, but may not be exchanged for securities of a different series or having different terms, unless the applicable prospectus supplement says otherwise. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may request in writing that bearer securities (and all attached unmatured coupons and matured coupons that are in default) be exchanged into registered securities of the same series of any authorized denominations, as long as, among other requirements of the indenture, the total principal amount is not changed. Bearer securities that are exchanged for registered securities between a regular or special record date for payment of interest and the relevant date for the payment of that interest must be exchanged without the coupon relating to that payment date and the related interest will not be payable on the registered security issued in exchange for the bearer security, but rather to the holder of the coupon when due in accordance with the terms of the applicable indenture. Unless otherwise stated in the applicable prospectus supplement, registered securities will not be exchangeable for bearer securities. If a holder elects to receive a definitive bearer security, rather than hold an interest in a permanent global bearer security, we may request that the holder pay a service charge and a proportionate share of the cost of printing the definitive bearer security.

     Debt securities may be exchanged, and registered debt securities (other than a global security) may be transferred, at the office of the security registrar or of any transfer agent specified with respect to any series of debt securities in the applicable prospectus supplement. The holders of the debt securities will be required to pay all service charges, taxes and other governmental dues for the exchange or transfer of any debt security, except that we will pay charges:

     - for any transfer from a temporary global debt security to any other form of debt security;

     - if the debt securities are listed on a stock exchange that requires the issuer to pay those charges as a condition to listing; or

     - if the applicable prospectus supplement otherwise specifies.

     Any transfer or exchange will be made only if the security registrar or transfer agent is satisfied with the holder's proof of legal ownership and identity. Holders may transfer debt securities in bearer form and any attached coupons by delivery to the transferee.

     We have appointed the trustee under the senior debt securities indenture, and will appoint the trustee under any other indenture, as security registrar. At the date of this prospectus, the corporate trust office of the trustee for the senior debt securities is located at 560 Mission Street, 13th Floor, San Francisco, California 94105. If the identity or address of the trustee changes, we will include the corrected information in the applicable prospectus supplement. If we appoint any transfer agents in addition to the security registrar with respect to any series of debt securities, they will be named in the applicable prospectus supplement. We may at any time cancel the appointment of any particular transfer agent or approve a change in the office through which any transfer agent acts. However, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for that series outside the United States. We may at any time appoint additional transfer agents with respect to any series of debt securities.

     In the event of any redemption in part of any series of debt securities, we will not be required to:

     - issue, register the transfer or exchange debt securities of that series during a period beginning at the opening of business 15 business days before any selection of debt securities of that series for redemption and ending at the close of business on

      -- the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered securities,

      -- the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable only as bearer securities, or

      -- the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable as registered securities and bearer securities and there is no publication,

     - register the transfer or exchange of any registered security, or portion of that security, selected for redemption, except the unredeemed portion of any registered security being partially redeemed; or

     - exchange any bearer security selected for redemption, except to exchange that bearer security for an equivalent registered security of that series which is also being redeemed.

     If a debt security is issued as a global security, only the depositary will be entitled to transfer and exchange the debt security as described in this section, since the depositary will be the sole holder of the debt security. See "-- Global Securities" below. Also, the exchange procedures described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, including one that has not yet been issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

  PAYMENT ON REGISTERED DEBT SECURITIES

     Unless the applicable prospectus supplement says otherwise, payment of principal of, and any interest and premium on, registered debt securities will be made at the office of the paying agent or paying agents we may appoint from time to time, but we may elect to pay interest by check mailed to the person entitled to that payment at the address of that person appearing in the security register. Except as otherwise specified in the applicable prospectus supplement, payment of any installment of interest on registered debt securities will be made to the person in whose name the security is registered at the close of business on the regular record date for the payment of that interest.

  PAYMENT ON BEARER DEBT SECURITIES

     Subject to applicable law, payment of principal of, and any premium and interest on, bearer debt securities will be payable in United States dollars, unless a different currency is designated in the applicable prospectus supplement, at the offices of the paying agents outside the United States as we may appoint from time to time. Payment of interest on bearer debt securities with coupons attached will be made on the relevant payment date only upon surrender of the coupon relating to that payment date, unless otherwise indicated in the applicable prospectus supplement. No payment with respect to any bearer debt security will be made at the corporate trust office of the trustee or any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to any account maintained in the United States. However, payments of principal of, and any premium and interest on, bearer debt securities denominated and payable in United States dollars will be made at the office of our paying agent in New York City, if (but only if) payment in full of those amounts in United States dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

  PAYING AGENTS

     We have designated or will designate the New York City corporate trust office of the applicable trustee as the sole paying agent for payments with respect to debt securities that are issuable as registered securities, and as the paying agent in New York City for any payments that may be made in the United States with respect to debt securities that are issuable solely as bearer securities or as both registered securities and bearer securities. Any paying agents outside the United States and any other paying agents in the United States we may appoint for any series of debt securities will be named in the applicable prospectus supplement. We may appoint additional paying agents or cancel the appointment of any particular paying agent or approve a change in the office through which a paying agent acts. However, we will be required to maintain a paying agent (1) in each place of payment for debt securities of each series that is issuable solely as registered securities, and (2) with respect to each series of bearer securities:

     - in New York City for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described above);

     - in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment; and

     - in each place outside the United States required by any stock exchange on which debt securities of that series are listed.

 UNCLAIMED PAYMENTS

     All monies we pay to a paying agent for the payment of principal of, and any premium and interest on, any debt securities that remain unclaimed for two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us or Unocal for payment and not to the trustee, any other paying agent or anyone else.

GLOBAL SECURITIES

     Debt securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary or its nominee identified in the applicable prospectus supplement. Global securities may be issued in registered or bearer form and in temporary or definitive form. Global securities issued in registered form will be registered in the name of the depositary or nominee with which the global securities have been deposited, in denominations or aggregate denominations representing the aggregate principal amount or face amount of debt securities to be represented by the registered global securities. Unless and until it is exchanged for debt securities in definitive form, a global security may not be transferred except as a whole by and among:

     - the depositary for the global security;

     - the nominees of the depositary; or

     - any successors of the depositary or those nominees.

     The specific terms of the depositary arrangement relating to any debt securities to be represented by global securities will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons, called "participants," that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit on its book-entry registration and transfer system the participants' accounts with the respective principal amounts of the debt securities beneficially owned by them. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited, or, if the debt securities are offered and sold directly by us, we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. In addition, the laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. These limitations and laws may impair the ability of a holder to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them. Subject to the restrictions discussed under "Limitations on the Issuance of Bearer Securities," we will make payments of principal of, and any premium and interest on, debt securities registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we nor Unocal, the trustee for the debt securities, any paying agent or the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest to holders of that global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If a depositary for debt securities of a series represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary that is so registered is not appointed by us within 90 days, we and Unocal will issue debt securities of that series in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by global securities, in which case we will issue debt securities of that series in definitive form in exchange for the global security or securities representing those debt securities. Further, the applicable prospectus supplement may provide that an owner of a beneficial interest in a global security representing debt securities of a series may, on terms acceptable to us and the depositary for the global security, receive debt securities of that series in definitive form. In all these cases, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by the global security equal in principal amount to that beneficial interest and, if the debt securities of that series are issuable as registered securities, to have those debt securities registered in its name. Unless we determine otherwise, any debt securities so delivered will be issued:

     - as registered securities in denominations of $1,000 and integral multiples of $1,000, if the debt securities of that series are issuable as registered securities;

     - as bearer securities in the denominations of $5,000 and integral multiples of $5,000, if the debt securities of that series are issuable as bearer securities; or

     - as either registered or bearer securities in those denominations, if the debt securities of that series are issuable in either form.

See, however, "Limitations on the Issuance of Bearer Securities" for a description of some restrictions on the issuance of a bearer security in definitive form in exchange for an interest in a global security.

     Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, transfer agent or other relevant agent. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

MEETINGS, MODIFICATION AND WAIVER

  MODIFICATION OF INDENTURES

     Without Consent of Holders. We, Unocal and the trustee may, without the consent of any holders of debt securities, enter into any supplemental indenture for the purpose of, among other things:

     - evidencing the assumption by a successor corporation of our or Unocal's obligations;

     - adding to our or Unocal's covenants for the protection of the holders of debt securities;

     - adding other events of default;

     - evidencing the acceptance of appointment by a successor trustee;

     - establishing the forms or terms of debt securities of any series;

     - curing ambiguities or inconsistencies in the indenture; or

     - making any other change to the indenture or the form or terms of the debt securities of any series that does not have a materially adverse affect on the interests of the holders of the debt securities of any series.

     With Consent of Holders. We, Unocal and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities then outstanding of each series affected, voting as one class, and subject to the next paragraph, add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities.

     However, we, Unocal and the trustee may not, without the consent of the holder of each debt security of the relevant series then outstanding that is affected by the modification:

     - change the stated maturity of the principal (or any installment of principal) of, or premium or interest on, any debt security;

     - reduce the principal amount of, or interest on, any debt security;

     - change any obligation to pay additional amounts;

     - reduce the amount of principal of any original issue discount security payable upon acceleration of the maturity of that security;

     - change the place of payment or the currency or currency unit in which any debt security or interest on that security is payable;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

     - reduce the percentage in principal amount of debt securities then outstanding of any series, the consent of whose holders is required to modify the applicable indenture, to waive our and Unocal's compliance with the applicable indenture or to waive defaults under the circumstances contemplated by the indenture;

     - change our obligation to maintain an office or agency in the places and for the purposes required by the indenture;

     - if the debt securities are convertible into any other of our or Unocal's securities, make any change that would materially adversely affect the right to convert those debt securities; or

     - modify any indenture provision that governs how that indenture may be amended (as described in this section).

     In addition, if the debt securities of any series are issuable upon the exercise of debt warrants, then each holder of a debt warrant relating to that series will be treated as a holder of debt securities in the amount issuable upon exercise of those debt warrant for purposes of voting on any proposed modifications to the relevant indenture.

  WAIVER OF UNOCAL COVENANTS AND PAST DEFAULT

     The holders of a majority in aggregate principal amount of the debt securities then outstanding of each affected series, voting as one class, may waive compliance by Unocal and its restricted subsidiaries, as the case may be, with the covenants described above under "-- Indenture Covenants -- Limitations on Liens" and "-- Limitations on Sale and Leaseback," and Unocal's obligation to maintain its business assets in good operating condition and to pay taxes and other legal claims when due.

     The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default:

     - in the payment of principal of, or any premium or interest on, any debt security of that series; and

     - in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each affected debt security.

  CALCULATING OUTSTANDING PRINCIPAL OF SOME DEBT SECURITIES

     The indentures provide that in determining whether the holders of the requisite principal amount of the debt securities that are outstanding have given any request, demand, authorization, direction, notice, consent or waiver or are present at a meeting of holders of debt securities for quorum purposes:

     - the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount that would be due and payable on the relevant date if the maturity of the debt security were accelerated to that date, for example, because of a default; and

     - the principal amount of a debt security denominated in a foreign currency or currency unit will be deemed to be that amount of United States dollars that could be obtained for that principal amount on the basis of the spot rate of exchange for the foreign currency or currency unit as determined by us or an exchange rate agent up to 10 days before the date of the action by the holders.

  MEETINGS AND VOTING

     Under the indenture, the trustee may call meetings of the holders of debt securities of a series at any time or when so requested by us, Unocal or the holders of at least 25% in principal amount of the debt securities of that series then outstanding, in each case, if notice is given in accordance with the notice provisions described below.

     Except as described above under "-- Modifications of Indentures" with respect to indenture amendments requiring the consent of holder of each affected debt security of the relevant series then outstanding, and under "-- Waiver of Unocal Covenants and Past Default" with respect to the waiver of past defaults, a resolution presented at a meeting or adjourned meeting at which a quorum of the holders of debt securities of a series then outstanding is present may be adopted by the affirmative vote of the lesser of:

     - the holders of a majority in principal amount of the debt securities of that series then outstanding; or

     - the holders of 66 2/3% in principal amount of the debt securities of that series then outstanding represented and voting at the meeting or adjourned meeting.
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

     If, however, any consent, waiver, or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the debt securities of a series then outstanding, then such action may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the lesser of:

     - the holders of that specified percentage in principal amount of the debt securities of that series then outstanding; or

     - a majority in principal amount of debt securities of that series then outstanding represented and voting at the meeting or adjourned meeting.

     Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and any related coupons whether or not present or represented at the meeting.

     Unless otherwise specified in the applicable prospectus supplement, the quorum at a meeting of the holders of a series of debt securities will be persons holding or representing a majority in principal amount of the debt securities of that series then outstanding.

     The record date for purposes of determining the identity of holders entitled to vote on the matters described above under "-- Events of Default -- Indemnification of Trustee for Actions Taken on Holders' Behalf," or to consent to the waiver of past defaults as described above under "-- Waiver of Unocal Covenants and Past Default," will be the later of:

     - 30 days prior to the first solicitation of the holders' vote consent; or

     - the date of the most recent list of holders we or Unocal have furnished to the trustee prior to the solicitation.

NOTICES

     Except as otherwise provided in the applicable prospectus supplement, notices to holders of bearer securities will be given by publication at least once in a newspaper published on a business day in New York City and London and in such other city or cities as may be required with respect to those bearer securities, and will be mailed to those persons whose names and addresses were previously filed with the trustee under the indenture, within the time prescribed for the giving of the notice. Notices to holders of registered securities in definitive form will be given by mail to the address of those holders as they appear in the security register. Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.

LEGAL OWNERSHIP OF DEBT SECURITIES

     We, Unocal, the trustee and any of our or the trustee's agents may treat the bearer of any bearer securities (including bearer securities in permanent global bearer form), the bearer of any coupon and the registered owner of any registered security as the absolute owner of that security (whether or not any debt security or coupon is overdue and despite any notice to the contrary) for the purpose of making payment and for any other purposes.

DISCHARGE AND DEFEASANCE

     We have the ability to eliminate most or all of our and Unocal's obligations under the debt securities prior to maturity if we comply with the provisions described below. If we eliminate our and Unocal's obligations under an indenture, we call that a "discharge." If we discharge our and Unocal's obligations under any series of debt securities, we call that a "defeasance."

  DISCHARGE

     We may discharge all of our and Unocal's obligations, other than with respect to existing transfer or exchange rights, under an indenture if:

     - (1) we have delivered to the trustee for cancellation all of the debt securities and coupons authenticated and delivered under the indenture or
       (2) those debt securities and coupons not delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or are to be selected for redemption within one year, and we or Unocal have deposited or caused to be deposited in trust with the trustee funds in an amount in the currency or currency unit in which those securities and coupons are payable sufficient to discharge the entire indebtedness on those securities and coupons;

     - we or Unocal have paid or caused to be paid all other sums payable under the indenture by us or Unocal; and

     - we or Unocal have delivered to the trustee an officer certificate and an opinion of counsel stating that the foregoing conditions relating to the discharge of the indenture have been satisfied.

  DEFEASANCE

     Unless otherwise indicated in the applicable prospectus supplement, we and Unocal may terminate all our payment and other obligations with respect to the debt securities of any series, and our respective obligations to comply with many of the indenture covenants, including those described above under "-- Indenture Covenants," if:

     - we irrevocably deposit or cause to be deposited with the trustee, under the terms of an escrow trust agreement in form and substance satisfactory to the appropriate trustee, as trust funds pledged as security only for the benefit of the holders of those debt securities,

      -- money or

      -- in the case of debt securities and coupons denominated in United States dollars, specified U.S. government obligations, and, in the case of debt securities and coupons denominated in a foreign currency, specified foreign government securities, which through the payment of interest on and principal of those government securities in accordance with their terms will provide money or

      -- a combination of money and those government securities,

      in each case, in an amount sufficient to pay in the currency or currency unit in which the debt securities being defeased are payable all the principal of, and any premium and interest on, those debt securities on the dates any payments are due in accordance with the terms of those debt securities;

     - there is no event of default on the date of the deposit, no event of default or default due to an event of bankruptcy, insolvency or reorganization has occurred within 90 days after the date of the deposit, and the deposit and its intended consequences will not result in any material default or event of default under any material indenture, agreement or other instrument binding upon us, Unocal or any other subsidiary of Unocal or any of their respective properties; and

     - we furnish to the trustee a ruling by the Internal Revenue Service or an opinion of counsel, in form and substance satisfactory to the trustee, to the effect that the holders of the debt securities being defeased,

      -- will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the defeasance provisions of the indenture, and

      -- will be subject to federal income tax in the same amount, in the same manner and at the same time as would have been the case if we had not exercised our defeasance rights under the indenture.

     If we ever fully defeased a debt security, the holder of that security would have to rely solely on the trust deposit for payments on its debt security, and would not be able to look to us or Unocal for payment in the event of any shortfall. If we accomplish covenant defeasance with regard to any debt security, we and Unocal would no longer be subject to the covenants described above and any additional covenants that may be described in the prospectus supplement relating to that security, or to the events of default resulting from a breach of covenants described above under "-- Events of Default." In this case, however, the holder of that debt security may still look to us and Unocal for repayment of its debt security in the event of any shortfall in the trust deposit.

THE TRUSTEES

     A trustee may resign or be removed with respect to one or more series of debt securities and we may appoint a successor trustee to act with respect to that series. If two or more persons are acting as trustee with respect to different series of debt securities under the same indenture, each person will be deemed to be a trustee of a trust under the applicable indenture, separate and apart from the trust administered by any other such person, and any action described in this prospectus to be taken by the trustee may then be taken by each of those trustees with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

     The trustee may be, or may be an affiliate of an entity that is, a depositary for our or Unocal's funds, or an entity that performs other services for us or Unocal (such as transfer agent or registrar for securities or administrator of stock purchase or other plans) or that transacts other banking business with us or Unocal in the normal course of business. J.P. Morgan Trust Company, National Association, the successor trustee under the senior debt securities indenture, is an indirect affiliate of J. P. Morgan Securities Inc., which in the past has acted as a principal underwriter of our debt securities and is an indirect affiliate of JPMorgan Chase Bank, which is the Administrative Agent for, and one of the principal lending banks under, our two bank revolving credit agreements.

GOVERNING LAW

     The indentures, the debt securities, the guarantees, and any coupons will be governed by, and construed in accordance with, the laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

     We may issue preferred stock in one or more series, as described below. This section summarizes terms of our preferred stock that apply generally to all series. We will describe the financial and other specific terms that apply to a particular series in the prospectus supplement relating to that series. Those specific terms will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. Therefore, the statements we make in this section may not apply to a particular series of preferred stock.

     When we refer to a series of preferred stock, we mean all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our certificate of incorporation. The following summary of the material provisions of preferred stock we may issue, and any additional disclosure that will be contained in the prospectus supplement relating to any particular series, is not complete. Each investor should refer to the certificate of designations authorizing the issuance of that series, which will be filed at or about the time of issuance of the preferred stock as an exhibit to the registration statement of which this prospectus forms a part, and to our certificate of incorporation for a complete description of the terms and definitions. Before we issue any series of preferred stock, our board of directors will adopt resolutions creating and designating the series and will file a certificate of designations stating the terms of that series with the Secretary of State of the State of Delaware. The Unocal stockholders need not approve that amendment or otherwise authorize the issuance of a series of preferred stock.
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

OUR AUTHORIZED PREFERRED STOCK

     Our authorized capital stock includes 100,000,000 shares of preferred stock, par value $0.10 per share. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement relating to any series of preferred stock will describe any preferred stock that may be outstanding as of the date of that supplement. We have reserved for issuance and designated 5,000,000 shares of our preferred stock as "Series B Junior Participating Cumulative Preferred Stock" which may be issued upon the exercise of rights issued to the holders of our common stock under our rights agreement described under "Description of Capital Stock -- Rights Plan."

PREFERRED STOCK ISSUED IN SEPARATE SERIES

     Our board of directors is authorized, without stockholder approval, to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of that series, including:

     - the designation, number of shares and liquidation preference per share;

     - the initial public offering price;

     - the dividend rate or rates, if any, or the method of determining the dividend rate or rates;

     - the index, if any, upon which the amount of dividends is to be based;

     - the dates on which dividends will accrue and be payable and the designated record dates for determining the holders entitled to such dividends;

     - any redemption or sinking fund provisions;

     - any conversion or exchange provisions;

     - any provisions for the issuance of global securities;

     - the currency or currencies (which may be composite currency or currencies) in which liquidation preferences, redemption prices and dividends are payable, if other than United States dollars;

     - voting rights, if different from those described below under "-- Voting Rights;" and

     - any additional terms, preferences or rights.

     The specific terms of a series, as well as the transfer agent, registrar, dividend disbursing agent, redemption agent and, if applicable, conversion agent for the offered series will be specified in the prospectus supplement relating to that series.

     Preferred stock will be fully paid and nonassessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have preemptive or subscription rights to acquire more of our stock.

     The number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of our common stock, and no separate vote of the holders of that series or of any holder of preferred stock is required for any such increase or decrease, unless required by the certificate of designations establishing that series.

RANK

     Each series of preferred stock will rank, with respect to voting powers, preferences or relative, participating, optional and other special rights, including with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise:

     - junior to any series of our capital stock expressly stated to be senior to that series;

     - senior to our common stock and any class of our capital stock expressly stated to be junior to that series; and

     - on a parity with each other series of preferred stock and any other classes of our capital stock.

     We will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

DIVIDENDS

     Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for any series of preferred stock will be stated in the prospectus supplement relating to that series. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors not more than 60 or less than 10 days preceding the dividend payment date. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors determines not to declare a dividend payable on any dividend payment date on any series of preferred stock for which dividends are noncumulative, the holders of that series will have no right to receive, and we will have no obligation to pay, a dividend with respect to the dividend period ending on that dividend payment date, regardless of whether dividends on that series are declared payable on any future dividend payment dates.

     We will compute the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise indicated in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest.

REDEMPTION

     The prospectus supplement relating to any series of preferred stock will indicate whether, and on what terms, shares of preferred stock of that series are subject to redemption (at our option or at the option of the holder), mandatory redemption or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, we may redeem at our or the holder's option shares of a series of preferred stock, including the date on or after which redemption may occur. We will effect any optional redemption upon not less than 30 days' notice, at a redemption price of not less than the stated value per share of the applicable series of preferred stock plus accrued and accumulated but unpaid dividends to (but excluding) the date fixed for redemption. Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in the applicable prospectus supplement.

     If fewer than all the outstanding shares of a series of preferred stock are to be redeemed, we will select those to be redeemed proportionally or by lot, by any other method determined by our board of directors to be equitable, or by any method described in the applicable prospectus supplement.

     A notice of redemption will be mailed to each record holder of the shares of preferred stock to be redeemed at their addresses as they appear on our stock register, stating:

     - the redemption date;

     - the series and number of shares of preferred stock to be redeemed (and, if fewer than all shares of a series are to be redeemed, the number of shares to be redeemed from each holder);

     - the redemption price and the manner in which the redemption price will be paid and delivered;

     - the place or places where certificates for the shares of preferred stock to be redeemed must be surrendered for payment of the redemption price; and

     - that dividends on the shares of preferred stock to be redeemed will cease to accrue on the redemption date.

     After notice of redemption has been given, unless we default in the payment of the redemption price, after the redemption date, dividends will cease to accrue on shares of preferred stock called for redemption and all rights of holders of those shares, including any conversion rights, will terminate, except for the right to receive the redemption price, without interest. Shares of preferred stock called for redemption will no longer be deemed outstanding following the redemption date.

     If fewer than all of the shares of preferred stock represented by a certificate surrendered for redemption are redeemed, a new certificate will be issued to the holder representing the unredeemed shares.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Unocal, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in an amount equal to the stated value per share of offered preferred stock, as described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference. If the liquidation amounts payable with respect to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights with that series are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security.

     Because we conduct substantially all of our operations through Union Oil, our right, and therefore the rights of our creditors and stockholders, to participate in any distribution of assets of Union Oil or any other subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that claims of Unocal itself as a creditor of the subsidiary may be recognized.

CONVERSION, EXERCISE AND EXCHANGE

     The prospectus supplement relating to any series of preferred stock will describe the terms on which any shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of Unocal or debt or equity securities of third parties or any other property. Those terms may include provisions for mandatory conversion or exchange or conversion or exchange at our option or at the option of the holder.

VOTING RIGHTS

     The holders of preferred stock of any series will have no voting rights, except:

     - as described below or stated in the prospectus supplement relating to, and in the certificate of designations establishing, that series; or

     - as required by applicable law.

     If we are in default in the payment of the equivalent of six quarterly dividends, whether or not consecutive, payable on any series of preferred stock, the number of directors on our board of directors will be increased by two, and the holders of all outstanding shares of preferred stock, voting as a single class without regard to series, and to the exclusion of the holders of common stock and with no cumulative voting, will be entitled to elect those two additional directors, who will serve until all dividends in default have been paid or declared and set apart for payment.

                          DESCRIPTION OF CAPITAL STOCK

     Our certificate of incorporation authorizes our board of directors to issue a maximum of 850,000,000 shares, of which:

     - 750,000,000 are designated as common stock, par value $1.00 per share;
       and

     - 100,000,000 are designated as preferred stock, par value $0.10 per share.

     As of December 31, 2002, there were 257,980,454 shares of common stock outstanding, 10,622,784 shares of common stock held as treasury shares, 12,261,640 shares of common stock reserved for issuance upon conversion of the 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust, 29,668,994 shares of common stock reserved for issuance under our employee benefit plans, directors' plan and dividend reinvestment and common stock purchase plan, and no shares of preferred stock outstanding. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

     Our preferred stock is described above under "Description of Preferred Stock." As described in that section, our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have anti-takeover effects, as described below under "--Certain Anti-Takeover Matters" and under "Risk Factors."

COMMON STOCK

     The following summary of the significant rights pertaining to our common stock is not complete, and each investor should refer to our certificate of incorporation and the applicable provisions of the Delaware General Corporation Law for a complete description of those rights.

     Dividend Rights. Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends and distributions, whether payable in cash or otherwise, as our board of directors may declare from time to time from legally available funds.

     Voting Rights. Subject to any voting rights of holders of any outstanding series of preferred stock, all voting rights are vested in the holders of the common stock. Each share of common stock is entitled to one vote on all matters presented for stockholder vote, except those matters for which a separate class vote is required under Delaware law. The holders of one third of the shares entitled to vote constitute a quorum at any meeting of stockholders. Because holders of shares of common stock do not have cumulative voting rights, holders of more than 50% of the shares voting for the election of directors can elect all of the directors standing for election if they choose to do so, and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors. Our board of directors is divided into three classes, and directors are elected for three-year terms. One of the classes is presented for election at each annual meeting, so that the entire board of directors is never presented for election in any one year.

     Liquidation Rights. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock will be entitled to receive all our assets in proportion to their holdings.

     Preemptive Rights. Other than the stockholder rights described below under "-- Rights Plan," holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for additional securities that we may issue.

     Mellon Investor Services, LLC, Los Angeles, California, is the transfer agent and registrar for our common stock. The common stock is listed on the New York Stock Exchange under the symbol "UCL," and may be presented for transfer at the office of Mellon Investor Services, LLC, New York, New York.

RIGHTS PLAN

     Under a rights agreement we have entered into with Mellon Investor Services, LLC, as rights agent, which we refer to as the "rights plan," holders of shares of our common stock have the "right" to purchase from us a unit consisting of one one-hundredth of a share of preferred stock designated as the "Series B Junior Participating Cumulative Preferred Stock" at a purchase price of $180 per unit, subject to adjustment from time to time to prevent dilution. An additional right will attach to each share of common stock that becomes outstanding after January 29, 2000, the date of original issuance of the rights, until the distribution date described below. The rights are not exercisable or transferable separately from the shares of common stock until a date, which we refer to as the "distribution date," which is the earlier of:

     - 10 days after the public announcement that a person or group has become an "acquiring person" by obtaining beneficial ownership of 15% or more (25% or more in the case of "qualified institutional investors") of our outstanding common stock, or, if earlier,

     - 10 business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an acquiring person.

     Our board of directors may reduce the ownership threshold at which a person or group becomes an acquiring person from 15% to not less than 10% of the outstanding common stock (but may not cause a person or group to become an acquiring person by lowering this threshold below the percentage interest that such person or group already owns). After the rights become exercisable, they entitle the holders, other than the acquiring person, to purchase a number of our common stock or common stock of the potential acquirer, as applicable, having a market value equal to twice the $180 exercise price of the right. After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, the board of directors may extinguish the rights by exchanging one share of common stock or an equivalent security for each right, other than rights held by the acquiring person.

     Our board of directors may redeem all but not less than all the rights at a price of $.001 per right, at any time before any person or group becomes an acquiring person. Once the rights are redeemed, the holders of the rights will be entitled only to receive the redemption price of $.001 per right. Unless and until the rights are exercised, a right holder will have no rights as a stockholder of Unocal solely by virtue of being such a holder, including the right to vote or to receive dividends. Unless earlier redeemed, the rights will expire at the close of business on January 29, 2010.

     Five million shares of Series B Junior Participating Cumulative Preferred Stock have been designated and reserved for issuance upon exercise of the rights. An additional number of shares of Series B Junior Participating Cumulative Preferred Stock equal to one one-hundredth of the number of shares of common stock will be reserved for issuance in connection with an issuance of preferred stock or common stock, whether issued directly, upon exercise of equity warrants or upon conversion of preferred stock or debt securities.

     The rights may cause substantial dilution to a person or group that attempts to acquire a substantial number of shares of our common stock without approval of our board of directors. This summary description of the rights is qualified by reference to the description of the rights plan contained in our Current Reports on Form 8-K, dated January 5, 2000, March 27, 2002 and August 2, 2002.

CERTAIN ANTI-TAKEOVER MATTERS

     Our certificate of incorporation and bylaws contain provisions that encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions, either alone or in combination with the provisions of our rights plan and the provisions of Delaware Law described below under "-- Section 203 of the Delaware General Corporation Law," may have the effect of rendering a change of control of us more difficult.

     Classified Board of Directors. Our certificate of incorporation provides that the board of directors be divided into three classes, with the directors serving three-year staggered terms. As a result, at least two annual meetings of stockholders may be required for the stockholders to change a majority of our board of directors. In addition, our certificate of incorporation provides that any bylaw amendment increasing or reducing the authorized number of directors (which the bylaws fix at 10) must be adopted by the affirmative vote of 75% of the outstanding stock entitled to vote or, if adopted by the board of directors, by not less than 75% of our directors. Although neither our certificate of incorporation nor our bylaws contain any express provision about the removal of directors, under Delaware law directors of a corporation with a classified board can be removed only for cause. The classification of directors, the inability of stockholders to remove directors without cause and the requirements relating to the increase in the number of directors make it more difficult to change the composition of our board of directors.

     Inability of Stockholders to Call Special meetings. Our certificate of incorporation provides that special meetings of our stockholders may be called only by our board of directors or an authorized committee of the board.

     No Written Consent of Stockholders. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting and may not be effected by written consent without a meeting.

     Business Combinations. Our certificate of incorporation provides that at least 75% of our outstanding stock entitled to vote is required to approve a business combination or similar transaction with an entity that, together with its affiliates, owns beneficially more than 10% of the total voting power of all of our outstanding voting stock.

     Advance Notice Requirements. Our bylaws generally require 90 days' advance notice of (and specified information with respect to) nominations by stockholders of persons for election as directors and other business to be brought before a meeting by a stockholder.

     Blank Check Preferred Stock. As described above under "-- Preferred Stock," our board of directors has the authority, without further stockholder action, to provide for the issuance of preferred stock and to fix the terms of such stock. To the extent provisions such as extraordinary voting, dividend, redemption or conversion rights are included in any preferred stock, they could render a change of control of us more difficult.

     Amendment of Bylaws and Certificate of Incorporation. The provisions in our certificate of incorporation regarding the amendment of bylaws, classified board, business combinations, actions by stockholders without a meeting, calling special meetings and amending the certificate of incorporation may not be amended without the affirmative vote of at least 75% of all outstanding shares. Our bylaws may be amended by a vote of 75% of our outstanding stock entitled to vote or by our board of directors. However, the provisions in the bylaws regarding an increase or decrease to the number of directors require a resolution adopted by 75% of the directors.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between Unocal and an interested stockholder is prohibited unless it satisfies one of the following conditions:

     - before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - on completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation (or by any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

     - the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as directors, except in certain cases where liability is mandated by the Delaware General Corporation Law. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

     Section 145 of the Delaware General Corporation Law authorizes a corporation generally to indemnify directors and officers against liabilities, including expenses, incurred while acting in such capacities, if the indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide for the indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with each of our directors and officers providing for additional indemnification, and maintain policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under specified circumstances.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, or providing for the issuance by us in exchange for other securities of, a specified number of shares of our common stock or preferred stock at a future date or dates or on the occurrence of certain events. We may fix the price or exchange rate per share, or the number of shares, of common stock or preferred stock at the time the contracts are issued or by reference to a specific formula set forth in the contracts. We may issue the stock purchase contracts separately or as a part of units, which we refer to as "stock purchase units," consisting of a stock purchase contract and the following:

     - debt securities of Union Oil;

     - debt obligations of third parties, including U.S. Treasury securities;

     - trust preferred securities that may be issued by Unocal Capital Trust II; or

     - any combination of the foregoing.

     The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured and may be pre-funded on some basis at the time the contract is issued. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including through the securities we may issue as part of a stock purchase unit, and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing that holder's obligations under the original contract.

     The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or units and, if applicable, prepaid securities, including material United States federal income tax considerations applicable to those contracts or units. Those specific terms will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement relating to any stock purchase contracts or units and this prospectus, the prospectus supplement will control. Therefore, the statements we make in this section may not apply to particular stock purchase contracts or units. In addition, since we have included (and any prospectus supplement will include) only a summary of the provisions of the stock purchase contracts or units, you must refer to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to those contracts or units and, if applicable, the prepaid securities and the document under which any prepaid securities will be issued.

                            DESCRIPTION OF WARRANTS

     We and Union Oil may issue, together with debt securities of Union Oil or separately, warrants for the purchase of those debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant." We may also issue, together with shares of our common stock or preferred stock or separately, warrants for the purchase of those shares on terms to be determined at the time of sale. We refer to this type of warrant as an "equity warrant." We refer to the debt warrants and the equity warrants collectively as the "warrants."

     We may issue warrants, in such amounts as we may determine, under one or more warrant agreements to be entered into between us and one or more banking institutions or trust companies, as warrant agent. The forms of warrant agreements are filed as exhibits to the registration statement of which this prospectus forms a part. We will describe most of the financial and other specific terms of an offered warrant in the prospectus supplement relating to that warrant. Those specific terms will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement relating to a particular warrant and this prospectus, the prospectus supplement will control. Therefore, the statements we make in this section may not apply to a particular warrant.

     The following summary of significant provisions of the warrant agreements and the warrants, and any description that may be contained in the applicable prospectus supplement, are not complete, and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

TERMS OF THE WARRANTS

     Debt warrants and equity warrants may be issued under a warrant agreement, separately or together with any debt securities of Union Oil or any shares of our preferred stock or common stock, and may be transferable with or separately from those other securities. If we or Union Oil issue warrants to purchase debt securities of Union Oil, we will describe the terms of the debt warrants in the applicable prospectus supplement, including:

     - the offering price, if any, and the currency or currency unit in which the offering price will be payable;

     - the designation, aggregate principal amount and terms of any debt securities issued with the debt warrants and the number of debt warrants issued with each debt security offered;

     - if applicable, the date on or after which the debt warrants and the related debt securities will be separately transferable;

     - the designation, aggregate principal amount and terms of debt securities that may be purchased upon exercise of one debt warrant, and the price or prices at which, and currency or currency unit in which, such principal amount of debt securities may be purchased upon exercise;

     - the date on which the debt warrants become exercisable and the date on which they expire;

     - applicable United States federal income tax consequences;

     - whether the debt warrants will be issued in registered or bearer form or both; and

     - any other material terms of the debt warrants.

     If we issue warrants to purchase our common stock or preferred stock, we will describe the terms of the equity warrants in the applicable prospectus supplement, including:

     - the offering price, if any, including the currency or currency unit in which the offering price will be payable;

     - the designation of any series of preferred stock purchasable upon exercise of the equity warrants;

     - the number of shares of preferred stock or common stock that may be purchased upon exercise of one equity warrant, and the price or prices at which, and the currency or currency unit in which, those shares may be purchased upon exercise;

     - the date on which equity warrants become exercisable and the date on which they expire;

     - applicable United States federal income tax consequences;

     - whether the equity warrants will be issued in registered or bearer form or both;

     - whether the equity warrants or the underlying preferred stock or common stock will be listed on any national securities exchange or automated quotation system; and

     - any other material terms of the equity warrants.

     If any debt warrants or equity warrants are sold for any foreign currency or currency units, we will specify in the applicable prospectus supplement the restrictions, elections, tax consequences, specific terms and other information with respect to those warrants.

TRANSFER OF WARRANTS

     Holders of certificates evidencing debt warrants or equity warrants may exchange those certificates for new certificates of different denominations. Warrants held in registered form may be presented for registration of transfer at the corporate trust office of the warrant agent listed in the applicable prospectus supplement or at such other office as may be described in the supplement.

RIGHTS OF WARRANT HOLDERS

     Except to the extent the consent of holders of debt warrants may be required for amendments to the terms of the indenture under which any debt securities issuable upon exercise of those warrants are to be issued, holders of warrants do not have any of the rights of holders of debt securities and are not entitled to payment of principal of, or any premium or interest on, the debt securities. In addition, holders of warrants do not have any of the rights of holders of preferred stock or common stock and are not entitled to payment of dividends or other distributions made on the preferred stock or common stock.

EXERCISE OF WARRANTS

     Warrants may be exercised by surrendering the warrant certificate, if any, at the corporate trust office or other designated office of the warrant agent, with:

     - the form of election to purchase on the reverse side of the warrant certificate, if any, properly completed and executed; and

     - payment in full of the exercise price described in the applicable prospectus supplement.

     Upon exercise of warrants, the warrant agent will, as soon as practicable, deliver the debt securities, preferred stock or common stock issuable upon such exercise in authorized denominations in accordance with the instructions of the holder exercising the warrant and at the sole cost and risk of that holder. If a holder exercises less than all of the warrants evidenced by the warrant certificate, the warrant agent will issue a new warrant certificate to that holder for the remaining amount of unexercised warrants, if sufficient time exists prior to the expiration of those warrants.

WARRANT AGREEMENT AMENDMENTS

     We and the applicable warrant agent may amend any warrant agreement without the consent of any holder:

     - to cure any ambiguity;

     - to cure, correct or supplement any defective provision; or

     - to make any other change that we believe is necessary or desirable,

if the amendment does not adversely affect the interests of the holders.

                LIMITATIONS ON THE ISSUANCE OF BEARER SECURITIES

     Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities passes by delivery of the certificates representing the securities. If we issue securities in bearer, rather than registered, form, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form, such as warrants we or Unocal may issue in bearer form. We will specify in the applicable prospectus supplement what restrictions or certification requirements, if any, will be applicable to the issuance and delivery of bearer warrants or of those other securities. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

     In compliance with United States federal tax laws and regulations, bearer securities generally may not be offered or sold during the "restricted period" (as defined below) to a person within the United States or to, or for the account or benefit of, a United States person. However, offers or sales can be made to:

     - the United States office of international organizations (as defined in Section 7701(a)(18) of the Internal Revenue Code of 1986, as amended, or the Code, and the regulations thereunder),

     - the United States office of foreign central banks (as defined in Section 895 of the Code and the regulations thereunder); and

     - foreign branches of United States financial institutions which are purchasing for their own account or for resale, and which have agreed to comply with the reporting requirements of Section 165(j)(3)(A), (B) or
       (C) of the Code and the regulations thereunder.

     In addition, sales can be made to a United States person acquiring a bearer security through a financial institution described in the third bullet of the preceding sentence if certain certification requirements and other conditions are satisfied. Definitive bearer securities will not be delivered within the United States, or in any event unless the beneficial owner of the securities has complied with the certification requirements to be described in the relevant prospectus supplement.

     Each underwriter, dealer and agent (or other "distributor" within the meaning of the regulations under Section 163 of the Code) participating in the distribution of any bearer securities will agree that:

     - it will not offer, sell or deliver bearer securities within the United States or to, or for the account or benefit of, United States persons (other than qualifying financial institutions) (1) until 40 days after the closing date or (2) at any time if the obligation is held as part of an unsold allotment or subscription (we refer to this period as the "restricted period"); and

     - it has in effect procedures reasonably designed to ensure that its employees and agents who are directly engaged in selling the bearer securities are aware of the restrictions described in the first bullet of this sentence.

     Bearer securities will bear a legend on their face and on any interest coupons that may be detached from them or, if the obligation is evidenced by a book entry, a legend will appear in the book of record in which the book entry is made substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The Code sections referred to in this legend provide that a United States person who holds a bearer security will not be allowed to deduct any loss realized on the sale, exchange or redemption of that bearer security and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

     As used in this document, "United States person" means:

     - an individual who is a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate the income of which is subject to United States federal income taxation regardless of its source;

     - a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all decisions of the trust or certain electing trusts that were existing on August 19, 1996 and treated as domestic trusts on such date, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions, which include, as of the date hereof, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and Northern Mariana Islands.

                              PLAN OF DISTRIBUTION

     We and Union Oil may offer and sell the securities:

     - directly to investors, through a specific bidding, auction or other process;

     - to investors through agents;

     - through underwriters or dealers; or

     - through a combination of any of these methods of sale.

     We and Union Oil may also exchange securities for indebtedness or other securities that we or Union Oil or both may have outstanding. In addition, we or Union Oil may issue the securities as a dividend or distribution or in a subscription rights offering to our respective existing security holders. In some cases, dealers acting on our or Union Oil's behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of the securities through any of these methods or other methods described in the applicable prospectus supplement.

     The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     We and Union Oil may solicit offers to purchase securities directly from the public from time to time. We and Union Oil may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or Union Oil may pay the agents, in that offering. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

     From time to time, we and Union Oil may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public.

     We and Union Oil may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and Union Oil sell securities to underwriters, we may execute one or more underwriting agreements with them at the time of sale and name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or Union

Oil in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by one or more underwriters. Unless otherwise stated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased.

     Our and Union Oil's net proceeds from the sale of the securities will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution. The applicable prospectus supplement will include this information and any required information about underwriting compensation we or Union Oil pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

     If we or Union Oil offer securities in a subscription rights offering to our respective existing security holders, we or Union Oil, as the case may be, may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We or Union Oil may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we or Union Oil do not enter into a standby underwriting arrangement, a dealer-manager may be retained to manage the subscription rights offering.

     Except for common stock of Unocal, each issue of securities sold will be a new issue of securities with no established trading market. Any underwriters or agents with respect to an issue of securities may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Neither we nor Union Oil can give assurances as to the liquidity of any securities in the secondary market.

     If securities are issued in exchange for our or Union Oil's outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, the identity of, and the terms of sale of the securities by, the selling security holders.

     If so indicated in the applicable prospectus supplement, we or Union Oil will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase the securities from us or Union Oil, as the case may be, at the public offering price set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

     Agents, dealers, underwriters and other persons may be entitled under agreements they enter into with us and Union Oil to indemnification by us and Union Oil against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers, underwriters or those persons may be required to make with respect to those liabilities. Agents, dealers and underwriters, as well as their associates, may be customers or lenders of, and may engage in transactions with or perform services for, us or Unocal in the ordinary course of business.

     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

                           VALIDITY OF THE SECURITIES

     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us and Union Oil by Wachtell, Lipton, Rosen & Katz, or other counsel satisfactory to us and who may be an officer of Unocal, and for any underwriters or agents by Gibson, Dunn & Crutcher LLP or other counsel named in the applicable prospectus supplement. Gibson, Dunn & Crutcher LLP has in the past represented us and Union Oil and continues to represent us and Union Oil from time to time in a variety of matters.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to our amended Annual Report on Form 10-K/A for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY   , 2003

PROSPECTUS

                                 [UNOCAL LOGO]

                                 $1,538,800,000

                            UNOCAL CAPITAL TRUST II

          TRUST PREFERRED SECURITIES GUARANTEED BY UNOCAL CORPORATION

                             ---------------------

                               UNOCAL CORPORATION

                         JUNIOR SUBORDINATED DEBENTURES

                             ---------------------

     By this prospectus, Unocal Capital Trust II may offer, from time to time, in one or more series, trust preferred securities. We formed the trust for the purpose of issuing trust preferred securities, representing undivided beneficial interests in the assets of the trust. The trust will use the proceeds from the sale of its trust preferred securities to purchase from us junior subordinated debentures. The junior subordinated debentures may be distributed to holders of the trust preferred securities if and when the trust is dissolved. We will guarantee the trust's payment obligations on the trust preferred securities. The securities offered by this prospectus will have a maximum aggregate offering price of $1,538,800,000.

     The trust may sell the trust preferred securities to or through underwriters, to other purchasers and/or through agents, on a continuous or delayed basis.

     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the supplement carefully before investing. In particular, YOU SHOULD READ THE RISK FACTORS BEGINNING ON PAGE 6.

     As used in this prospectus, unless we say otherwise, the terms "Unocal," "we," "us" and "our" refer to Unocal Corporation.
                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------

                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    2
Unocal......................................................    4
The Trust...................................................    4
Risk Factors................................................    6
Special Note on Forward-Looking Statements..................   12
Use of Proceeds.............................................   13
Accounting Treatment Relating to Trust Securities...........   13
Ratios of Earnings to Fixed Charges.........................   13
Description of the Trust Preferred Securities...............   14
Description of the Guarantee................................   28
Description of the Junior Subordinated Debentures...........   32
Effect of Obligations Under the Junior Subordinated
  Debentures and the Guarantee..............................   43
Global Securities...........................................   44
Plan of Distribution........................................   46
Validity of the Securities..................................   48
Experts.....................................................   48

                      WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference facilities. Our SEC filings are also available to the public over the Internet, at the SEC's web site at http://www.sec.gov, and through the New York Stock Exchange, where our common stock is listed under the symbol "UCL," at 20 Broad Street, New York, New York 10005.

     We and the trust have filed registration statements with the SEC on Form S-3 pursuant to the Securities Act of 1933, or Securities Act, for the securities offered by this prospectus. In accordance with the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statements of which it forms a part. For further information regarding the securities offered by this prospectus, you may examine our registration statements and the documents incorporated therein by reference, without charge, at the SEC's public reference facilities identified above.

     The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and where applicable supersede information contained or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or Exchange Act, until we complete our offering of the securities under this registration statement:

          a. Our Annual Report on Form 10-K, as amended by Amendments Nos. 1 and 2 on Form 10-K/A, for the fiscal year ended December 31, 2001;

          b. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, our Quarterly Report on Form 10-Q, as amended by Amendments Nos. 1 and 2 on Form 10-Q/A, for the quarterly period ended June 30, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002;

          c. Our Current Reports on Form 8-K dated (date of earliest event reported) January 22 and 24, March 27, April 8 and 25, June 10 and 20, August 2 and 20, September 4, 13, 18, 25, and 27 (as amended by Amendment No. 1 on Form 8-K/A filed on October 11, 2002), October 1, 8, 24 and 30, November 12, December 3 and 26, 2002, and January 28 and February 4, 2003; and

          d. The description of the Preferred Share Purchase Rights associated with our common stock, included in our Current Report on Form 8-K dated January 5, 2000, as such rights have been amended as set forth in our Current Reports on Form 8-K dated (date of earliest event reported) March 27 and August 2, 2002. The descriptions of the 6.25% Trust Convertible Preferred Securities of Unocal Capital Trust, (the "Trust Convertible Preferred Securities"), the guarantee thereof by us, and our 6.25% Convertible Junior Subordinated Debentures (the rights and terms of which may materially limit or qualify the rights evidenced by, or amounts payable with respect to, our common stock) set forth under the captions "Description of the Trust Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," and "Effect of Obligations under the Convertible Debentures and the Guarantee" in the prospectus dated August 7, 1996, included in the Registration Statement on Form S-4 of Unocal and Unocal Capital Trust filed on July 30, 1996, as amended by Pre-Effective Amendment No. 1 filed on August 7, 1996.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of those documents.

     We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon his or her written or oral request at the address described below, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.

                        Stockholder Services Department
                               Unocal Corporation
                       2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (800) 252-2233

     You may also obtain copies of some of these documents at our web site at http://www.unocal.com.

     We have not included separate financial statements for Unocal Capital Trust II in this prospectus. We do not believe its financial statements would be helpful because:

     - the trust is a wholly owned subsidiary of ours, and we file consolidated financial information under the Exchange Act;

     - the trust will not have any independent operations other than issuing trust preferred securities and common securities, which we refer to together as "trust securities," holding junior subordinated debentures we may issue as trust assets and engaging in other necessary or incidental activities as described in this prospectus; and

     - we guarantee the payments on the trust preferred securities.

     We do not expect that the trust will be subject to the reporting requirements of the Exchange Act.

                                     UNOCAL

     We were incorporated in Delaware in 1983 to operate as the parent company of Union Oil Company of California. Union Oil was incorporated in California in 1890. We conduct substantially all of our operations through Union Oil and Union Oil's subsidiaries.

     Through our subsidiaries, we are one of the world's largest independent oil and gas exploration and production companies, with principal operations in North America and Asia. We are also a leading producer of geothermal energy and a provider of electrical power in Asia. Other activities include ownership in proprietary and common carrier pipelines, natural gas storage facilities and the marketing of hydrocarbon commodities.

     Our principal executive offices are located at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and the telephone number at that address is
(310) 726-7600.

                                   THE TRUST

     We created Unocal Capital Trust II as a Delaware statutory trust pursuant to a declaration of trust executed by us as sponsor and the trustees of the trust, and the filing of a certificate of trust with the Delaware Secretary of State on June 30, 1998. We will execute an amended and restated trust agreement for Unocal Capital Trust II, which we refer to in this prospectus as the "trust agreement," that will state the terms and conditions for the trust to issue and sell its trust securities. We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The trust exists solely to:

     - issue and sell its trust securities, having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debentures that we may issue to the trust;

     - use the proceeds from the sale of its trust securities to purchase junior subordinated debentures issued by us; and

     - engage in other activities that are necessary, convenient or incidental to the above purposes (such as registering the transfer of trust securities).

     Accordingly, our junior subordinated debentures will be the sole assets of the trust, and payments under the junior subordinated debentures owned by the trust will be its sole source of revenues. We will hold directly or indirectly all of the common securities of the trust. Unless otherwise specified in the prospectus supplement relating to the trust preferred securities, the common securities of the trust will represent an aggregate liquidation amount equal to at least 1% of the trust's total capitalization. The trust preferred securities will represent the remaining percentage of the trust's total capitalization. The common securities of the trust will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if we default in payments due under the junior subordinated debentures owned by the trust, then distributions, redemption payments and liquidation payments must be paid to the holders of the trust preferred securities before any payments are made to the holders of the common securities of the trust.

     The trust will have a term of 40 years from the date of the original declaration of trust, but may terminate earlier as provided in the trust agreement. As the holder of the trust's common securities, we intend to select three of our employees, officers or affiliates to serve as administrative trustees of the trust. Unless otherwise specified in the prospectus supplement relating to the trust preferred securities, the following five trustees will conduct the trust's business and affairs until their resignation or removal:

     - three of our employees, officers or affiliates, as "administrative trustees;"

     - The Bank of New York, a banking corporation, as "indenture trustee" under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act of 1939; and

     - The Bank of New York (Delaware), an affiliate of the indenture trustee, as "Delaware trustee" under the trust agreement for purposes of compliance with the Delaware Statutory Trust Act.

     For the purpose of compliance with the Trust Indenture Act, The Bank of New York will also serve as trustee under our guarantee in favor of the holders of trust preferred securities and under the indenture governing our junior subordinated debentures. The indenture trustee will hold title to our junior subordinated debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture governing the junior subordinated debentures as holder of those securities. In addition, the indenture trustee will maintain exclusive control of a segregated, non-interest-bearing trust account to hold all payments made in respect of the junior subordinated debentures for the benefit of the holders of the trust securities. The indenture trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the trust account. Trust and trustee-related expenses are not paid from funds in this account, but are paid by us pursuant to the indenture governing the junior subordinated debentures. The address of the Delaware trustee is White Clay Center, Route 273, Newark, Delaware 19711, and the address of the indenture trustee, the guarantee trustee and the debenture trustee is 101 Barclay Street, New York, New York 10286.

     The Bank of New York is currently serving as trustee with respect to Unocal Capital Trust's 6 1/4% Trust Convertible Preferred Securities and our 6 1/4% Convertible Junior Subordinated Debentures due 2026. In addition, The Bank of New York is currently the trustee under an indenture under which debt securities in an aggregate principal amount of approximately $503 million, maturing from February 2004 to March 2011, have been issued by Union Oil and guaranteed by us. The Bank of New York is also a participating lender under two bank credit agreements of Union Oil guaranteed by us, under which it has committed to lend to Union Oil and other of our subsidiaries an aggregate of approximately $34 million, none of which is outstanding as of the date of this prospectus. We and our subsidiaries have other banking relationships and may in the future enter into other relationships with The Bank of New York in the normal course business.

     Only we, as direct or indirect owner of the common securities of the trust, can remove or replace any trustee and increase or decrease the number of trustees (but not below two).

     We will guarantee the trust preferred securities as described in this prospectus and the prospectus supplement relating to the trust preferred securities. We will pay all fees and expenses related to the organization of the trust and the offering of the trust preferred securities. We will also pay all ongoing costs and expenses of the trust, except the trust's obligations under the trust securities.

     The business address of the trust is 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and its telephone number at that address is (310) 726-7600.

                                  RISK FACTORS

     Our subsidiaries' business activities are subject to hazards and risks, including those described below. If any of those events should occur, our business, financial condition and/or results of operations could be materially harmed, and you could lose part or all of your investment. Additional risks relating to the securities you propose to buy may be included in the prospectus supplement relating to those securities. Before making an investment in the securities offered by this prospectus, you should carefully consider all the material risks described below and in the prospectus supplement relating to the securities you propose to buy, as well as the other information contained in those documents and in the documents incorporated by reference in this prospectus, as described under "Where You Can Find More Information."

OUR PROFITABILITY IS HIGHLY DEPENDENT ON THE PRICES OF CRUDE OIL, NATURAL GAS AND NATURAL GAS LIQUIDS, WHICH HAVE HISTORICALLY BEEN VERY VOLATILE.

     Our revenues, profitability, cash flow and future rate of growth are highly dependent on the prices of crude oil, natural gas and natural gas liquids, which are affected by numerous factors beyond our control. Oil and gas liquids and gas prices historically have been very volatile. For example, our lower 48 U.S. gas prices declined significantly in 2001 from the very high levels reached in the second half of 2000 and early 2001. A significant downward trend in commodity prices would have a material adverse effect on our revenues, profitability and cash flow and could result in a reduction in the carrying value of our oil and gas properties and the amounts of our proved oil and gas reserves.

OUR HEDGING AND SPECULATING ACTIVITIES MAY PREVENT US FROM BENEFITING FROM PRICE INCREASES AND MAY EXPOSE US TO OTHER RISKS.

     To the extent that we engage in hedging activities to endeavor to protect ourselves from price volatility, we may be prevented from realizing the benefits of price increases above the levels of the hedges. In addition, we engage in speculative trading in hydrocarbon commodities and derivative instruments in connection with our risk management activities, which subjects us to additional risk.

OUR DRILLING ACTIVITIES MAY NOT BE PRODUCTIVE.

     Drilling for oil and gas involves numerous risks, including the risk that we will not encounter commercially productive oil or gas reservoirs. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     - unexpected drilling conditions;

     - pressure or irregularities in formations;

     - equipment failures or accidents;

     - fires, explosions, blow-outs and surface cratering;

     - marine risks such as capsizing, collisions and hurricanes;

     - adverse weather conditions; and

     - shortages or delays in the delivery of equipment.

     Our future drilling activities may not be successful and, if unsuccessful, this failure could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons. Because of the percentage of our capital budget devoted to higher risk exploratory projects, it is likely that we will continue to experience significant exploration and dry hole expenses.

     As part of our strategy, we explore for oil and gas offshore, often in deep water or at deep drilling depths, where operations are more difficult and costly than on land or than at shallower depths and in shallower waters. Deepwater operations may require a significant amount of time between a discovery and the time that we can produce and market the oil or gas, increasing both the financial and operational risks involved with these activities.

WE MAY NOT BE INSURED AGAINST ALL OF THE OPERATING RISKS TO WHICH OUR BUSINESS IS EXPOSED.

     Our business is subject to all of the operating risks normally associated with the exploration for and production of oil and gas, including blowouts, cratering and fire, any of which could result in damage to, or destruction of, oil and gas wells or formations or production facilities and other property and injury to persons. As protection against financial loss resulting from these operating hazards, we maintain insurance coverage, including certain physical damage, comprehensive general liability and worker's compensation insurance. However, we are not fully insured against all risks in our business. The occurrence of a significant event against which we are not fully insured could have a material adverse effect on our results of operations and possibly on our financial position.

MATERIAL DIFFERENCES BETWEEN ESTIMATED AND ACTUAL TIMING OF CRITICAL EVENTS MAY AFFECT COMPLETION OF AND COMMENCEMENT OF PRODUCTION FROM DEVELOPMENT PROJECTS.

     We are involved in several large development projects, principally offshore. Key factors that may affect the timing and outcome of those projects include: project approvals by joint venture partners; timely issuance of permits and licenses by governmental agencies; manufacturing and delivery schedules of critical equipment, such as offshore platforms, and commercial arrangements for pipelines and related equipment to transport and market hydrocarbons. Delays and differences between estimated and actual timing of critical events may affect the completion of and commencement of production from projects.

OUR OIL AND GAS RESERVE DATA AND FUTURE NET REVENUE ESTIMATES ARE UNCERTAIN.

     Estimates of reserves by necessity are projections based on engineering data, the projection of future rates of production and the timing of future expenditures. We base the estimates of our proved oil and gas reserves and projected future net revenues on reserve reports we prepare. The process of estimating oil and gas reserves requires substantial judgment on the part of the petroleum engineers, resulting in imprecise determinations, particularly with respect to new discoveries. Different reserve engineers may make different estimates of reserve quantities and revenues attributable to those reserves based on the same data. Future performance that deviates significantly from reserve reports could have a material adverse effect on our business and prospects, as well as on the amounts and carrying values of such reserves.

     Fluctuations in the prices of oil and natural gas have the effect of significantly altering reserve estimates, because the economic projections inherent in the estimates may reduce or increase the quantities of recoverable reserves. We may not realize the prices our reserve estimates reflect or produce the estimated volumes during the periods those estimates reflect. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates.

     Any downward revision in our estimated quantities of reserves or of the carrying values of our reserves could have adverse consequences on our financial results, such as increased depreciation, depletion and amortization charges and/or impairment charges, which would reduce earnings and stockholders' equity.

IF WE FAIL TO FIND OR ACQUIRE ADDITIONAL RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE MATERIALLY FROM THEIR CURRENT LEVELS.

     The rate of production from oil and gas properties generally declines as reserves are depleted. Except to the extent we conduct successful exploration and development activities or, through engineering studies, identify additional productive zones or secondary recovery reserves, or acquire additional properties containing proved reserves, our proved reserves will decline materially as oil and gas is produced. Future oil and gas production is, therefore, highly dependent on our level of success in finding or acquiring additional reserves.

OUR GROWTH DEPENDS SIGNIFICANTLY ON OUR ABILITY TO ACQUIRE OIL AND GAS PROPERTIES ON A PROFITABLE BASIS.

     Acquisitions of producing oil and gas properties have been a key element of maintaining and growing our reserves and production in recent years, particularly in North America. The success of any acquisition will depend on a number of factors, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attainable from reserves and to assess future abandonment and possible future environmental liabilities.

     There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and actual future production rates and associated costs and potential liabilities with respect to acquired properties. Actual results may vary substantially from those assumed in the estimates.

WE ARE SUBJECT TO DOMESTIC GOVERNMENTAL RISKS THAT MAY IMPACT OUR OPERATIONS.

     Our domestic operations have been, and at times in the future may be, affected by political developments and by federal, state and local laws and regulations such as restrictions on production, changes in taxes, royalties and other amounts payable to governments or governmental agencies, price controls and environmental protection regulations.

GLOBAL POLITICAL AND ECONOMIC DEVELOPMENTS MAY IMPACT OUR OPERATIONS.

     Political and economic factors in international markets may have a material adverse effect on our operations. On an equivalent-barrel basis, over one-half of our oil and gas production in 2002 was outside the United States, and approximately two-thirds of our proved oil and gas reserves at December 31, 2002 were located outside of the United States. All of our geothermal operations and reserves are located outside the United States.

     There are many risks associated with operations in international markets, including changes in foreign governmental policies relating to crude oil, natural gas liquids, natural gas and geothermal steam pricing and taxation, other political, economic or diplomatic developments, changing political conditions and international monetary fluctuations. These risks include:

     - political and economic instability or war;

     - the possibility that a foreign government may seize our property with or without compensation;

     - confiscatory taxation;

     - legal proceedings and claims arising from our foreign investments or operations;

     - a foreign government attempting to renegotiate or revoke existing contractual arrangements;

     - fluctuating currency values and currency controls; and

     - constrained natural gas markets dependent on demand in a single or limited geographical area.

     Actions of the United States government through tax and other legislation, executive order and commercial restrictions can adversely affect our operating profitability overseas, as well as in the U.S. The United States government can prevent or restrict us from doing business in foreign countries. These restrictions and those of foreign governments have in the past limited our ability to operate in or gain access to opportunities in various countries. Various agencies of the United States and other governments have from time to time imposed restrictions on our ability to operate in or gain attractive opportunities in various countries. Actions by both the United States and host governments have affected operations significantly in the past and will continue to do so in the future.

THE OIL AND GAS EXPLORATION AND PRODUCTION INDUSTRY IS VERY COMPETITIVE, AND MANY OF OUR EXPLORATION AND PRODUCTION COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO.

     Strong competition exists in all sectors of the oil and gas exploration and production industry and, in particular, in the exploration and development of new reserves. We compete with major integrated and other independent oil and gas companies for the acquisition of oil and gas leases and other properties, for the equipment and labor required to explore, develop and operate those properties and in the marketing of oil and natural gas production. Many of our competitors have financial and other resources substantially greater than those available to us. As a consequence, we may be at a competitive disadvantage in bidding for drilling rights. In addition, many of our larger competitors may have a competitive advantage when responding to factors that affect the demand for oil and natural gas production, such as changes in worldwide prices and levels of production, the cost and availability of alternative fuels and the application of government regulations. We also compete in attracting and retaining personnel, including geologists, geophysicists, engineers and other specialists.

ENVIRONMENTAL COMPLIANCE AND REMEDIATION HAVE RESULTED IN AND COULD CONTINUE TO RESULT IN INCREASED OPERATING COSTS AND CAPITAL REQUIREMENTS.

     Our operations are subject to numerous laws and regulations relating to the protection of the environment. We have incurred, and will continue to incur, substantial operating, maintenance, remediation and capital expenditures as a result of these laws and regulations. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of contamination may require us to make material expenditures or subject us to liabilities beyond what we currently anticipate. In addition, any failure by us to comply with existing or future laws could result in civil or criminal fines and other enforcement action against us.

     Our past and present operations and those of companies we have acquired expose us to civil claims by third parties for alleged liability resulting from contamination of the environment or personal injuries caused by releases of hazardous substances.

     For example:

     - we are investigating or remediating contamination at a large number of formerly and currently owned or operated sites and have recently announced additional charges relating to some of these sites; and

     - we have been identified as a potentially responsible party at several Superfund and other multi-party sites where we or our predecessors are alleged to have disposed of wastes in the past.

     Environmental laws are subject to frequent change and many of those laws have become more stringent. In some cases, they can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and impose liability on us for the conduct of others or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them.

     It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental and legal matters and other contingencies because:

     - some sites are in the early stages of investigation, and other sites may be identified in the future;

     - cleanup requirements are difficult to predict at sites where remedial investigations have not been completed or final decisions have not been made regarding cleanup requirements, technologies or other factors that bear on cleanup costs;

     - environmental laws frequently impose joint and several liability on all potentially responsible parties, and it can be difficult to determine the number and financial condition of other potentially responsible parties and their shares of responsibility for cleanup costs;

     - environmental laws and regulations are continually changing, and court proceedings are inherently uncertain; and

     - some legal matters are in the early stages of investigation or proceeding or their outcomes otherwise may be difficult to predict, and other legal matters may be identified in the future.

     Although our management believes that it has established appropriate reserves for cleanup costs, due to these uncertainties, we could be required to provide significant additional reserves in the future, which could adversely affect our results of operations and possibly our financial position.

     More detailed information with respect to the matters discussed above is set forth under the caption "Environmental Regulation" in our 2001 amended Annual Report on Form 10-K/A, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, which reports are incorporated into this prospectus by reference. Our fourth quarter 2002 reported preliminary net earnings included after-tax provisions of approximately $25 million ($40 million pre-tax) for additional reserves for environmental remediation. Most of the provisions, which resulted from our regular quarterly review of remediation obligations, related to facilities previously sold with retained responsibilities and to formerly operated sites. Most of the provisions were included in our reported September 30, 2002 estimate of possible additional remediation costs. However, we expect to add approximately another $25 million to the aggregate of possible additional remediation costs as of December 31, 2002.

WE DEPEND UPON PAYMENTS FROM OUR SUBSIDIARIES.

     We conduct substantially all of our operations through Union Oil, Pure Resources, Inc. and other subsidiaries. Our principal sources of cash are dividends and advances from our subsidiaries, investments, payments by subsidiaries for services rendered and interest payments from subsidiaries on cash advances. The amount of cash and income available to us from our subsidiaries largely depends upon each subsidiary's earnings and operating and capital requirements. In addition, the ability of our subsidiaries to make any payments or transfer funds will depend on the subsidiaries' earnings, business and tax considerations and legal restrictions. Failure to receive adequate cash and income from our subsidiaries could jeopardize our ability to make payments on debt securities we issue, including those held by Unocal Capital Trust or that we may issue to Unocal Capital Trust II, to satisfy our guarantees of debt securities of Union Oil and the trust preferred securities of Unocal Capital Trust or that Unocal Capital Trust II may issue, and to pay dividends on our common stock and any preferred stock we may issue.

OUR DEBT LEVEL MAY LIMIT OUR FINANCIAL FLEXIBILITY.

     As of December 31, 2002, our preliminary, unaudited consolidated balance sheet showed approximately $3.0 billion of total debt outstanding. In addition, Unocal Capital Trust, a consolidated finance subsidiary, has $522 million of convertible trust preferred securities outstanding, which represent beneficial interests in a like amount of subordinated debt we issued to that trust. We may incur additional debt in the future, including in connection with acquisitions, recapitalizations and refinancings. The level of our debt could have several important effects on our future operations, including, among others:

     - a significant portion of our cash flow from operations will be applied to the payment of principal and interest on the debt and will not be available for other purposes;

     - credit rating agencies have changed, and may continue to change, their ratings of our debt and other obligations as a result of changes in our debt level, financial condition, earnings and cash flow, which in turn impacts the costs, terms and conditions and availability of financing;

     - covenants contained in our existing and future debt arrangements will require us to meet financial tests that may affect our flexibility in planning for and reacting to changes in our business, including possible acquisition opportunities;

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited or burdened by increased costs or more restrictive covenants;

     - we may be at a competitive disadvantage to similar companies that have less debt; and

     - our vulnerability to adverse economic and industry conditions may increase.

A CHANGE OF CONTROL OF US COULD RESULT IN THE ACCELERATION OF OUR OUTSTANDING BANK BORROWINGS AND TRIGGER VARIOUS CHANGE-OF-CONTROL PROVISIONS INCLUDED IN EMPLOYEE AND DIRECTOR PLANS AND AGREEMENTS.

     Two bank credit facilities guaranteed by us, under which Union Oil can borrow an aggregate of up to $1.0 billion, provide for the termination of their loan commitments and require the prepayment of all outstanding borrowings under the facilities in the event that (1) any person or group becomes the beneficial owner of more than 30 percent of our then-outstanding voting stock other than in a transaction having the approval of our board of directors, at least a majority of which are continuing directors, or (2) our continuing directors cease to constitute at least a majority of the board. If this situation were to occur, we and Union Oil would likely be required to refinance the outstanding indebtedness under these credit facilities. There can be no assurance that we would be able to refinance this indebtedness or, if a refinancing were to occur, that the refinancing would be on terms favorable to us.

     Under various employee and director plans and agreements, in the event of a change in control, restricted stock would become unrestricted, unvested options and phantom units would vest, performance shares, performance bonus awards and incentive compensation would be paid out, and directors' units would be paid out if the director has so elected. We are also party to employment agreements and other agreements with certain of our employees containing change-of-control provisions.

     We have adopted an enhanced severance program for approximately 2,800 U.S.-payroll employees not represented by collective bargaining agreements and a limited number of international employees in the event they lose their jobs through a change of control.

WE MAY ISSUE PREFERRED STOCK, THE TERMS OF WHICH COULD ADVERSELY AFFECT THE VOTING POWER OR VALUE OF OUR COMMON STOCK.

     Our certificate of incorporation authorizes our board of directors to issue, without the approval of our stockholders, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as the board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we could grant holders of preferred stock the right to elect some number of directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

PROVISIONS IN OUR CORPORATE DOCUMENTS AND DELAWARE LAW COULD DELAY OR PREVENT A CHANGE OF CONTROL OF US, EVEN IF THAT CHANGE WOULD BE BENEFICIAL TO OUR STOCKHOLDERS.

     Our certificate of incorporation and bylaws contain provisions that may make a change of control of us difficult, even if it would be beneficial to our stockholders, including:

     - provisions governing the classification, nomination and removal of directors;

     - a provision prohibiting stockholder action by written consent;

     - a provision that allows only our board of directors to call a special meeting of stockholders;

     - provisions regulating the ability of our stockholders to bring matters for action before annual stockholder meetings; and

     - the authorization given to our board of directors to issue and set the terms of preferred stock.

     In addition, we have adopted a stockholder rights plan, which would cause extreme dilution to any person or group that attempts to acquire a significant interest in Unocal without advance approval of our board of directors, while
Section 203 of the Delaware General Corporation Law would impose restrictions on mergers and other business combinations between Unocal and any holder of 15 percent or more of our outstanding common stock.

WE MAY REDUCE OR CEASE TO PAY DIVIDENDS ON OUR COMMON STOCK.

     We can provide no assurance that we will continue to pay dividends at the current rate or at all. The amount of cash dividends, if any, to be paid in the future will depend upon their declaration by our board of directors and upon our financial condition, results of operations, cash flow, the level of our capital and exploration expenditures, our future business prospects and other related matters that our board of directors deems relevant.

     In addition, under the terms of the outstanding trust preferred securities of Unocal Capital Trust and the Unocal subordinated debt securities held by that trust, we have the right, under certain circumstances to suspend the payment to that trust of interest on the subordinated debt securities, in which event the trust has the right to suspend the payment of distributions on its trust preferred securities. In this situation, we would be prohibited from paying dividends on our common stock.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Some of the statements contained or incorporated by reference in this prospectus discuss our plans and strategies for our business or state other "forward-looking statements," as this term is defined in the Private Securities Litigation Reform Act of 1995, as embodied in Section 27A of the Securities Act 1933, as amended, and Section 21E of the Securities Exchange Act 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. The words "believes," "anticipates," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, some of which our management has not yet identified. Any such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by those forward-looking statements as the result of various important factors, some of which are discussed in the "Risk Factors" section of this prospectus, at pages 59-61 of Amendment No. 2 to our 2001 Annual Report on Form 10-K/A and in other documents incorporated by reference in this prospectus.

     The factors described in the "Risk Factors" section of this prospectus and in the documents we incorporate by reference in this prospectus are not necessarily all of the important factors that could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. Accordingly, our actual results may differ from those expressed in, or implied by, our forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise, except to the extent we may be legally required to do so.

                                USE OF PROCEEDS

     Unocal Capital Trust II will use all the net proceeds from the sale of the trust securities to purchase junior subordinated debentures we may issue. Unless we say otherwise in the prospectus supplement, we will use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include:

     - contributions or loans to Union Oil and/or its subsidiaries;

     - repayment and refinancing of indebtedness;

     - acquisitions; and

     - repurchases and redemptions of securities.

     Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

               ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

     The financial statements of Unocal Capital Trust II will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as "Company-obligated mandatorily redeemable preferred securities of a subsidiary trust holding solely parent subordinated debentures." Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our junior subordinated debentures and, from time to time, cash and amounts payable by us on the junior subordinated debentures, and will specify the designation, principal amount, interest rate and maturity date of the junior subordinated debentures.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

     The following table describes for Unocal the ratio of earnings to fixed charges for the periods indicated.

                                  AS OF AND FOR THE
                                  NINE MONTHS ENDED
                                    SEPTEMBER 30,       AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                 -------------------    -----------------------------------------
                                 2002          2001     2001     2000     1999     1998     1997
                                 -----         -----    -----    -----    -----    -----    -----
Ratio of Earnings to Fixed
  Charges:.....................   3.0x          6.6x     5.2x     5.2x     1.9x     1.9x     3.0x

     For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations (before discontinued operations and the cumulative effect of a change in an accounting principle) before taxes on income and fixed charges. "Fixed charges" consist of interest on indebtedness and capital lease obligations, amortization of debt discount, debt premium and issuance expense and that portion of operating lease expense which is representative of the interest factor (assumed to be one third), and distributions on convertible preferred securities.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The trust preferred securities will be issued pursuant to the terms of an amended and restated trust agreement for Unocal Capital Trust II, which we refer to as the "trust agreement." The trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, will be qualified as an indenture under the Trust Indenture Act of 1939. The Bank of New York will act as indenture trustee for the trust preferred securities under the trust agreement for purposes of compliance with the Trust Indenture Act. The terms of the trust preferred securities and the rights of holders of the trust preferred securities will include those stated in the trust agreement, those made part of the trust agreement by the Trust Indenture Act, and those set forth in the Delaware Statutory Trust Act. We summarize below the material terms and provisions of the trust preferred securities and the rights of the holders of trust preferred securities. The financial and other specific terms that apply to trust preferred securities we may offer will be described in a supplement to this prospectus. Those specific terms will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. In addition, since we have included (and the prospectus supplement will include) only a summary of the provisions of the trust preferred securities and the rights of the holders of those securities, you must refer to the trust agreement and its associated documents, including any trust preferred security you may purchase, and the relevant provisions of the Delaware Statutory Trust Act and the Trust Indenture Act, for the full legal text of the matters described in this section and the prospectus supplement.

GENERAL

     The trust agreement authorizes the administrative trustees to issue trust securities on behalf of the trust. The trust securities will represent undivided beneficial interests in the assets of the trust. The only assets of the trust, and its only source of revenue, will be the junior subordinated debentures the trust will purchase from us with the proceeds from the sale of its trust securities. Accordingly, distribution and other payment dates for the trust securities will correspond with the interest and other payment dates for the junior subordinated debentures. If we do not make payments on our junior subordinated debentures in accordance with their terms, the trust will not have funds available to pay distributions or other amounts payable on the trust securities in accordance with their terms. We will own, directly or indirectly, all of the common securities of the trust. The trust's common securities will rank equally, and payments will be made on those securities proportionately, with the trust preferred securities, except if an event of default has occurred and is continuing under the trust agreement. In that event, our rights, as holder of the common securities of the trust, to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The trust agreement does not permit the issuance by the trust of any securities other than the trust preferred securities and the common securities of the trust, and does not permit the incurrence of any indebtedness by the trust. The indenture trustee will hold our junior subordinated debentures for the benefit of the holders of the trust securities.

     The payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, will be fully and unconditionally guaranteed by us to the extent described under "Description of the Guarantee." We refer to this guarantee by us of the trust preferred securities as the "guarantee." The guarantee will be held by The Bank of New York, as guarantee trustee, for the benefit of the holders of the trust preferred securities. The guarantee will not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In that event, the remedy of a holder of trust preferred securities would be to vote to direct the indenture trustee to enforce its rights as the holder of the junior subordinated debentures, except in the limited circumstances in which the holder may take direct action, as discussed under "-- Trust Preferred Securities Events of Default" and "-- Voting Rights."

     The prospectus supplement will contain, where applicable, the following specific terms regarding the trust preferred securities:

     - the specific designation, liquidation amount, number to be issued by the trust and purchase price;

     - the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

     - the distribution rate;

     - the dates on which distributions will be payable;

     - any provisions relating to deferral of distribution payments;

     - the place where distributions and other amounts payable on the trust preferred securities will be payable, if different from that described in this prospectus;

     - any repayment or redemption provisions;

     - any conversion, exercise or exchange provisions;

     - applicable United States federal income tax consequences; and

     - any other specific terms of the trust preferred securities.

DISTRIBUTIONS

     The trust preferred securities will represent preferred beneficial ownership interests in the trust. Distributions on each trust preferred security will be payable at the rate specified in the prospectus supplement, which we refer to as the "distribution rate." Distributions not paid on the regularly scheduled payment date, including as a result of a deferral as described below, will accumulate interest at the distribution rate, compounded quarterly, to the extent permitted by law. As used in this prospectus, the term "distribution" includes any such accumulated interest unless otherwise stated. The amount of distributions payable for any full quarterly distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly distribution period will be computed on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed in that period.

     Distributions on the trust preferred securities will be cumulative. Distributions will accumulate from (and including) the date of original issuance, and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year or on the dates specified in the prospectus supplement, when, as and if the trust has funds available for payment. Distributions will be made by the indenture trustee, except as otherwise described below.

     If provided in the prospectus supplement, we will have the right at any time and from time to time during the term of the junior subordinated debentures to defer payment of interest for the number of consecutive interest payment periods and on the terms otherwise specified in the prospectus supplement, but any period of deferral may not extend beyond the stated maturity of the junior subordinated debentures, which is the date on which the debentures' principal amount is scheduled to become due. To the extent of any such deferral of interest, distributions on the trust securities will also be deferred. See "Description of the Junior Subordinated Debentures -- Interest."

     Distributions on the trust preferred securities must be paid on the dates on which they are payable only to the extent that the relevant trust has funds available to pay those distributions. The trust's funds available for distribution to the holders of trust preferred securities will be limited to payments we make on the junior subordinated debentures held by the trust. If we do not make interest payments on our junior subordinated debentures, the indenture trustee will not have funds available to pay distributions on the trust preferred securities. We will guarantee the payment of distributions out of funds held by the trust to the extent described under "Description of the Guarantee."

     Distributions on the trust preferred securities will be payable to the holders of those securities as they appear on the books and records of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. These distributions will be paid through the indenture trustee, who will hold amounts received on the junior subordinated debentures held by the trust for the benefit of the holders of the trust securities. Subject to any applicable laws and regulations and the provisions of the trust agreement and the indenture governing the junior subordinated debentures, the administrative trustees may elect to pay distributions on behalf of the trust either:

     - by check mailed to the holder entitled to the distribution at the address of that holder; or

     - by transfer to an account maintained by the holder located in the United States except that payments to the depositary for the trust preferred securities, as described under "Global Securities," will be made by wire transfer of immediately available funds to the account of the depositary or its nominee.

     If the trust preferred securities do not continue to remain in book-entry only form, the administrative trustees will have the right to select record dates, which will conform to the rules of any securities exchange or other organization on which the trust preferred securities may be listed or quoted, and will be at least one business day prior to the relevant payment dates. If any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the immediately following day that is a business day (and without any interest or other payment for the delay), with the same force and effect as if made on the relevant payment date. If, however, the immediately following business day falls in the next calendar year, payment of those distributions will be made on the immediately preceding business day, with the same force and effect as if made on the relevant payment date. As used in this prospectus, "business day" means any day other than a Saturday, Sunday, or any other day on which banking institutions in New York City or Los Angeles, California, are permitted or required by any applicable law to close.

CONVERSION, EXERCISE OR EXCHANGE RIGHTS

     The terms on which the trust preferred securities may be converted into or exercised or exchanged for common stock or preferred stock or other securities of Unocal or debt or equity securities of one or more third parties, and the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at our option or at the option of the holder, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted, will be described in the prospectus supplement.

MANDATORY REDEMPTION

     Upon repayment of the junior subordinated debentures held by the trust, whether at maturity or upon redemption, the proceeds from that repayment must immediately be applied to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so repaid. The junior subordinated debentures may be redeemed, in whole or in part, at our option as may be provided in the prospectus supplement, or at any time upon the occurrence of a special event in the circumstances described below under "-- Distribution or Redemption Upon the Occurrence of a Special Event." Holders of trust securities must be given not less than 30 nor more than 60 days notice of any such redemption and we will issue a press release announcing the redemption.

     If we redeem less than all of the junior subordinated debentures held by the trust and, therefore, less than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed proportionately based on the aggregate liquidation amount of trust preferred securities held by each holder and, if the trust preferred securities are in book-entry form, the redemption proceeds will be distributed in accordance with the procedures of the depositary. We may not redeem any of our junior subordinated debentures (and therefore cause a mandatory redemption of the trust preferred securities) unless all accumulated and unpaid distributions have been paid on all outstanding trust preferred securities for all quarterly distribution payment periods terminating on or prior to the last distribution payment date before the date of redemption. Any redemption of trust preferred securities, other than upon the occurrence of a "special event" described below, will be made at the prices set forth in the prospectus supplement, together with accrued and unpaid interest to (but excluding) the redemption date.

DISTRIBUTION OR REDEMPTION UPON THE OCCURRENCE OF A SPECIAL EVENT

     If, at any time, a "tax event" or an "investment company event," each as defined below and referred to in this prospectus as a "special event," has occurred and is continuing, the trust may, with our consent, except in the limited circumstances described below, be dissolved with the result that, after satisfaction of liabilities to creditors of the trust as provided by applicable law, junior subordinated debentures held by the trust with an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the trust securities would be distributed proportionately to the holders of the trust securities in liquidation of their respective interests in the trust, within 90 days following the occurrence of the special event. This dissolution and distribution, however, will be conditioned on:

     - the receipt by the administrative trustees of an opinion of an independent tax counsel experienced in these matters, a "no recognition opinion," which opinion may rely on published revenue rulings of the IRS, to the effect that the holders of the trust securities will not recognize any gain or loss for United States federal income tax purposes as a result of the trust dissolution and distribution of junior subordinated debentures;

     - we or the trust being unable to avoid the special event within the applicable 90-day period by taking some ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) that will have no adverse effect on the trust, Unocal or the holders of the trust securities or does not subject any of them to more than de minimis regulatory requirements; and

     - our prior written consent to the dissolution and distribution.

     If we decline to consent to the dissolution and distribution, we may incur an obligation to pay "additional interest," as described under "Description of the Junior Subordinated Debentures -- Additional Interest." Furthermore, if:

     - after receipt by the administrative trustees of a "dissolution tax opinion" (as described below), we have received an opinion of an independent tax counsel experienced in these matters, a "redemption tax opinion," that, as a result of a tax event, there is more that an insubstantial risk that we would be precluded from deducting the interest on the junior subordinated debentures for United States federal income tax purposes, even after the junior subordinated debentures were distributed to the holders of trust securities in liquidation of their respective interests in the trust as described above; or

     - after receipt by the administrative trustees of a dissolution tax opinion or a "change in 1940 Act opinion" (as described below), the administrative trustees have been informed by independent tax counsel experienced in these matters that it cannot, for substantive reasons, deliver a no recognition opinion to the trust, then we will have the right, upon not less than 30 nor more than 60 days notice, to redeem the junior subordinated debentures for cash, in whole or in part, at 100% of their aggregate principal amount, plus accrued and unpaid interest, within 90 days following the occurrence of the special event. Following this redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so redeemed will be redeemed proportionately by the trust at their liquidation amount plus accumulated and unpaid distributions to (but excluding) the redemption date. If, however, we will then have the opportunity to eliminate the special event within the applicable 90-day period by taking some ministerial action that neither has any adverse effect on the trust, Unocal or the holders of the trust securities nor subjects any of them to more than de minimis regulatory requirements, we or the trust will pursue that action instead of redemption.

     "Tax event" means that the administrative trustees have received an opinion of an independent tax counsel experienced in these matters, a "dissolution tax opinion," to the effect that on or after the date of issuance of trust preferred securities, as a result of:

     - any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations under those laws, of the United States or any political subdivision or taxing authority of or in the United States;

     - any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt those procedures or regulations, which we refer to collectively as an "administrative action;" or

     - any amendment to, clarification of, or change in the official position or the interpretation of an administrative action or judicial decision that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority, or regulatory body, irrespective of the manner in which the amendment, clarification or change is made known, which amendment, clarification, or change is effective or, if a pronouncement or decision, is announced, on or after the date of issuance of the trust preferred securities, there is more than an insubstantial risk that:

     - the trust is or will be subject to United States federal income tax with respect to interest accrued or received on the junior subordinated debentures held by the trust;

     - the trust is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges; or

     - interest payable in cash by us to the trust on our junior subordinated debentures (other than interest attributable to the common securities of the trust) is not, or will not be, deductible, in whole or in part, by us for United States federal income tax purposes.

This opinion, however, will not be deemed to be a "dissolution tax opinion" if the change in tax law requires us for United States federal income tax purposes to defer taking a deduction for any "original issue discount" that accrues with respect to the junior subordinated debentures until the interest payment related to that original issue discount is paid by us in cash, provided the change in tax law does not create more than an insubstantial risk that we will be prevented from taking a deduction for original issue discount accruing with respect to the junior subordinated debentures at a date that is no later than the date the interest payment related to that original issue discount is actually paid by us in cash.

     "Investment company event" means that the administrative trustees have received an opinion of an independent counsel experienced in these matters, a "change in 1940 Act opinion," to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority on or after the date of issuance of the trust preferred securities, there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

     After the date for any distribution of junior subordinated debentures upon dissolution of the trust:

     - the trust preferred securities will no longer be deemed to be outstanding;

     - the depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon their distribution; and

     - any certificate representing trust preferred securities not held by the depositary or its nominee will be deemed to represent beneficial interests in junior subordinated debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the trust preferred securities, until those certificates are presented to us or our agent for transfer or reissuance.

     We cannot give you assurances as to the market prices for any trust preferred securities or the junior subordinated debentures that may be distributed in exchange for those trust preferred securities if a dissolution and liquidation of the trust were to occur. Accordingly, the trust preferred securities that you may purchase, or the junior subordinated debentures that you may receive upon dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the trust preferred securities offered by this prospectus.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

     The trust may not redeem any of its outstanding trust preferred securities unless all accumulated and unpaid distributions have been paid on all outstanding trust preferred securities for all quarterly distribution periods terminating on or prior to the last distribution payment date before the date of redemption. Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price described in the prospectus supplement with the proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of trust preferred securities will be made, and the applicable redemption price will be payable, on each redemption date only to the extent the trust has funds on hand available for the payment of the redemption price.

     If the trust gives a notice of redemption for trust preferred securities that are held in book-entry form, then, by 12:00 noon, New York City time, on the redemption date, if we have paid to the indenture trustee funds sufficient to pay the applicable redemption price plus any accumulated and unpaid distributions, the indenture trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and any accumulated and unpaid distributions, and will give the depositary irrevocable instructions and authority to pay the redemption price and any accumulated and unpaid distributions to the holders of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, the indenture trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the redemption price plus any accumulated and unpaid distributions and will give the paying agent irrevocable instructions and authority to pay those amounts to the holders of the trust preferred securities upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities selected for redemption will be payable to the holders of those securities on the relevant record dates for the related distribution dates.

     If a notice of redemption is given and funds are deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of the trust preferred securities selected for redemption will also cease, except for the holders' right to receive the redemption price plus any accumulated and unpaid distributions, but without further accrued interest on the redemption price. If any date fixed for redemption is not a business day, then payment of the redemption price, and any accumulated and unpaid distributions payable on that date, will be made on the immediately following day that is a business day (without any interest or other payments for the delay), with the same force and effect as if made on the relevant redemption date. If, however, the immediately following business day falls in the next calendar year, payment of those amounts will be made on the immediately preceding business day with the same force and effect as if made on the relevant redemption date. If payment of the redemption price and any accumulated and unpaid distributions for any trust preferred securities is improperly withheld or refused and not paid by the indenture trustee or (if paid to the trust) by us under the guarantee, distributions on those trust preferred securities will continue to accumulate at the distribution rate from the original redemption date to the actual date of payment, and the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

     If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately based on the liquidation amount of trust securities held by each holder. If the trust securities are in book-entry form, the distribution of proceeds will be made in accordance with the procedures of the depositary. If the trust securities are no longer in book-entry form, payment of the redemption price on the trust preferred securities and any distribution of junior subordinated debentures to the holders of trust preferred securities will be made to the record holders as they appear on the register for the trust preferred securities on the redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the applicable redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in the payment of the redemption price on our junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions of those debentures (and distributions will cease to accrue on the trust preferred securities or portions of those securities) selected for redemption.

     Subject to the matters described above and applicable law, including United States federal securities laws, we or any of our subsidiaries may at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or otherwise.

SUBORDINATION OF TRUST COMMON SECURITIES

     Payment of distributions on, and other amounts payable under, the trust preferred securities and the common securities of the trust will be made proportionately based on the liquidation amount of the trust preferred securities and common securities. If, however, on any distribution date or other payment date an event of default under the junior subordinated debentures, which we refer to as a "debenture event of default," has occurred and is continuing:

     - no payment of any distribution, and no other payment on account of the redemption, liquidation or otherwise, will be made on any common securities of the trust, unless payment in full in cash of all accumulated and unpaid amounts on all of the outstanding trust preferred securities has been made or provided for; and

     - all funds available to the indenture trustee will first be applied to the payment in full in cash of all distributions on, and all other amounts with respect to, the trust preferred securities then due and payable.

     In the case of any event of default under the trust agreement occurring as a result of a debenture event of default, we, as holder of the common securities of the trust, will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect with respect to the trust preferred securities of all events of default resulting from a debenture event of default have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement resulting from a debenture event of default have been so cured, waived or eliminated, the indenture trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, as holder of the common securities of the trust, and only the holders of the trust preferred securities will have the right to direct the indenture trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of the trust, which we refer to as a "liquidation" of the trust, the holders of the trust preferred securities will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors:

     - distributions in an amount equal to the aggregate of the liquidation amount per trust preferred security plus any accumulated and unpaid distributions to the date of payment, which we refer to as a "liquidation distribution,"

     unless,

     - in connection with the liquidation of the trust, junior subordinated debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the trust preferred securities have been distributed proportionately to the holders of the trust securities.

     If, after a liquidation of the trust, the related liquidation distribution can be paid only in part because the trust does not have sufficient assets to pay in full the liquidation distribution on all trust securities, then the amounts payable directly by the trust on the trust securities will be paid proportionately based on the aggregate liquidation amount of trust securities held by each holder. As holder of the common securities of the trust, we will be entitled to receive distributions proportionately with the holders of the trust preferred securities, unless an event of default under the trust agreement has occurred and is continuing, in which case the trust preferred securities will have preference over the common securities with regard to the payment of those distributions.

     Under the trust agreement, the trust will dissolve:

     - upon expiration of the 40-year term of the trust;

     - upon our bankruptcy, as the holder of the common securities of the trust;

     - upon the filing of a certificate of dissolution or its equivalent with respect to Unocal, as the holder of the common securities of the trust, or the revocation of our charter as the holder of the common securities of the trust and the expiration of 90 days after the date of revocation without a reinstatement of the trust;

     - upon the occurrence of a special event in the circumstances described above under "-- Distribution or Redemption Upon the Occurrence of a Special Event," or when the junior subordinated debentures have been distributed to the holders of the trust securities in exchange for the trust securities in accordance with their terms;

     - upon the entry of a decree of judicial dissolution of the trust or of the holder of the common securities of the trust;

     - upon redemption of all the trust securities; or

     - upon the occurrence of such other events as may be described in the prospectus supplement.

EVENTS OF DEFAULT

     A debenture event of default constitutes an event of default under the trust agreement with respect to the trust securities. See "Description of the Junior Subordinated Debentures -- Events of Default."

     Within 90 days after the occurrence of an event of default under the trust agreement, the indenture trustee will notify the holders of trust securities of all debenture events of defaults actually known to it, unless the defaults have been cured before the giving of the notice. We and the trust are each required to file annually with the indenture trustee an officer's certificate as to its compliance with all conditions and covenants under the trust agreement.

  LIMITATION ON ACTIONS BY INDIVIDUAL HOLDERS OF TRUST PREFERRED SECURITIES

     If an event of default has occurred and is continuing under the trust agreement, the indenture trustee as the sole holder of the junior subordinated debentures will have the right under the indenture governing the debentures to declare the principal amount of the junior subordinated debentures to be immediately due and payable.

     If the indenture trustee fails to enforce its rights under the junior subordinated debentures, any holder of trust preferred securities may institute a legal proceeding against us to enforce the indenture trustee's rights under the junior subordinated debentures. However, if an event of default under the trust agreement has occurred and is continuing that is attributable to our failure to pay interest on or principal (or the redemption price) of the junior subordinated debentures on the date that interest or principal is otherwise payable (or in the case of redemption, the redemption date), any holder of trust preferred securities may institute a legal proceeding directly against us, which we refer to as a "direct action," on or after the respective due date specified in the junior subordinated debentures for enforcement of payment to the holder of trust preferred securities of the principal of or interest on the debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by that holder. We may not amend the indenture governing the junior subordinated debentures to remove this right to bring a direct action without the consent of each holder of trust preferred securities. If we make any payments to holders of trust preferred securities as a result of a direct action, we will remain obligated to pay the principal of, and any premium and interest on, our junior subordinated debentures, but will be subrogated to the extent of those payments to the rights of the holders of those trust preferred securities with respect to payments on those trust preferred securities. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

  WAIVER OF DEFAULTS

     The holders of a majority in liquidation amount of trust preferred securities may waive any past event of default with respect to the trust preferred securities and its consequences, except:

     - if the underlying debenture event of default is not waivable under the indenture governing the junior subordinated debentures; or

     - if the underlying debenture event of default may not be waived without the consent or vote of more than a majority in principal amount of junior subordinated debentures, in which case the trust preferred securities event of default may be waived only by the vote of holders of at least the same percentage in liquidation amount of trust preferred securities as is required under the indenture of aggregate principal amount of junior subordinated debentures outstanding.

     A waiver of a debenture event of default by the indenture trustee at the direction of the holders of the trust preferred securities constitutes a waiver of the corresponding event of default under the trust agreement.

     Upon any waiver, the debenture event of default will cease to exist and any related event of default under the trust agreement will be deemed to have been cured for every purpose of the trust agreement. In addition, any waiver by the holders of the trust preferred securities of an event of default with respect to those securities will also be deemed to constitute a waiver of that event of default by the holders of the common securities of the trust with respect to those common securities for all purposes of the trust agreement, without need for any further act, vote or consent of the holders of those common securities.

     Under the trust agreement, as the holder of the common securities of the trust, we will be deemed to have waived any event of default under the trust agreement with respect to the common securities until all events of default under the trust agreement with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default with respect to the trust preferred securities have been so cured, waived, or otherwise eliminated, the indenture trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only those holders will have the right to direct the indenture trustee with respect to the matters described in the trust agreement, and therefore the indenture governing the junior subordinated debentures.

VOTING RIGHTS

     Except as described elsewhere in this prospectus, and as otherwise required by law (including the Delaware Statutory Trust Act and the Trust Indenture Act of 1939) and the trust agreement, the holders of trust preferred securities will have no voting rights.

     Subject to the requirement of the indenture trustee to obtain the tax opinion described below, the holders of a majority in aggregate liquidation amount of trust preferred securities, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or direct the exercise of any trust or power conferred upon the indenture trustee under the trust agreement, including the right to direct the indenture trustee, as holder of the junior subordinated debentures, to:

     - exercise the remedies available under the indenture governing the junior subordinated debentures with respect to the debentures;

     - waive any past event of default that is waivable under that indenture; or

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable.

     However:

     - if an event of default under the indenture governing the junior subordinated debentures has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the indenture trustee to declare the principal of and any premium or interest on the junior subordinated debentures to be immediately due and payable; and

     - where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, only the holders of at least the same percentage in aggregate liquidation amount of the trust preferred securities may direct the indenture trustee to give such consent or take such action.

     The indenture trustee will notify all holders of trust preferred securities of any notice of default received from the debenture trustee with respect to the junior subordinated debentures. The notice will state that such event of default also constitutes an event of default under the trust agreement. Except with respect to directing the time, method and place of conducting any remedy available to it or the debenture trustee, as described above, the indenture trustee will not take any of the actions described in the first three bullets of this section unless it has obtained an opinion of tax counsel to the effect that, as a result of such action, the trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     If the consent of the indenture trustee, as the holder of the junior subordinated debentures, is required under the indenture governing the debentures with respect to any amendment, modification or termination of the indenture or the junior subordinated debentures, the indenture trustee will request the direction of the holders of the trust securities with respect to that amendment, modification or termination and will vote with respect to the amendment, modification or termination as directed by a majority in liquidation amount of the trust securities, voting together as a single class, except that, where a consent under the indenture would require the consent of a higher percentage, the indenture trustee may only give that consent at the direction of the holders of at least the same percentage in liquidation amount of the trust securities as is required under the indenture of aggregate principal amount of the junior subordinated debentures outstanding. The indenture trustee will not take any such action in accordance with the direction of the holders of the trust securities unless it has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income taxes the trust will not be classified as other than a grantor trust on account of that action.

     Any approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of those trust preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or pursuant to written consent. The administrative trustees can at any time call a meeting of holders of any class of trust securities, and must call a meeting if directed to do so by the holders of at least 10% in liquidation amount of any class of trust securities. The administrative trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be mailed to each holder of record of trust preferred securities. Each notice will include a statement setting forth the following information:

     - the date of the meeting or the date by which action is to be taken;

     - a description of any resolution proposed for adoption at the meeting or of the matter for which written consent is sought; and

     - instructions for the delivery of proxies or consents.

     No vote or consent of holders of trust preferred securities will be required for the trust to, in accordance with the trust agreement and the terms of the trust securities:

     - redeem and cancel trust preferred securities;

     - distribute junior subordinated debentures; or

     - if provided in the prospectus supplement, make adjustments to the conversion price or to the kind and amount of the securities, cash and other property into which the junior subordinated debentures are convertible.

     Notwithstanding the rights of holders of trust preferred securities to vote or consent under the circumstances described above, any trust preferred securities that are owned at the relevant time by us or any of our affiliates will not be entitled to vote or consent and will, for purposes of voting or consenting, be treated as if they were not outstanding.

     The procedures by which holders of trust preferred securities issued in book-entry form may exercise their voting rights are described under "Global Securities."

     Holders of trust preferred securities will have no rights to appoint or remove the trustees. The trustees may be appointed, removed or replaced solely by us, as the indirect or direct holder of all of the common securities of the trust.

MODIFICATION OF THE TRUST AGREEMENT

     Except as described below, the trust agreement may be modified and amended with the approval of the administrative trustees (and, if it affects the rights, powers, duties, obligations or immunities of the indenture trustee or the Delaware trustee, of one or both of these trustees), and without the consent of the holders of trust securities, to:

     - cure any ambiguity;

     - correct or supplement any provision in the trust agreement that may be defective or inconsistent with any other of its provisions;

     - add to our covenants, restrictions or obligations;

     - conform to any change in the Investment Company Act or the Trust Indenture Act or the related rules and regulations, or any written change in interpretation or application of such act, rule or regulation by any legislative body, court, government agency or regulatory authority, if the amendment does not adversely affect the rights, preferences or privileges of the holders in any material respect;

     - evidence the appointment of a trustee or successor trustee; and

     - cause the trust to continue to be classified as a grantor trust for United States federal income tax purposes.

     If the proposed amendment provides for, or the administrative trustees otherwise propose to effect:

     - any action that would adversely affect the powers, preferences or special rights of the trust securities in any material respect, whether by way of amendment to the trust agreement or otherwise; or

     - the dissolution, winding-up or termination of the trust other than as provided in the trust agreement,

then the holders of the trust securities will be entitled to vote, together as a single class, on the amendment or proposal and the amendment or proposal will not be effective except with the approval of at least a majority in liquidation amount of the trust securities affected by it. If, however, any amendment or proposal would adversely affect the powers, preferences or special rights of only the trust preferred securities or only the common securities of the trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of a majority in liquidation amount of that class of trust securities.

     The consent of all holders of trust securities is required to amend the provisions of the trust agreement relating to its modification and amendment.

     Notwithstanding the foregoing, no amendment or modification may be made to the trust agreement if it would:

     - cause the trust to be classified for purposes of United States federal income taxation as other than a grantor trust;

     - reduce or otherwise adversely affect the powers of the indenture trustee in contravention of the Trust Indenture Act of 1939; or

     - cause the trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940.

     See "-- Voting Rights" above for a description of the rights of the holders of trust securities with respect to any amendment, modification or termination of the indenture governing the junior subordinated debentures.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS OF THE TRUST

     The trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise indicated in the prospectus supplement. The trust may, with the consent of the administrative trustees and without the consent of the holders of trust securities, the Delaware trustee or the indenture trustee, consolidate, amalgamate, merge with or into, convert into, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, or be replaced by, a trust organized as such under the laws of any state, if:

     - the successor entity either expressly assumes all of the obligations of the trust under the trust securities or substitutes for the trust preferred securities "successor securities" having substantially the same terms as the trust preferred securities, so long as the successor securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption, and otherwise;

     - we expressly acknowledge a trustee for the successor entity, possessing the same powers and duties as the indenture trustee, as the holder of the junior subordinated debentures;

     - we use our reasonable efforts to cause any successor securities to be listed or quoted on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

     - the merger, consolidation, amalgamation, conversion, conveyance, transfer, lease or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded (if so rated prior to such transaction) by any nationally recognized statistical rating organization;

     - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect (other than with respect to any dilution of the holders' interest in the new entity);

     - the successor entity has a purpose substantially identical to that of the trust;

     - prior to the merger, consolidation, amalgamation, conversion, conveyance, transfer, lease or replacement, we have received an opinion of an independent counsel to the trust experienced in these matters to the effect that:

      -- the merger, consolidation, amalgamation, conversion, conveyance, transfer, lease or replacement does not adversely affect the legal rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect (other than with respect to any dilution of the holders' interest in the new entity),

      -- following the merger, consolidation, amalgamation, conversion, conveyance, transfer, lease or replacement, neither the trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940, and

      -- following the merger, consolidation, amalgamation, conversion, conveyance, transfer, lease or replacement, the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purpose; and

     - we own all of the common securities of the successor entity and guarantee the obligations of that entity under the successor securities, at least to the extent provided by our guarantee of the trust preferred securities.

     Notwithstanding the foregoing, the trust may not, without the consent of holders of 100% in liquidation amount of trust securities, consolidate, amalgamate, merge with or into, convert into, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the consolidation, amalgamation, merger, conversion, conveyance, transfer, lease or replacement would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The indenture trustee, other than during the occurrence and continuance of an event of default with respect to the trust securities, undertakes to perform only those duties that are specifically set forth in the trust agreement and, after an event of default has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the trust agreement and with the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities, unless it is offered reasonable indemnity by the holder against the costs, expenses and liabilities that might be incurred in complying with the request. Holders of trust preferred securities will not be required to offer this indemnity in the event that, by exercising their voting rights, they direct the indenture trustee to take any action the indenture trustee is empowered to take under the trust agreement following an event of default. The indenture trustee will serve as trustee also under the guarantee and the indenture governing the junior subordinated debentures.

     As noted under "The Trust," The Bank of New York, the indenture trustee, also serves and may in the future serve as trustee or in other capacities for various other securities we and our affiliates have issued or may issue.

EXPENSES AND TAXES

     Under the junior subordinated debentures, we, as borrower, will agree to pay in connection with the issuance of the debentures and the trust securities:

     - all costs and expenses relating to the offering, sale and issuance of the junior subordinated debentures and the trust securities, including any underwriting fees, and the compensation of the debenture trustee;

     - all costs and expenses of the trust, including costs and expenses relating to the organization, maintenance and dissolution of the trust, the fees and expenses of the indenture trustee and the Delaware trustee, and the costs and expenses relating to the operation of the trust;

     - all costs and expenses related to the enforcement by the indenture trustee of its rights as holder of the junior subordinated debentures; and

     - any and all taxes to which the trust may become subject (other than United States withholding taxes attributable to the trust or its assets) and all liabilities, costs and expenses relating to those taxes.

PAYING AGENT, REGISTRAR AND TRANSFER AGENT

     Payments on trust preferred securities in book-entry form will be made to the depositary, which will credit the relevant accounts on the applicable distribution dates. Payments on any trust preferred securities that are not issued in book-entry form will be made by check mailed to each holder entitled to those payments at the address of the holder appearing on the books and records of the trust. Unless otherwise stated in the prospectus supplement, the indenture trustee will act as paying agent and may designate an additional or substitute paying agent at any time that is acceptable to the administrative trustees. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to us and the indenture trustee. If the indenture trustee is no longer the paying agent, the administrative trustees will appoint a successor (which must be a bank or trust company) to act as paying agent.

     Unless otherwise specified in the prospectus supplement, the administrative trustees will provide for the registration and transfer of trust preferred securities. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment (and after giving such indemnity as the administrative trustees may require) to cover any tax or other government charges that may be imposed in relation to the transfer. The trust will not be required to register or cause to be registered the transfer of trust preferred securities after those securities have been converted, exchanged, repaid or selected for redemption.

GOVERNING LAW

     The trust agreement and the trust preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and operate the trust in such a way that, and to take any action so that, the trust will not be required to register as an "investment company" under the Investment Company Act of 1940 or characterized as other than a grantor trust for United States federal income tax purposes, and to cooperate with us so that our junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. In this regard, the administrative trustees are authorized to take any action, not inconsistent with the certificate of trust, the trust agreement and applicable law, that they determine in their discretion to be necessary or desirable to achieve this end, as long as that action does not adversely affect the interests of the holders of the trust preferred securities in any material respect.

     Holders of trust preferred securities have no preemptive or similar rights.

     The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                          DESCRIPTION OF THE GUARANTEE

     The following is a summary of the material terms and provisions of the guarantee to be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities, and concurrently with the issuance of those securities. The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. The Bank of New York will act as the independent trustee under the guarantee for purposes of the Trust Indenture Act. The terms of the guarantee will include those expressly contained in the guarantee and those made part of it by the Trust Indenture Act. Additional terms governing the guarantee may be included in the prospectus supplement relating to the trust preferred securities. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. In addition, since we have included (and the prospectus supplement will include) only a summary of the provisions of the guarantee, you must refer to the guarantee, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, and the applicable provisions of the Trust Indenture Act for the full legal text of the matters described in this section and the prospectus supplement. The guarantee will be held by the guarantee trustee for the benefit of the holders of trust preferred securities.

GENERAL

     We will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full to the holders of the trust preferred securities the "guaranteed payments" (except to the extent already paid by the trust), as and when due, regardless of any defense, right of set-off, or counterclaim which the trust may have or assert, other than the defense of payment. The following payments constitute "guaranteed payments" with respect to the trust preferred securities that, to the extent not paid by the trust, will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid on the trust preferred securities to the extent the trust has funds available for payment;

     - the redemption price and all accumulated and unpaid distributions to the date of redemption, to the extent the trust has funds available for payment with respect to any trust preferred securities selected by the trust for redemption; and

     - upon a voluntary or involuntary dissolution, winding-up, or termination of the trust (other than, if provided in the prospectus supplement, in connection with the conversion of all of the trust securities into our common stock or the distribution of junior subordinated debentures to the holders of trust preferred securities as provided in the trust agreement), the lesser of:

      -- the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available for payment, and

      -- the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

     Our obligation to make a guaranteed payment may be satisfied by direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay those amounts to the holders.

     The guarantee will rank subordinate and junior in right of payment to all of our liabilities, other than any liabilities which expressly by their terms are made equal or subordinate to our obligations under the guarantee. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that we may ourselves be a creditor of that subsidiary. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee. Except as otherwise provided in the prospectus supplement, the guarantee does not limit the incurrence or issuance by us of other secured or unsecured debt, including "senior indebtedness" (as defined under "Description of the Junior Subordinated Debentures -- Subordination"), whether under the indenture governing the junior subordinated debentures, any future indenture or otherwise.

     The guarantee will not apply to any payment of distributions on the trust preferred securities except to the extent the trust has funds available for payment. If we do not make interest payments on the junior subordinated debentures purchased by the trust, the trust will not pay distributions on its trust preferred securities and will not have funds available for payment of distributions on the trust preferred securities, as described under "Effect of Obligations Under the Junior Subordinated Debentures and the Guarantee." In that event, holders of the trust preferred securities would not be able to rely upon the guarantee for payment of those amounts. The guarantee, when taken together with our obligations under the junior subordinated debentures and the related indenture, and the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to trust securities), will provide our full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents will constitute such guarantee. It is only the combined operation of these documents that has the effect of providing our full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

     We also have agreed separately and to the same extent to fully and unconditionally guarantee the obligations of the trust with respect to the trust's common securities, except that upon an event of default under the indenture governing the junior subordinated debentures, our rights, as holder of common securities of the trust, to receive payment of periodic distributions and payments on liquidation, redemption, or otherwise will be subordinated to the rights of the holders of trust preferred securities.

GUARANTEE COVENANTS

     In the guarantee, we will covenant that, for so long as any trust preferred securities remain outstanding, if there occurs any event that constitutes an event of default under the guarantee or the trust agreement, then:

     - we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, other than

      -- purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to our stockholders, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding at the date of issuance of the trust securities,

      -- as a result of a reclassification of our capital stock pursuant to the exchange or conversion provisions of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock or the capital securities of any of our subsidiaries (including the trust),

      -- any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of shares, or the redemption or repurchase of any rights issued, under any such plan, or

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

      -- the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; and

     - we will not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem, or make any guarantee payments (other than pursuant to our guarantee of the trust preferred securities, if otherwise permitted under our guarantee of Unocal Capital Trust's
       6 1/4% Trust Convertible Preferred Securities, or pursuant to our guarantee of those securities) with respect to any of our debt securities that rank equally with or junior to the junior subordinated debentures (other than our 6 1/4% Convertible Junior Subordinated Debentures due
       2026).

MODIFICATION OF THE GUARANTEE AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect in any material respect the rights of holders of trust preferred securities, in which case no approval will be required, the guarantee may not be amended without the prior approval of the holders of at least a majority in liquidation amount of the outstanding trust preferred securities. The manner of obtaining any such approval will be as described under "Description of the Trust Preferred Securities -- Voting Rights." The guarantee and all agreements contained in the guarantee will bind our successors, assigns, receivers, trustees, and representatives and will inure to the benefit of the holders of the trust preferred securities then outstanding.

TERMINATION

     The guarantee will terminate:

     - upon full payment of the redemption price of all trust preferred securities;

     - upon conversion of all the trust preferred securities into our common stock, if provided in the prospectus supplement, or upon distribution of junior subordinated debentures held by the trust to the holders of the trust preferred securities; or

     - upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust.

     However, the guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee. The subordination provisions of the junior subordinated debentures provide that if payment is made on the junior subordinated debentures or the guarantee in contravention of those subordination provisions, those payments will be paid over to the holders of our senior indebtedness. See "Description of the Junior Subordinated Debentures -- Subordination."

GUARANTEE EVENTS OF DEFAULT

     An event of default under the guarantee will occur if we fail to perform any of our payment or other obligations under the guarantee. However, if it is other than a default on a guaranteed payment (or on our obligations described above under "-- Guarantee Covenants" after an event of default has occurred under the trust agreement), in order to constitute an event of default, our failure to perform must remain unremedied for 60 days after we have been notified in writing of the default. If an event of default has occurred and is continuing under the guarantee, the guarantee trustee will enforce the guarantee for the benefit of the holders of trust preferred securities. The holders of a majority in liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or exercising any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the rights of the guarantee trustee under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. However, if we have failed to make a payment required under the guarantee, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the guarantee with respect to that payment. See below "-- Status of the Guarantee."

     Within 90 days after the occurrence of an event of default (or an event that, with the passage of time or the giving of notice or both, would constitute an event of default) under the guarantee, the guarantee trustee will notify the holders of trust preferred securities of all guarantee events of defaults or defaults actually known to it, unless the defaults have been cured before the giving of the notice. The holders of a majority in liquidation amount of the trust preferred securities may waive any past event of default under the guarantee and its consequences.

     We will be subrogated to any rights that the holders of trust preferred securities may have against the trust to the extent of any amounts we have paid to the holders under the guarantee. However, unless required by law, we will not be entitled to enforce or exercise any right that we may acquire, by way of subrogation or any indemnity, reimbursement or other agreement, as a result of any such payment if, at the time of payment, any amounts are due and unpaid under the guarantee. If we receive any amount in violation of this provision, we will hold it in trust for the benefit of the holders of trust preferred securities and pay it to those holders.

     As guarantor, we are required to file annually with the guarantee trustee a certificate as to our compliance with all the conditions and covenants applicable to us under the guarantee.

STATUS OF THE GUARANTEE

     The guarantee will constitute our direct obligation, will not be secured by any of our property or assets or any property or assets of our subsidiaries, and will rank:

     - subordinate and junior in right of payment to all of our other liabilities, except those that by their terms rank equally with or subordinate to the guarantee;

     - equally with the most senior preferred or preference stock we have issued or may in the future issue, with our guarantee of Unocal Capital Trust's 6 1/4% Convertible Trust Preferred Securities (except as described above under "-- Guarantee Covenants"), and with any existing or future guarantee we may provide with respect to any preferred or preference stock of any of our affiliates; and

     - senior to our common stock.

     The terms of the trust preferred securities provide that each holder of trust preferred securities by acceptance of those securities agrees to the subordination and other provisions of the guarantee.

     The guarantee does not place a limitation on the amount of indebtedness, including additional senior indebtedness, we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

     The guarantee creates a guarantee of payment and not of collection, that is, the holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     Although we have agreed separately to fully and unconditionally guarantee the obligations of the trust with respect to the trust's common securities to the same extent set forth in the preferred securities guarantee, if an event of default has occurred under the indenture governing the junior subordinated debentures, our right, as holder of the common securities of the trust, to receive payment under the common securities guarantee will be subordinated to the rights of the holders of trust preferred securities to receive the guaranteed payments.

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

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of an event of default with respect to the guarantee, will undertake to perform only such duties as are specifically set forth in the guarantee and, after the occurrence of an event of default that has not been cured or waived, must exercise the rights and powers vested in it by the guarantee and use the same degree of care and skill as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities, unless the holder has provided to the guarantee trustee security and indemnity reasonably satisfactory to the guarantee trustee against the costs, expenses and liabilities that it may incur in complying with the request.

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     We will issue the junior subordinated debentures under (1) a multiple series indenture dated as of September 11, 1996 between Unocal and The Bank of New York, as trustee, unless a different trustee, which we refer to as the "debenture trustee," is specified in the prospectus supplement relating to the junior subordinated debentures, and (2) a supplemental indenture to be entered into between us and the debenture trustee. Both the base indenture and the form of supplemental indenture, which we refer to in this section collectively as the "indenture," have been filed as exhibits to the registration statement of which this prospectus is a part. We summarize below the material terms and provisions of the junior subordinated debentures. The financial and other specific terms that apply to the junior subordinated debentures we may offer will be described in a supplement to this prospectus. Those specific terms will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. In addition, since we have included (and the prospectus supplement will include) only a summary of the provisions of the junior subordinated debentures, you must refer to the base indenture and the supplemental indenture and their associated documents, including the junior subordinated debentures, for the full legal text of the matters described in this section and the prospectus supplement.

     In the circumstances described under "Description of the Trust Preferred Securities -- Distribution or Redemption Upon the Occurrence of a Special Event," the trust may be dissolved and the junior subordinated debentures held by the dissolved trust may be distributed to the holders of the trust securities in liquidation of the trust. If that happens, we will use our reasonable efforts to list or quote the junior subordinated debentures distributed to those holders on any national securities exchange or similar organization on which the trust preferred securities may be then listed or quoted.

GENERAL

     Except as may provided in the prospectus supplement, the indenture does not limit the amount of junior subordinated debentures or other debt securities we can issue under it. The indenture provides that debt securities of any series may be issued under it up to the aggregate principal amount we may authorize from time to time. The indenture also does not limit the incurrence or issuance of other secured or unsecured indebtedness, including senior indebtedness, or of securities, whether under the indenture or any other indenture or instrument currently in effect or in which we may enter into in the future, and does not otherwise afford holders of junior subordinated debentures protection in the event of a highly leveraged or similar transaction that may adversely affect them. See "-- Consolidation, Merger and Sale of Assets." The junior subordinated debentures will be issued as unsecured debt under the indenture, will be limited in aggregate principal amount to the amount specified in the prospectus supplement, and may be payable in

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

currencies other than United States dollars, in composite currencies or in amounts determined by reference to an index, as provided in the prospectus supplement.

     Unless we say otherwise in the prospectus supplement, the junior subordinated debentures will not be subject to a sinking fund provision, that is, we will not deposit money on a regular basis into a separate custodial account to repay the debentures. The entire principal amount of the junior subordinated debentures will mature and become due and payable, together with any accrued and unpaid interest, on the date specified in the prospectus supplement.

     The prospectus supplement will contain, where applicable, the following specific terms regarding the junior subordinated debentures:

     - the designation and aggregate principal amount of the junior subordinated debentures;

     - the percentage of principal amount at which the junior subordinated debentures will be issued;

     - the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining that date or dates, including any right we may have to shorten or extend the stated maturity date under specified circumstances;

     - the rate or rates, if any, at which the junior subordinated debentures will bear interest or the method of determining the interest rate or rates;

     - the dates from and on which interest, if any, will accrue and be payable on the junior subordinated debentures and the designated record dates for payment of that interest, including any right we may have to defer or extend an interest payment date and any related record date, or the method for determining any of these matters;

     - the place or places where the junior subordinated debentures may be presented for payment, if other than as described below under "-- Payment and Paying Agents," or registration of transfer or exchange, if other than as described below;

     - any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at our option or the option of a holder;

     - our obligation, if any, to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

     - whether the junior subordinated debentures will be convertible, exercisable or exchangeable for other securities or property, including the terms and conditions of any obligation or right we or a holder may have to convert or exchange the junior subordinated debentures into or for trust preferred securities, and, if so, the terms of any conversion, exercise or exchange and the terms of the other securities;

     - the denominations in which any junior subordinated debentures will be issuable;

     - if other than in United States dollars, the currency or currencies, including currency unit or units, in which the principal of, and any premium and interest on, the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

     - any index or indices used to determine the amount of payments of principal of, and any premium and interest on, the junior subordinated debentures and the manner in which those amounts will be determined;

     - whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

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

     - provisions for issuance of the junior subordinated debentures as global securities (that is, in book-entry form in the name of a depositary);

     - any additions, modifications or deletions in the events of default under the indenture or in our covenants with respect to the junior subordinated debentures;

     - the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

     - the forms of trust agreement and guarantee agreement, if applicable; and

     - any other terms of the junior subordinated debentures not inconsistent with the provisions of the indenture.

     The junior subordinated debentures may be issued as discounted junior subordinated debentures (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to the discounted junior subordinated debentures will be described in the prospectus supplement.

     If junior subordinated debentures are distributed to holders of trust preferred securities in liquidation of their respective interests in the trust, the junior subordinated debentures will initially be issued as a global security. Junior subordinated debentures may be issued in definitive form in exchange for a global security only under the limited circumstances described under "Global Securities." Unless otherwise provided in the prospectus supplement, if the junior subordinated debentures are issued in certificated form, the junior subordinated debentures will be in denominations of $50 and integral multiples of $50 and may be transferred or exchanged at the offices described below. Payments on junior subordinated debentures issued as a global security will be made to the depositary or, if no depositary is used, to a paying agent for the junior subordinated debentures. The procedures for transfer of interests in junior subordinated debentures issued as a global securities will depend upon the procedures of the depositary for those global securities, as more fully described under "Global Securities." If junior subordinated debentures are issued in certificated form, (1) principal and interest will be payable, (2) the transfer of the junior subordinated debentures will be registrable and (3) junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of an equivalent aggregate principal amount, at the corporate trust office of the indenture trustee for the trust in New York, New York. We may, however, at our option elect to pay interest on the junior subordinated debentures by check mailed to the address of the holder entitled to that payment as it appears in the register for the junior subordinated debentures. Notwithstanding the foregoing, for so long as the indenture trustee for the trust is the holder of any junior subordinated debentures, the payment of principal of and any premium and interest on those debentures will be made at such place and to such account as may be designated by the indenture trustee for the trust. Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee.

     Upon any redemption, neither we nor the debenture trustee will be required to:

     - issue, register the transfer of or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     - transfer or exchange any junior subordinated debentures so selected for redemption, except the unredeemed portion of any junior subordinated debentures being partially redeemed.

     The indenture provides that if any junior subordinated debentures are denominated in a currency other than United States dollars or in a composite currency, in the absence of a contrary provision in the junior subordinated debentures, any action or distribution under the indenture will be based on the relative amount of United States dollars that could be obtained on such reasonable basis of exchange on such date as we or the debenture trustee may specify.
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

     All of the junior subordinated debentures will be our direct obligations and will not be secured by any of our property or assets of any property or assets of any of our subsidiaries. Because we are a holding company, our rights to participate in any distribution of assets of any of our subsidiaries upon its liquidation or reorganization or otherwise (and thus the ability of holders of the junior subordinated debentures to benefit indirectly from that distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be a creditor of that subsidiary. Claims by creditors, other than ourselves, on our subsidiaries include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and other short-term borrowings, as well as deposit liabilities. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of the junior subordinated debentures should look only to our assets for payments on the junior subordinated debentures. Except as described below under "-- Consolidation, Merger and Sale of Assets," neither the indenture nor the junior subordinated debentures contain provisions which would afford holders of the junior subordinated debentures protection in the event of a takeover, recapitalization or similar restructuring involving Unocal, which could adversely affect the junior subordinated debentures.

SUBORDINATION

     The junior subordinated debentures are subordinated and junior in right of payment to all of our "senior indebtedness," as defined below, to the extent specified in the indenture. The indenture provides that no payment of principal (including redemption payments) and any premium or interest on the junior subordinated debentures may be made if:

     - any of our senior indebtedness is not paid when due and any applicable grace period relating to that default has ended and the default has not been cured or waived or ceased to exist; or

     - the maturity of any of our senior indebtedness has been accelerated because of a default and the acceleration has not been rescinded.

     If we make any payment or distribute any of our assets, whether in cash, property or securities (except as described below), to creditors upon any dissolution, winding-up, liquidation, or reorganization of our company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, other than in connection with a transaction to which the covenant described under "-- Consolidation, Merger and Sale of Assets," applies, all amounts due on all of our senior indebtedness must first be paid or provided for in full before any payment of principal of, and any premium or interest on, the junior subordinated debentures may be made to the holders. Any payment made in violation of these provisions will be held in trust for the benefit of, and paid over or delivered to, the holders of our senior indebtedness or their representatives. Upon satisfaction of all claims of all senior indebtedness then outstanding, the rights of the holders of the junior subordinated debentures will be subrogated to the rights of the holders of our senior indebtedness to receive payments of distributions applicable to senior indebtedness until all amounts owing on the junior subordinated debentures are paid in full. Notwithstanding the foregoing:

     - the words "cash, property or securities" will not be deemed to include shares of stock of Unocal as reorganized or readjusted, or securities of Unocal or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all of our senior indebtedness at the time outstanding, substantially to the same extent as, or to a greater extent than, the junior subordinated debentures; and

     - if we consolidate with, or merge into, another entity or liquidate our company following the transfer of our properties and assets substantially as an entirety to another entity in compliance with the terms and conditions described below under "-- Consolidation, Merger and Sale of Assets," that transaction will not be deemed a dissolution, winding up, liquidation or reorganization for purposes of these subordination provisions.

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

     For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and other junior securities) upon conversion of any junior subordinated debenture will be deemed to constitute payment on account of the principal of that junior subordinated debenture.

     By reason of the subordination, in the event of liquidation or insolvency, our general creditors may recover proportionately less than holders of senior indebtedness and may recover proportionately more than the holders of the junior subordinated debentures.

     If the maturity of any junior subordinated debentures is accelerated, the holders of senior indebtedness outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due or to become due on that senior indebtedness, or that provision be made for that payment, before the holders of the junior subordinated debentures will be entitled to receive any payment of principal of, and any premium or interest on, the junior subordinated debentures.

     As used in this prospectus, the term "senior indebtedness" means all of our current and future obligations and liabilities, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, except for:

     - any of our accounts payable or other obligations to trade creditors that are created or assumed in the ordinary course of business;

     - any of our obligations that expressly by its terms is subordinated to or ranks equal with the junior subordinated debentures of any series issued under the indenture; and

     - any of our obligations or liabilities to any person in which we own, directly or indirectly, at least a majority of the voting interest under ordinary circumstances at that time.

     The indenture does not limit the aggregate amount of senior indebtedness that we may issue or incur and does not limit obligations, at Union Oil Company of California or any other of our subsidiaries, which are structurally senior to the junior subordinated debentures.

COVENANTS OF UNOCAL

     If we exercise our right to defer payment of interest on the junior subordinated debentures, as described below under "-- Interest," during the period of deferral or any extension of that period:

     - we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, other than

      -- purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to our stockholders, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding at the date of issuance of the junior subordinated debentures,

      -- as a result of a reclassification of our capital stock pursuant to the exchange or conversion provisions of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock or the capital securities of any of our subsidiaries (including the trust),

      -- any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of shares, or the redemption or repurchase of any rights issued, under any such plan, or

      -- the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; and

     - we will not make any payment of principal of, or any premium or interest on, or repay, repurchase or redeem, or make any guarantee payment (other than pursuant to our guarantee of the trust preferred securities, if otherwise permitted under our guarantee of Unocal Capital Trust's 6 1/4% Trust Convertible Preferred Securities, or pursuant to our guarantee of those securities) with respect to, any of our debt securities that rank equally with or junior to the junior subordinated debentures (other than our 6 1/4% Convertible Junior Subordinated Debentures due 2026).

     Except as otherwise provided in the indenture, for so long as the trust or its indenture trustee for the trust holds junior subordinated debentures and trust securities remain outstanding, we will covenant:

     - to maintain 100% ownership, directly or indirectly, of the common securities of the trust (except that any of our permitted successors under the indenture may succeed to our ownership of the common securities);

     - to use our reasonable efforts to cause the trust,

      -- to remain a statutory trust, except in connection with any distribution of the junior subordinated debentures, any redemption of all trust securities, or any mergers, consolidations, amalgamations or other transactions, in each case, that is permitted by the trust agreement, and

      -- to continue to be classified as a grantor trust for United States federal income tax purposes; and

     - to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

REDEMPTION AT OUR OPTION

     Except as described below with respect to accrued and unpaid interest, we will have the right to redeem the junior subordinated debentures, in whole or in part, from time to time, as provided in the prospectus supplement, upon not less than 30 nor more than 60 days notice, at the redemption prices specified in the prospectus supplement.

     However, we may not redeem any junior subordinated debentures if we have not paid all accrued and unpaid interest on all outstanding junior subordinated debentures for all quarterly interest payment periods terminating on or prior to the last interest payment date before the date of redemption. If we redeem junior subordinated debentures on any interest payment date, accrued and unpaid interest on the debentures will be payable to holders of record on the record date for that interest payment.

     We also will have the right to redeem the junior subordinated debentures if a special event, as described under "Description of the Trust Preferred Securities -- Distribution or Redemption Upon the Occurrence of a Special Event," has occurred and is continuing, and either we have received a "redemption tax opinion" or a "no recognition opinion" (each as defined in that section) cannot be delivered to the trust, at 100% of the principal amount, plus accrued and unpaid interest to (but excluding) the redemption date, or as otherwise provided in the prospectus supplement. If we redeem less than all of the junior subordinated debentures, the junior subordinated debentures will be redeemed proportionately.

     The trust agreement requires that, so long as the trust preferred securities are outstanding, the proceeds from the redemption of any junior subordinated debentures be used to redeem trust preferred securities.

INTEREST

     Each junior subordinated debenture will bear interest at the rate provided in the prospectus supplement from the date of original issuance. Except as otherwise provided in the junior subordinated debentures, interest will be payable to registered holders of the junior subordinated debenture quarterly in arrears, on the interest payment dates for each year provided in the prospectus supplement, at the close of business on the business day immediately preceding the applicable interest payment date. If the trust preferred securities do not continue to remain in book-entry only form and the junior subordinated

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

debentures are not in the form of a global security, we will have the right to select record dates, which will be at least one business day before an interest payment date.

     The amount of interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed in that period, unless otherwise specified in the prospectus supplement. If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the immediately following day that is a business day (and without any interest or other payment for the delay), with the same force and effect as if made on the relevant interest payment date. If, however, the immediately following business day falls in the next calendar year, then payment of that interest will be made on the immediately preceding business day, with the same force and effect as if made on the relevant interest payment date.

     If provided in the prospectus supplement, we will have the right at any time and from time to time during the term of the junior subordinated debentures to defer payment of interest for such number of consecutive interest payment periods as we may specify, and on the terms described, in the prospectus supplement. To the extent permitted by applicable law, any deferred interest will bear interest at the rate specified for the junior subordinated debentures, compounded quarterly for each quarter included in the deferral period. Any deferral period, including any extension of that period, may not extend beyond the stated maturity of the junior subordinated debentures. Some of the United States Federal income tax consequences and special considerations applicable to these junior subordinated debentures will be described in the prospectus supplement.

CONVERSION, EXERCISE OR EXCHANGE OF THE JUNIOR SUBORDINATED DEBENTURES

     The prospectus supplement will describe the terms on which junior subordinated debentures may be convertible into or exercisable or exchangeable for trust preferred securities or other securities or property, including whether any conversion, exercise or exchange is mandatory, at the option of the holder or at our option. In that case, the number of securities to be received by the holders of junior subordinated debentures will be calculated as of a time and in the manner described in the prospectus supplement.

ADDITIONAL INTEREST

     If at any time while the indenture trustee for the trust is the holder of the junior subordinated debentures, the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, we will pay as "additional interest" such additional amounts as will be required so that the net amounts received and retained by the trust after paying any of those taxes, duties, assessments or other governmental charges will be not less than the amounts the trust would have received had those taxes, duties, assessments or other governmental charges not been imposed.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate or merge with or into any other corporation, or transfer our property substantially as an entirety to any other corporation, unless the following conditions are satisfied:

     - immediately after the consolidation, merger or transfer, the corporation formed by or surviving the consolidation or merger (whether or not Unocal), or to which the property has been transferred, is not in default in the performance of any of the terms, covenants and conditions of the indenture applicable to us; and

     - the corporation surviving the consolidation or merger, if other than us, or to which the property has been transferred, (1) is a corporation organized under the laws of, or of any state of, the United States, and
       (2) assumes the due and punctual payment of the principal of, and any premium and interest on, the junior subordinated debentures, and the due and punctual performance of all

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

       covenants and conditions of the indenture to be performed by us (including with respect to any conversion provision of the debentures), by means of a supplemental indenture delivered to the debentures trustee in form satisfactory to the trustee.

     The indenture does not contain covenants or other provisions that afford the junior subordinated debentures protection in the event of a recapitalization transaction, a change of control of us or a highly leveraged transaction involving Unocal. This covenant would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Unocal or a sale, lease or conveyance of all or substantially all of our assets.

EVENTS OF DEFAULT

     The indenture provides holders of junior subordinated debentures with remedies if we fail to perform specific obligations, such as making payments on the junior subordinated debentures or other indebtedness, or if we become bankrupt. Unless otherwise provided in the prospectus supplement, any one of the following events will constitute an event of default under the indenture with respect to the junior subordinated debentures:

     - default in the payment of any interest on the junior subordinated debentures when due and payable, if continued for 30 days after written notice has been given as provided in the indenture, whether or not that payment is prohibited by the subordination provisions of the indenture and the junior subordinated debentures. A valid extension of the interest payment period in accordance with the terms of the junior subordinated debentures does not, however, constitute a default in the payment of interest;

     - default in the payment of principal of, or any premium on, the junior subordinated debentures when due and payable, whether or not that payment is prohibited by the subordination provisions of the indenture and the junior subordinated debentures;

     - failure to perform any of our other covenants in the indenture or the junior subordinated debentures (other than a covenant included in the indenture solely for the benefit of any series of debt securities other than the junior subordinated debentures), if continued for 90 days after written notice has been given as provided in the indenture;

     - events of bankruptcy, insolvency or reorganization;

     - while the indenture trustee for the trust is the holder of the junior subordinated debentures, the voluntary or involuntary dissolution, winding-up or termination of the trust, except in connection with,

      - the distribution of junior subordinated debentures to the holders of trust securities in liquidation of their interest in the trust,

      - the redemption of all of the trust preferred securities outstanding, and

      - mergers, consolidations or amalgamations as permitted by the trust agreement; or

     - any other events of default described in the prospectus supplement.

     The indenture requires that we file annually with the debenture trustee a certificate as to our compliance with all conditions and covenants under the indenture.

  ACCELERATION OF JUNIOR SUBORDINATED DEBENTURES UPON AN EVENT OF DEFAULT

     If any event of default under the indenture occurs and is continuing, the indenture trustee for the trust, as the holder of the junior subordinated debentures, will have the right to declare the principal of the junior subordinated debentures and any other amounts payable under the indenture to be immediately due and payable and to enforce its other rights as a creditor with respect to the junior subordinated debentures.

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

See also "-- Modification, Waiver, Meetings and Voting -- Waiver of Default" below and "Description of the Trust Preferred Securities -- Voting Rights."

  LIMITATION ON ACTIONS BY INDIVIDUAL HOLDERS OF JUNIOR SUBORDINATED DEBENTURES

     An event of default under the indenture also constitutes an event of default under the trust agreement. In the circumstances described under "Description of the Trust Preferred Securities -- Trust Preferred Securities Events of Default," and "-- Voting Rights," the holders of trust preferred securities will have the right to direct the indenture trustee for the trust to exercise its rights as the holder of the junior subordinated debentures. If, however, an event of default under the indenture has occurred and is continuing that is attributable to our failure to pay interest on or principal (or the redemption price ) of the junior subordinated debentures on the date that interest or principal is otherwise payable (or in the case of redemption, the redemption date), a holder of trust preferred securities may institute a direct action against us for payment on or after the applicable due date specified in the junior subordinated debentures of interest on or principal (or the redemption price) of the debentures. See "Description of the Trust Preferred Securities -- Trust Preferred Securities Events of Default." If we make any payments to holders of trust preferred securities as a result of a direct action, we will remain obligated to pay the principal of, and any premium and interest on, the junior subordinated debentures, but will be subrogated to the extent of those payments to the rights of the holder of those trust preferred securities with respect to payments on those trust preferred securities. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

DEFEASANCE

     Our obligations with respect to the junior subordinated debentures, including to pay the principal of, and any premium and interest on, the junior subordinated debentures and to comply with the limitations described under "-- Consolidation, Merger and Sale of Assets," will terminate if we irrevocably deposit or cause to be deposited with the debenture trustee, under the terms of an escrow trust agreement in form and substance satisfactory to the debenture trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the junior subordinated debentures:

     - money;

     - if the junior subordinated debentures are denominated in United States dollars, U.S. government obligations, which through the payment of interest on and principal of those obligations in accordance with their terms will provide money at such time or times as payments are due and payable on the junior subordinated debentures; or

     - a combination of money and U.S. government obligations,

sufficient to pay and discharge the junior subordinated debentures and any other amounts payable with respect to the junior subordinated debentures. The discharge of the junior subordinated debentures is subject to other conditions, including:

- that no event of default under the indenture or event (including the deposit of money and/or U.S. government obligations) which with notice or lapse of time would become an event of default has occurred and is continuing on the date of the deposit; and

- that the deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement, or other instrument binding upon us or any of our subsidiaries or any of our or their properties.

     If provided in the prospectus supplement, any conversion rights under the indenture will survive until the junior subordinated debentures are no longer outstanding.

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

MODIFICATION, WAIVER, MEETINGS AND VOTING

  MODIFICATION OF INDENTURE

     Without Consent of Holders. The indenture provides that we and the debenture trustee may, without the consent of any holders of junior subordinated debentures (or any other series of securities issued under the indenture), enter into supplemental indentures for the purpose of, among other things:

     - adding to our covenants, adding additional events of default or establishing the form or terms of junior subordinated debentures (or any other series of securities issued under the indenture);

     - curing ambiguities or inconsistencies in the indenture; or

     - making other change to the indenture or form or terms of the junior subordinated debentures (or any other series of securities issued under the indenture) that does not have a material adverse effect on the interests of the holders of the junior subordinated debentures (or of the securities of any such other series).

     With Consent of Holders. In addition, we and the debenture trustee may make any modifications and amendments to the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the junior subordinated debentures (or any other series of securities issued under the indenture affected by the modification or amendment) then outstanding, except the following modifications or amendments, which require the consent of each holder of outstanding junior subordinated debentures (or securities of any such other series):

     - changing the stated maturity of the principal or any installment of principal of or interest on, the junior subordinated debentures;

     - reducing the principal amount of, or rate of interest on, or premium payable upon redemption of, any junior subordinated debentures;

     - changing any obligation to pay additional amounts with respect to the junior subordinated debentures;

     - changing the place of payment or the currency or currency unit in which the junior subordinated debentures or interest or premium on them is payable;

     - impairing the right to institute suit for the enforcement of any payment on the junior subordinated debentures;

     - reducing the percentage in principal amount of junior subordinated debentures outstanding required to modify or amend the indenture, to waive our compliance with the indenture or to waive defaults under the circumstances contemplated by the indenture;

     - changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

     - if provided in the prospectus supplement, making any change that would materially adversely affect the right of holders to convert the junior subordinated debentures; or

     - modifying any of the above provisions.

     See "Description of the Trust Preferred Securities -- Voting Rights" for a description of the rights of the holders of trust securities with respect to any amendment, modification or termination of the indenture.

     Modification of Subordination Provisions. We may not make any change in the subordination provisions of the indenture that adversely affects the rights of any holders of the junior subordinated debentures of any series in any material respect, without the consent of the holders of the junior subordinated debentures issued by this prospectus affected by that change.

  WAIVER OF DEFAULT

     If, after the acceleration of the principal of the junior subordinated debentures as a result of the occurrence and continuance of an event of default under the indenture, but before any judgment or decree is entered for the payment of any amount so accelerated, (1) we pay or deposit with the debenture trustee an amount sufficient to pay all matured installments of interest on the junior subordinated debentures and any amounts payable to the debenture trustee, and (2) all defaults under the indenture, other than the non-payment of the principal that gave rise the acceleration, have been remedied, then the holders of a majority in aggregate principal amount of junior subordinated debentures then outstanding may waive all defaults and annul the declaration of acceleration and its consequences. In addition, before any declaration of acceleration as a result of an event of default, the holders of a majority in aggregate principal amount of the junior subordinated debentures then outstanding may, on behalf of the holders of all junior subordinated debentures, waive any past default under the indenture with respect to the junior subordinated debentures and its consequences, except a default:

     - in the payment of principal of, or any premium or interest, on the junior subordinated debentures; or

     - with respect to a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of junior subordinated debentures.

     See "Description of the Trust Preferred Securities -- Events of Default" and "-- Voting Rights" for a description of the rights of the holders of trust securities with respect to waivers of events of default relating to the junior subordinated debentures.

  MEETINGS AND VOTING

     The debenture trustee may call a meeting of holders of the junior subordinated debentures at any time or when so requested by us (pursuant to a resolution of our board of directors) or by holders of at least 25% in principal amount of the junior subordinated debentures then outstanding. Except as otherwise provided in the indenture, including as described above under "-- Modifications of Indenture" and "-- Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of junior subordinated debentures then outstanding is present may be adopted by the affirmative vote of the lesser of:

     - the holders of a majority in principal amount of the junior subordinated debentures then outstanding; or

     - the holders of 66 2/3% in principal amount of the junior subordinated debentures then outstanding represented and voting at the meeting.

However, if the indenture expressly provides that any consent, waiver or other action may be made, given or taken by the holders of a specified percentage that is less than a majority of the principal amount of junior subordinated debentures then outstanding, that action may be adopted at a meeting or reconvened meeting of holders at which a quorum is present by the affirmative vote of the lesser of:

     - the holders of that specified percentage in principal amount of junior subordinated debentures then outstanding; or

     - the holders of a majority in principal amount of junior subordinated debentures then outstanding represented and voting at the meeting.

     Any resolution passed or decision taken at any meeting of holders of junior subordinated debentures duly held in accordance with the indenture will be binding on all holders of junior subordinated debentures whether or not present or represented at the meeting.

     Except with respect to reconvened meetings as described in the indenture, the quorum at a meeting of the holders of junior subordinated debentures will be persons holding or representing a majority in principal amount of junior subordinated debentures then outstanding.
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

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the prospectus supplement, payment of principal of, and any premium and interest on, junior subordinated debentures will be made at the offices of the debenture trustee, as paying agent in the City of New York, or at the offices of such other paying agent or paying agents as we may designate from time to time in the prospectus supplement. We may, however, at our option pay any interest:

     - except in the case of global junior subordinated debentures, by check mailed to the person entitled to payment of that interest at the address of that person appearing in the securities register; or

     - by transfer to the account maintained by the person entitled to payment of that interest as specified in the securities register, if we have received proper transfer instructions by the record date.

     Unless otherwise indicated in the prospectus supplement, payment of any interest on any junior subordinated debenture will be made to the person in whose name that debenture is registered at the close of business on the record date for the payment of that interest, except in the case of defaulted interest. Although we may at any time appoint additional paying agents or cancel the appointment of any paying agent, we will at all times be required to maintain a paying agent in New York for the junior subordinated debentures.

     Any monies deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, and any premium or interest on, any junior subordinated debenture and remaining unclaimed for two years after that principal, premium or interest has become due and payable will, at our request, be repaid to us and the holder of that junior subordinated debenture will after that time look, as a general unsecured creditor, only to us for payment.

FEES AND EXPENSES

     The indenture provides that we will pay fees and expenses and taxes in connection with the issuance of the junior subordinated debentures and the trust preferred securities, as described under "Description of the Trust Preferred Securities -- Expenses and Taxes."

GOVERNING LAW

     The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

                          EFFECT OF OBLIGATIONS UNDER
              THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As described in the trust agreement, the sole purposes of the trust are issuing trust securities in exchange for junior subordinated debentures having an aggregate principal amount equal to the aggregate liquidation amount of the trust securities and engaging in any activities that are necessary or incidental to that issuance.

     If payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and payments due on the trust securities for the following reasons:

     - the aggregate principal amount of junior subordinated debentures will be equal to the aggregate liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

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

     - we will pay all costs, expenses, debt, and obligations of the trust, and the trust will not be obligated to pay, directly or indirectly, any of those costs (other than with respect to the trust securities); and

     - the trust agreement provides that the trustees for the trust will not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

     We guarantee the payment of distributions and other payments due on the trust preferred securities to the extent funds are available for payment and otherwise as and to the extent described under "Description of the Guarantee." If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the trust preferred securities. The guarantee is a full guarantee on a subordinated basis with respect to the trust preferred securities from the time of their issuance by the trust, but does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of those distributions. The guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent we have made a payment of interest or principal on the junior subordinated debentures held by the trust as its sole asset. The guarantee, when taken together with our obligations under the junior subordinated debentures, the indenture and the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the trust securities), provide a full and unconditional guarantee on a subordinated basis of amounts on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents will constitute such guarantee. It is only the combined operation of these documents that has the effect of providing our full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

     If we fail to make interest or other payments on the junior subordinated debentures when due (taking account of any period during which interest payments are deferred as provided in the indenture), the trust agreement provides a mechanism whereby a holder of trust preferred securities, using the procedures described under "Description of the Trust Preferred Securities -- Voting Rights," may direct the indenture trustee for the trust to enforce its rights under the junior subordinated debentures. In addition, as described in that section, a holder of trust preferred securities may institute a direct action against us for payment on or after the applicable due date specified in the junior subordinated debentures, and we will be subrogated, to the extent of any payments we make, to the rights of that holder of trust preferred securities. We acknowledge under the guarantee that the guarantee trustee will enforce the guarantee on behalf of the holders of the trust preferred securities. If we fail to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of trust preferred securities may direct the guarantee trustee to enforce its rights under the guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its right to receive payment under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. See "Description of the Guarantee -- Guarantee Events of Default."

                               GLOBAL SECURITIES

     The trust preferred securities and any junior subordinated debentures that are distributed to the holders of trust preferred securities as described in this prospectus, may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary or its nominee identified in the prospectus supplement. Global securities may be issued in registered or bearer form and in temporary or definitive form. Global securities issued in registered form will be registered in the name of the depositary or nominee with which the global securities have been deposited, in denominations or aggregate denominations representing the total number of trust preferred securities or aggregate principal amount or face amount of junior subordinated debentures, as the case may be, to be represented by the registered global securities. Unless and until it is exchanged for securities in definitive form, a global security may not be transferred except as a whole by and among:

     - the depositary for the global security;

     - the nominees of the depositary; or

     - any successors of the depositary or those nominees.

     The specific terms of the depositary arrangement relating to any portion of trust preferred securities or junior subordinated debentures to be represented by global securities will be described in the prospectus supplement. We and the trust anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons, called "participants," that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit on its book-entry registration and transfer system the participants' accounts with the respective number of trust preferred securities or principal amounts of junior subordinated debentures beneficially owned by them. Any dealers, underwriters or agents participating in the distribution of the trust preferred securities will designate the accounts to be credited, or, if the trust preferred securities are offered and sold directly by us, we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. In addition, the laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. These limitations and laws may impair the ability of a holder to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities or junior subordinated debentures represented by the global security for all purposes under the trust agreement and the indenture governing the debentures. Except as described below, owners of beneficial interests in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders of the trust preferred securities under the trust agreement or the junior subordinated debentures under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the trust agreement or the indenture, as the case may be. We and the trust understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the trust agreement or the indenture, as the case may be, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     We will make payments of principal of, and any premium and interest on, junior subordinated debentures, and any payments to holders with respect to the trust preferred securities, represented by a global security registered in the name of a depositary or its nominee, to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of Unocal, the trust, the trustees for the trust, the debenture trustee, any paying agent or the security registrar for the trust preferred securities or the junior subordinated debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

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

     We and the trust expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution with respect to underlying securities to holders in respect of the global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in the global security as shown on the records of the depositary. We and the trust also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If a depositary for trust preferred securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary that is so registered is not appointed by us or the trust, as the case may be, within 90 days, we or the trust, as the case may be, will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we or the trust, as the case may be, may at any time and in our sole discretion determine not to have any trust preferred securities represented by global securities and, in that event, will issue securities in definitive form in exchange for the global security or securities representing those securities. Further, the prospectus supplement may provide that an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary for the global security, receive securities in definitive form. In all these cases, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of securities represented by the global security equal in number of trust preferred securities or principal amount of junior subordinated debentures to that beneficial interest and, if the securities are issuable as registered securities, to have those securities registered in its name.

     Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, transfer agent or other relevant agent of ours or the trust. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

                              PLAN OF DISTRIBUTION

     We may offer and sell junior subordinated debentures and the trust may offer and sell trust preferred securities:

     - directly to investors, through a specific bidding, auction or other process;

     - to investors through agents;

     - through underwriters or dealers; or

     - through a combination of any of these methods of sale.

     We and the trust may also exchange these securities for indebtedness or other securities that we or Union Oil or both may have outstanding. In some cases, dealers acting on our and the trust's behalf may also purchase these securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of junior subordinated debentures and trust preferred securities through any of these methods or other methods described in the prospectus supplement relating to those securities.

     The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     We and the trust may solicit offers to purchase these securities directly from the public from time to time. We and the trust may also designate agents from time to time to solicit offers to purchase these securities from the public on our respective behalf. The prospectus supplement relating to the securities will name any agents designated to solicit offers, and will include information about any commissions we and the trust may pay the agents in that offering. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

     From time to time, we and the trust may sell these securities to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell the securities to the public.

     We and the trust may sell these securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and the trust sell these securities to underwriters, we may execute one or more underwriting agreements with them at the time of sale and name them in the prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and the trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by one or more underwriters. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased. Our and the trust's net proceeds from the sale of these securities will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution. The prospectus supplement will include this information and any required information about underwriting compensation we and the trust pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of the securities.

     Each issue of these securities sold will be a new issue of securities with no established trading market. Any underwriters or agents with respect to an issue of the securities may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Neither we nor the trust can give assurances as to the liquidity of any of these securities in the secondary market.

     If these securities are issued in exchange for our or Union Oil's outstanding securities, the prospectus supplement will describe the terms of the exchange, the identity of, and the terms of sale of the securities by, the selling security holders.

     If so indicated in the prospectus supplement, we and the trust will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase these securities from us, at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

     Agents, dealers, underwriters and other persons may be entitled under agreements they enter into with us and the trust to indemnification by the trust and us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers, underwriters or those persons may be required to make with respect to those liabilities. Agents, dealers and underwriters, as well as their associates, may be customers or lenders of, and may engage in transactions with or perform services for, us in the ordinary course of business.

     In connection with an offering, the underwriters may purchase and sell these securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

                           VALIDITY OF THE SECURITIES

     In connection with an offering of trust preferred securities in the future, and if stated in the prospectus supplement relating to such securities, certain matters of Delaware law relating to the validity of the trust preferred securities may be passed upon for the Unocal Capital Trust II by Morris, Nichols, Arsht & Tunnell, or other counsel satisfactory to us and who may be an officer of Unocal, and the validity of the junior subordinated debentures may be passed upon for us by Wachtell, Lipton, Rosen & Katz, or other counsel satisfactory to us and who may be an officer of Unocal. The validity of the trust preferred securities and the junior subordinated debentures will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP or other counsel named in the applicable prospectus supplement. Gibson, Dunn & Crutcher LLP has in the past represented us and our subsidiaries and continues to represent us from time to time in a variety of matters.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to our amended Annual Report on Form 10-K/A for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth expenses payable by the registrants in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee........................................  $  110,400
NASD filing fee.............................................      30,500
Blue sky fees and expenses..................................      25,000
Printing expenses...........................................     265,000
Legal fees and expenses.....................................     200,000
Accounting fees and expenses................................     250,000
Rating agency fees..........................................     816,000
Fees and expenses (including counsel fees) of Trustees,
  Warrant Agents, Transfer Agent and Registrar..............      80,000
Miscellaneous expenses......................................      50,000
                                                              ----------
     Total..................................................  $1,826,900
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation is not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit. Unocal has provided in its Restated Certificate of Incorporation that it will eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, Unocal has entered into indemnification agreements with each of its directors and officers providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

     Section 8 of the Standard Underwriting Provisions -- Debt Securities, July 1994, Standard Underwriting Provisions -- Preferred Stock, July 1994, and Standard Underwriting Provisions -- Common Stock, July 1994. (Exhibits 1.1, 1.2 and 1.3 hereto) and Section 7 of the Form of Distribution Agreement (Exhibit 1.5 hereto) each provides for indemnification of directors and officers of Union Oil and Unocal by the underwriters and agents under the circumstances described in those agreements.

     The Amended and Restated Declaration of Trust of Unocal Capital Trust II provides that Unocal will indemnify, to the full extent provided by law, (i) the regular trustees for the Trust, (ii) any affiliate of a regular trustee for the Trust, (iii) any officers, directors, shareholders, members, partners, employees, representatives, or agents of a regular trustee for the Trust and (iv) any officer, employee or agent of the Trust or its affiliates, for losses, liabilities and expenses incurred in connection with such person's actions as trustee of the Trust if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust (except that, with respect to actions in the right of the Trust, no such indemnification will be made in respect of a matter as to which such person has been adjudged to be liable to the Trust, unless the court in which such matter was brought determines that such person is fairly and reasonably entitled to indemnity) and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Unocal has agreed to indemnify (a) the indenture trustee for the trust, (b) the Delaware trustee, (c) any affiliate of the indenture trustee or the Delaware trustee and
(d) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees, or agents of the indenture trustee or Delaware trustee for any losses, liabilities, and expenses incurred without negligence or bad faith on its part in connection with the exercise or performance of any of its powers or duties under the Amended and Restated Declaration of Trust.

     Section 8 of the Standard Underwriting Provisions -- Trust Preferred Securities, June 1998 (Exhibit 1.4 hereto) provides for indemnification of each of Unocal and the Trust, their directors, trustees and officers who sign this registration statement, and each person, if any, who controls Unocal or the Trust within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, by the underwriters and agents, under the circumstances described in those agreements.

ITEM 16. EXHIBITS

     The Exhibit Index lists the exhibits that are filed as part of this registration statement.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, state of California, on February 10, 2003.

                                          UNION OIL COMPANY OF CALIFORNIA

                                          UNOCAL CORPORATION

                                          By: /s/ D. D. CHESSUM
                                            ------------------------------------
                                              Darrell D. Chessum
                                              Treasurer of Union Oil and Unocal

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 10, 2003:

              SIGNATURE                                        TITLE
              ---------                                        -----

      /s/ CHARLES R. WILLIAMSON*            Chairman of the Board of Directors and Chief
--------------------------------------         Executive Officer (Principal Executive
        Charles R. Williamson                     Officer) of Union Oil and Unocal


         /s/ TIMOTHY H. LING*                President and Chief Operating Officer and
--------------------------------------            Director of Union Oil and Unocal
           Timothy H. Ling


         /s/ TERRY G. DALLAS*               Executive Vice President and Chief Financial
--------------------------------------                        Officer
           Terry G. Dallas                 (Principal Financial Officer) of Union Oil and
                                                               Unocal


          /s/ JOE D. CECIL*                  Vice President and Comptroller (Principal
--------------------------------------      Accounting Officer) of Union Oil and Unocal
             Joe D. Cecil


     /s/ JOHN W. CREIGHTON, JR.*                         Director of Unocal
--------------------------------------
        John W. Creighton, Jr.


       /s/ JAMES W. CROWNOVER*                           Director of Unocal
--------------------------------------
          James W. Crownover


       /s/ FRANK C. HERRINGER*                           Director of Unocal
--------------------------------------
          Frank C. Herringer


         /s/ DONALD B. RICE*                             Director of Unocal
--------------------------------------
            Donald B. Rice


         /s/ KEVIN W. SHARER*                            Director of Unocal
--------------------------------------
           Kevin W. Sharer

              SIGNATURE                                        TITLE
              ---------                                        -----


       /s/ MARINA V.N. WHITMAN*                          Director of Unocal
--------------------------------------
         Marina v.N. Whitman



 *By:   /s/ D. D. CHESSUM
        -----------------------------
        Darrell D. Chessum
        (as Attorney-in-Fact pursuant
        to  Power of Attorney filed
        herewith)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, state of California, on February 10, 2003.

                                          UNOCAL CAPITAL TRUST II

                                          By: /s/ D. D. CHESSUM
                                            ------------------------------------
                                              Darrell D. Chessum
                                              Trustee

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 10, 2003.

                  SIGNATURE                                         TITLE
                  ---------                                         -----
              /s/ D. D. CHESSUM                                    Trustee
---------------------------------------------
             Darrell D. Chessum




            /s/ DANIEL A. FRANCHI                                  Trustee
---------------------------------------------
              Daniel A. Franchi




           /s/ RICHARD L. WALTON*                                  Trustee
---------------------------------------------
              Richard L. Walton




*By: /s/ D. D. CHESSUM
     ----------------------------------------
     Darrell D. Chessum (as Attorney-in-Fact
     pursuant to Power of Attorney filed
     herewith)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               EXHIBIT
-------                              -------
     1.1   Standard Underwriting Provisions for Guaranteed Debt
           Securities of Union Oil Company of California, July 1994
           (including form of Underwriting Agreement) (incorporated by reference to Exhibit 1.1 to the Registration Statement on
           Form S-3 filed by Union Oil and Unocal on August 2, 1994
           (Registration Nos. 33-54861 and 33-54861-01)).
     1.2   Standard Underwriting Provisions for Preferred Stock (and
           Warrants to purchase Preferred Stock) of Unocal Corporation,
           July 1994 (including form of Underwriting Agreement)
           (incorporated by reference to Exhibit 1.2 to the
           Registration Statement on Form S-3 filed by Union Oil and
           Unocal on August 2, 1994 (Registration Nos. 33-54861 and
           33-54861-01)).
     1.3   Standard Underwriting Provisions for Common Stock (and
           Warrants to purchase Common Stock) of Unocal Corporation,
           July 1994 (including form of Underwriting Agreement)
           (incorporated by reference to Exhibit 1.3 to the
           Registration Statement on Form S-3 filed by Union Oil and
           Unocal on August 2, 1994 (Registration Nos. 33-54861 and
           33-54861-01)).
     1.4   Standard Underwriting Provisions for Trust Preferred
           Securities, June 1998 (including form of Underwriting
           Agreement) (incorporated by reference to Exhibit 1.4 to the
           Registration Statement on Form S-3 filed by Union Oil,
           Unocal and Unocal Capital Trust II on July 2, 1998
           (Registration Nos. 333-58415, 333-58415-01 and
           333-58415-02)).
     1.5   Form of Distribution Agreement for Guaranteed Medium-Term
           Notes, Series C, of Union Oil (including form of Purchase
           Agreement) (incorporated by reference to Exhibit 1.5 to the
           Registration Statement on Form S-3 filed by Union Oil,
           Unocal and Unocal Capital Trust II on July 2, 1998
           (Registration Nos. 333-58415, 333-58415-01 and
           333-58415-02)).
     3.1   Restated and Amended Articles of Incorporation of Union Oil
           Company of California, as amended through April 1, 1999, and currently in effect (incorporated by reference to Exhibit
           99.1 to Unocal's Quarterly Report on Form 10-Q for the
           quarter ended March 31, 1999 (File No. 1-8483)).
     3.2   Bylaws of Union Oil Company of California, as amended
           through January 1, 2001, and currently in effect
           (incorporated by reference to Exhibit 99 to Unocal's Current
           Report on Form 8-K, dated December 8, 2000 (File No.
           1-8483)).
     3.3   Restated Certificate of Incorporation of Unocal Corporation,
           dated as of January 31, 2000, as currently in effect
           (incorporated by reference to Exhibit 3.1 to Unocal's Annual
           Report on Form 10-K, as amended, for the year ended December
           31, 1999 (File No. 1-8483)).
     3.4   Bylaws of Unocal Corporation, as amended through December 3,
           2002, and currently in effect (incorporated by reference to
           Exhibit 3 to Unocal's Current Report on Form 8-K, dated
           December 3, 2002 (File No. 1-8483)).
     3.5   Certificate of Trust of Unocal Capital Trust II
           (incorporated by reference to Exhibit 3.5 to the
           Registration Statement on Form S-3 filed by Union Oil,
           Unocal and Unocal Capital Trust II on July 2, 1998
           (Registration Nos. 333-58415, 333-58415-01 and
           333-58415-02)).
     4.1   Form of Unocal Common Stock Certificate (incorporated by
           reference to Exhibit 4.8 to Registration Statement on Form
           S-4 filed by Unocal Corporation on July 30, 1996
           (Registration Nos. 333-09137 and 333-09137-01)).
     4.2   Rights Agreement, dated as of January 5, 2000, between
           Unocal and Mellon Investor Services, LLC, as Rights Agent
           (incorporated by reference to Exhibit 4 to Unocal's Current
           Report on Form 8-K dated January 5, 2000 (File No. 1-8483)), as amended by (1) Amendment to Rights Agreement, dated as of
           March 27, 2002 (incorporated by reference to Exhibit 10 to
           Unocal's Current Report on Form 8-K dated March 27, 2002
           (File No. 1-8483)) and (2) Amendment No. 2 to Rights
           Agreement, dated as of August 2, 2002 (incorporated by
           reference to Exhibit 10 to Unocal's Current Report on Form
           8-K dated August 2, 2002 (File No. 1-8483)).
     4.3   Standard Multiple-Series Indenture Provisions, January 1991,
           of Union Oil, as issuer, and Unocal, as guarantor, dated
           January 2, 1991 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed by Union Oil
           and Unocal on January 2, 1991 (Registration Nos. 33-38505
           and 33-38505-01)).

EXHIBIT
NUMBER                               EXHIBIT
-------                              -------
     4.4   Form of Indenture for Senior Debt Securities, dated as of
           February 3, 1995, among Union Oil, as issuer, Unocal, as
           guarantor, and J.P. Morgan Trust Company, National
           Association, as successor trustee (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3
           filed by Union Oil and Unocal on August 2, 1994
           (Registration Nos. 33-54861 and 33-54861-01)).
     4.5   Form of Indenture for Subordinated Debt Securities of Union
           Oil, as issuer, and Unocal, as guarantor (incorporated by
           reference to Exhibit 4.7 to the Registration Statement on
           Form S-3 filed by Union Oil and Unocal on August 2, 1994
           (Registration Nos. 33-54861 and 33-54861-01)).
     4.6   Form of Warrant Agreement for Guaranteed Debt Securities of
           Union Oil (including form of Warrant Certificate)
           (incorporated by reference to Exhibit 4.8 to the
           Registration Statement on Form S-3 filed by Union Oil and
           Unocal on August 2, 1994 (Registration Nos. 33-54861 and
           33-54861-01)).
     4.7   Form of Warrant Agreement for Preferred Stock of Unocal
           (including form of Warrant Certificate) (incorporated by
           reference to Exhibit 4.9 to the Registration Statement on
           Form S-3 filed by Union Oil and Unocal on August 2, 1994
           (Registration Nos. 33-54861 and 33-54861-01)).
     4.8   Form of Warrant Agreement for Common Stock of Unocal
           (including form of Warrant Certificate) (incorporated by
           reference to Exhibit 4.10 to the Registration Statement on
           Form S-3 filed by Union Oil and Unocal on August 2, 1994
           (Registration Nos. 33-54861 and 33-54861-01)).
     4.9   Form of Multiple-Series Indenture (Junior Subordinated
           Indenture), dated as of September 11, 1996, between Unocal and The Bank of New York, as trustee (incorporated by
           reference to Exhibit 4.3 to Amendment No. 1 to Registration
           Statement on Form S-4 filed by Unocal on August 7, 1996
           (Registration Nos. 333-09137 and 333-09137-01)).
     4.10* Form of Second Supplemental Indenture, between Unocal and
           The Bank of New York, as trustee, including form of Junior
           Subordinated Debenture.
     4.11  Declaration of Trust of Unocal Capital Trust II
           (incorporated by reference to Exhibit 4.10 to the
           Registration Statement on Form S-3 filed by Union Oil,
           Unocal and Unocal Capital Trust II on July 2, 1998
           (Registration Nos. 333-58415, 333-58415-01 and
           333-58415-02)).
     4.12* Form of Amended and Restated Declaration of Trust of Unocal
           Capital Trust II, including form of Trust Preferred
           Security.
     4.13* Form of Preferred Securities Guarantee Agreement, Unocal
           Capital Trust II (the Guarantee).
     4.14  Form of Senior and Subordinated Security (incorporated by reference to Exhibit 4.11 to the Registration Statement on
           Form S-3 filed by Union Oil and Unocal on August 2, 1994
           (Registration Nos. 33-54861 and 33-54861-01)).
     4.15  Form of Temporary Global Bearer Fixed Rate Security
           (incorporated by reference to Exhibit 4.12 to the
           Registration Statement on Form S-3 filed by Union Oil and
           Unocal on August 2, 1994 (Registration Nos. 33-54861 and
           33-54861-01)).
     4.16  Form of Permanent Global Bearer Fixed Rate Security
           (incorporated by reference to Exhibit 4.13 to the
           Registration Statement on Form S-3 filed by Union Oil and
           Unocal on August 2, 1994 (Registration Nos. 33-54861 and
           33-54861-01)).
     4.17  Form of Fixed Rate Registered Medium-Term Note (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 filed by Union Oil and Unocal on August 2, 1994
           (Registration Nos. 333-58415, 333-58415-01 and
           333-58415-02)).
     4.18  Form of Floating Rate Registered Medium-Term Note
           (incorporated by reference to Exhibit 4.15 to the
           Registration Statement on Form S-3 filed by Union Oil and
           Unocal on August 2, 1994 (Registration Nos. 333-58415,
           333-58415-01 and 333-58415-02)).
     5.1*  Opinion of Charles O. Strathman, Esq.
     5.2*  Opinion of Morris, Nichols, Arsht & Tunnell.
    12.1*  Statement regarding computation of ratio of earnings to fixed charges for Union Oil.

---------------

* Filed herewith

EXHIBIT
NUMBER                               EXHIBIT
-------                              -------
    12.2*  Statement regarding computation of ratio of earnings to fixed charges for Unocal.
    23.1*  Consent of PricewaterhouseCoopers LLP.
    23.2   Consent of Charles O. Strathman, Esq. (contained in his
           opinion filed as Exhibit 5.1 to this Registration
           Statement).
    23.3   Consent of Morris, Nichols, Arsht & Tunnell (contained in
           its opinion filed as Exhibit 5.2 to this Registration
           Statement).
    24.1*  Power of Attorney, dated as of October 1, 2002, for Union
           Oil and Unocal.
    24.2   Power of Attorney for Unocal Capital Trust II (contained in the Certificate of Trust of Unocal Capital Trust II filed as
           Exhibit 3.5 to this Registration Statement).
    25.1   Form T-1 Statement of Eligibility and Qualification under
           the Trust Indenture Act of 1939, as amended, of the trustee under the indenture for Senior Debt Securities (incorporated by reference to Exhibit 25.1 to the Registration Statement on Form S-3 filed by Union Oil, Unocal and Unocal Capital
           Trust II on July 2, 1998 (Registration Nos. 333-58415,
           333-58415-01 and 333-58415-02)).
    25.2   Form T-1 Statement of Eligibility and Qualification under
           the Trust Indenture Act of 1939, as amended, of The Bank of
           New York, as trustee under the Junior Subordinated Indenture
           (incorporated by reference to Exhibit 25.2 to the
           Registration Statement on Form S-3 filed by Union Oil,
           Unocal and Unocal Capital Trust II on July 2, 1998
           (Registration Nos. 333-58415, 333-58415-01 and
           333-58415-02)).
    25.3   Form T-1 Statement of Eligibility and Qualification under
           the Trust Indenture Act of 1939, as amended, of The Bank of
           New York, as trustee under Unocal Capital Trust II's Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 25.3 to the Registration Statement on Form S-3
           filed by Union Oil, Unocal and Unocal Capital Trust II on
           July 2, 1998 (Registration Nos. 333-58415, 333-58415-01 and
           333-58415-02)).
    25.4   Form T-1 Statement of Eligibility and Qualification under
           the Trust Indenture Act of 1939, as amended, of The Bank of
           New York, as trustee under the Unocal's Guarantee for the
           benefit of the holders of the Trust Preferred Securities
           (incorporated by reference to Exhibit 25.4 to the
           Registration Statement on Form S-3 filed by Union Oil,
           Unocal and Unocal Capital Trust II on July 2, 1998
           (Registration Nos. 333-58415, 333-58415-01 and
           333-58415-02)).

---------------

* Filed herewith